Exhibit 10.2

SECURITY DEVICES INTERNATIONAL INC.
 as the Company
- and -
SECURITY DEVICES INTERNATIONAL CANADA CORP.
as the Guarantor
- and -
TSX TRUST COMPANY
as the Trustee

TRUST INDENTURE

Providing for Issuance of Debentures
As of December 7, 2016

TABLE OF CONTENTS
ARTICLE 1 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
1.1 Definitions
1.2 Compliance Certificates and Opinions
1.3 Effect of Headings and Table of Contents
1.4 Singular, Plural, Gender, Certain Phrases, etc.
1.5 Accounting
1.6 Successors and Assigns
1.7 Severability
1.8 Benefits of Indenture
1.9 Language
1.10    Payment on a Business Day
1.11    Currency
1.12     Schedules
ARTICLE 2 THE DEBENTURES
2.1 Fixed Limitation
2.2 Characteristics of Debentures
2.3 Signature on Debenture Certificates
2.4 Authentication
2.5 Debentures Equally Secured
2.6 Issue in Substitution for Lost Debenture Certificates
2.7 Registry and Transfer
2.8 Payment of Principal and Interest on Debentures
2.9 Form of Debentures and Authentication
2.10  Book Entry Only Debentures
2.11  Legends
2.12  Exchange of Debenture Certificates
2.13  Transfer of Debentures
2.14  Ownership of Debentures and Persons Entitled to Payment
2.15  Trustee Not Bound to Make Enquiries
2.16  Debentures Maturity Date
2.17  Deposit of Monies
2.18  Surrender of Debentures
2.19  Cancellation of Debentures
2.20  Repayment of Unclaimed Moneys
2.21  Redemption of Debentures
2.22  Purchase of Debentures
2.23  Closing of Registers
2.24  Withholding Tax
ARTICLE 3 CONVERSION RIGHTS
3.1 Definitions
3.2 Conversion Privilege
3.3 Revival of Right to Convert
3.4 Manner of Exercise of Right to Convert
3.5 No Fractional Shares
3.6 Adjustment of Conversion Price
3.7 Rules Regarding Calculation of Adjustment of Conversion Price
3.8 Reservation of Common Shares
3.9 Tax Reporting
ARTICLE 4 SECURITY
4.1 General Security Agreement
4.2 Intellectual Property Security Agreement
4.3 Guarantee
4.4 Pledge of Securities
4.5 Protection of the Trustee
4.6 Additional Obligors
ARTICLE 5 SUBORDINATION
5.1 Definitions
5.2 Agreement To Subordinate.
5.3 Trustee To Effectuate Subordination
5.4 Trustee Not Fiduciary for Holders of Senior Debt
5.5 Reliance by Holders of Senior Debt on Subordination Provisions
5.6 Company to Request Subordination
5.7 The Toronto-Dominion Bank
ARTICLE 6 CHANGE OF CONTROL
6.1 Definitions
6.2 Offer to Redeem
6.3 Manner of Acceptance
6.4 Payment of the Change of Control Payment
ARTICLE 7 COVENANTS
7.1 Covenants of Each Obligor
7.2 Compliance Certificates
ARTICLE 8 DEFAULT AND ENFORCEMENT
8.1 Events of Default
8.2 Remedies in Event of Default
8.3 Enforcement and Waiver by or at the Direction of Holders
8.4 Entry by the Trustee
8.5 Appointment of Receiver
8.6 Sale by Trustee
8.7 Purchaser of the Collateral
8.8 Application of Proceeds of Sale or Realization
8.9 Distribution of Proceeds
8.10  Persons Dealing with Trustee
8.11  Surrender by the Company
8.12  Trustee Appointed Attorney
8.13  Rights Cumulative
ARTICLE 9 TRUSTEE
9.1 Trust Indenture Legislation
9.2 Conditions Precedent to Trustee's Obligation to Act
9.3 Evidence
9.4 Delegation; Experts and Advisers
9.5 Documents, Money, Etc. Held by the Trustee
9.6 Environmental Indemnity
9.7 Action by Trustee to Protect Security
9.8 Trustee Not Required to Give Security
9.9 Protection of the Trustee
9.10  Replacement of the Trustee
9.11  Conflict of Interest
9.12  Acceptance of Trust
9.13  Rights and Duties of Trustee
9.14  Force Majeure
9.15  Not Bound to Act
ARTICLE 10 DISCHARGE
10.1  Discharge
ARTICLE 11 MEETINGS OF DEBENTURE HOLDERS
11.1  Right to Convene Meeting
11.2  Notice of Meetings
11.3  Chairman
11.4  Quorum
11.5  Power to Adjourn
11.6  Show of Hands
11.7  Poll
11.8  Voting
11.9  Proxies
11.10  Holdings by the Company Disregarded
11.11  Company and Trustee May be Represented
11.12  Regulation of Meetings
11.13  Powers Exercisable by Extraordinary Resolution
11.14  Powers Cumulative
11.15  Minutes
11.16  Instruments in Writing
11.17  Binding Effect of Resolutions
ARTICLE 12 CONSOLIDATION, MERGER, SALE, CONVEYANCE OR TRANSFER OF ASSETS
12.1  Merger, etc. of the Company
12.2  Successor Substituted
ARTICLE 13 SUPPLEMENTAL DEEDS
13.1  Provision for Supplemental Deeds
ARTICLE 14 NOTICES
14.1  Notice to Company
14.2  Notice to Holders
14.3  Notice to Trustee
14.4  Postal Service Interruption
ARTICLE 15 GOVERNING LAW
15.1  Governing Law and Submission to Jurisdiction
ARTICLE 16 EXECUTION

THIS INDENTURE is dated as of December 7, 2016 and is entered into
AMONG:
SECURITY DEVICES INTERNATIONAL INC. (the "Company"), a Delaware corporation,
- and –
SECURITY DEVICES INTERNATIONAL CANADA CORP. (the "Guarantor"), a Canada corporation
- and -
TSX TRUST COMPANY (the "Trustee"), a trust company existing under the laws of Canada.
RECITALS:
A. The Company wishes to create and issue the Debentures (as defined herein) and is authorized to do so.
B. The Company wishes to provide certain collateral security interests to the Trustee in support of their obligations to the Trustee.
C. All necessary resolutions of the board of directors of the Company have been passed and all other necessary acts or things have been done and performed to make this Indenture a legal, valid and binding agreement of the Company according to its terms.
D. The foregoing recitals are made as representations and statements of fact by the Company and not by the Trustee.
NOW THEREFORE in consideration of the mutual agreements contained herein and for other good and valuable consideration (the receipt and adequacy of which are acknowledged), the parties agree as follows:
ARTICLE 1
 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
1.1 Definitions
For all purposes of this Indenture, the following terms shall have the meanings assigned to them below:
(a)	"Act" mean the Personal Property Security Act (Ontario), as amended or re--enacted from time to time.
(b)	"Authenticated" means
(i)	with respect to the issuance of a Debenture Certificate, one which has been duly signed by the Company and authenticated by manual signature of an authorized officer of the Trustee,

(ii)	with respect to the issuance of an Uncertificated Debenture, one in respect of which the particulars of such Uncertificated Debenture are entered in the Register, and
(c)	"Authenticate", "Authenticating" and "Authentication" shall have the appropriate correlative meanings.
(d)	"Board" means the board of directors of the Company.
(e)	"Book Entry Only Debentures" means Debentures issued in the name of the Depository or its nominee on the Register.
(f)	"Book Entry Only Participants" means institutions that participate directly or indirectly in the Depository's book entry registration system for the Debentures.
(g)	"Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a statutory holiday for banking institutions in the City of Toronto.
(h)	"CAD," "CAD$" or "Canadian Dollars" are references to the lawful currency of Canada.
(i)	"CDS" shall mean CDS Clearing and Depository Services Inc., together with its successors from time to time.
(j)	"Certificated Debenture" means a Debenture evidenced by a Debenture Certificate.
(k)	"Closing Date" means the date on which the completion of the sale and issuance of Debentures occurs.
(l)	"Collateral" has the meaning given to that term in each general security agreement to be executed under Section 4.1.
(m)	"Common Shares" means the common stock, USD$0.001 par value per share, of the Company.

(n)	"company" means any corporation, incorporated association, incorporated syndicate or other incorporated organization.
(o)	"Counsel" means a firm of barristers and solicitors or attorneys, in each case selected by the Company and satisfactory to the Trustee, acting reasonably.
(p)	"Debentures" means the debentures issued and Authenticated hereunder and entitled to the benefit of the security hereof and for the time being outstanding.
(q)	"Debenture Certificate" means a certificate representing one or more Certificated Debentures substantially in the form of the certificate attached hereto as Schedule 2.2(b).
(r)
"Depository" in respect of the Book Entry Only Debentures, means CDS and includes any successor corporation or any other depository subsequently appointed by the Company and acceptable to the Trustee as the depository in respect of Book Entry Only Debentures.

(s)	"Event of Default" has the meaning specified in Section 8.1.
(t)
"Extraordinary Resolution" means (a) a resolution at any meeting of Holders (including an adjourned meeting) approved by greater than 66.66% of the votes cast upon such resolution, or (b) an instrument in writing signed in one or more counterparts by Holders holding greater than 66.66% of the principal amount of all of the outstanding Debentures.

(u)	"GAAP" means United States generally accepted accounting principles, consistently applied.
(v)
"Global Certificate" means a Debenture Certificate that is registered in the name of the Depository or its nominee pursuant to Section 2.9(b) for the purpose of being held by or on behalf of the Depository as custodian for Book Entry Only Participants.

(w)
"Global Debentures" means Debentures representing all or a portion of the aggregate number of Debentures issued in the name of the Depository represented by an Uncertificated Debenture, or if requested by the Depository or the Company, by a Global Certificate.

(x)	"Guarantee" means the guarantee entered into by the Guarantor under Section 4.3 and any entered into by any other Subsidiary under Section 4.3.
(y)	"Holder" means a person for the time being entered in the Register as a holder of one or more Debentures.
(z)	"Holders' Committee" has the meaning given to that term in Section 11.13(j).
(aa)	"Holders' Indemnity" has the meaning given to that term in Section 8.3(a).
(bb)
"Holders' Request" means an instrument signed in one or more counterparts by the Holder or Holders of not less than 10% of the principal amount of the Debentures outstanding for the time being (supported by a Resolution of Holders if and to the extent such Resolution may be required pursuant to the provisions hereof) requesting the Trustee or Company to take some action or proceeding specified therein;

(cc)	"Indemnified Parties" has the meaning specified in Section 9.6(1).
(dd)	"indenture legislation" has the meaning specified in Section 9.1.
(ee)
"Indenture", "herein", "hereby", "hereof", "hereunder" and similar expressions mean this indenture, as amended in accordance with the terms hereof from time to time, and not any particular article or section, and, unless the context otherwise indicates, all indentures supplemental hereto from time to time in effect; and the expression "Article" or "Section" followed by a number means the specified Article or Section of this Indenture.

(ff)	"Intercreditor and Subordination Agreement" has the meaning specified in Section 5.1(b).
(gg)	"Intellectual Property" has the meaning given to that term in the intellectual property security agreement attached as Schedule 4.2.

(hh)	"Interest Payment Date" has the meaning assigned to that term in Section 2.2(e).
(ii)	"Interest Record Date" means with respect to an Interest Payment Date, the seventh day prior to that Interest Payment Date.
(jj)	"Issuance Date" means the date on which the Debentures are originally issued.
(kk)	"liability" has the meaning specified in Section 9.6(2).
(ll)
"Lien" means any assignment, hypothec, mortgage, lien, charge, pledge, security interest, encumbrance, title retention agreement or other agreement or arrangement to secure the payment of any indebtedness or the performance of any other obligation, or any other transaction or arrangement which, in substance, is of the same effect or intent.

(mm)	"Maturity Date" means the date on which the Debentures become due and payable under Section 2.2(g) unless otherwise redeemed in accordance with the terms of this Indenture.
(nn)	"Obligor" means the Company and the Guarantor.
(oo)
"Officer's Certificate" means an instrument signed in the name of each Obligor by any one of the then Chief Executive Officer, President, Secretary or Chief Financial Officer of the Obligor or a senior officer of the Obligor designated by the Obligor, certifying the matters specified therein and delivered to the Trustee.

(pp)	"Permitted Liens" means:

(i)	any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP,
(ii)	any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent,
(iii)
any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings,

(iv)
Liens securing the purchase price of assets purchased or leased by the Obligors in the ordinary course of business; provided that (A) such Liens shall not extend to or cover any other property of the Company or its Subsidiaries, (B) the value of any such Lien shall not, individually, exceed USD$50,000 and (C) the value of all Liens incurred under this subsection 1.1(pp)(iv) while any Debenture is outstanding shall not exceed, in the aggregate, USD$500,000, and

(v)	Liens securing the Company's obligations under the Senior Notes and the Debentures.
(vi)	those Liens listed in Schedule 1.1(pp).
(qq)	"person" means any individual, corporation, partnership, joint venture, association, trust or unincorporated organization or any government or agency or political subdivision thereof.
(rr)	"receiver's certificates" has the meaning specified in Section 8.5(e).
(ss)	"Redeemed Portion" has the meaning specified in Section 2.21(1)(a).
(tt)	"Redemption Date" has the meaning specified in Section 2.21(5)
(uu)	"Redemption Notice" has the meaning specified in Section 2.21(1).
(vv)	"Redemption Price" has the meaning specified in Section 2.21(1).

(ww)	"Register" means the register of Holders maintained pursuant to Section 2.7.
(xx)	"Regulation S" means Regulation S under the U.S. Securities Act.
(yy)	"Required Holders" means Holders representing more than 50% of the aggregate principal amount of the Debentures then outstanding.
(zz)
"Resolution" means (a) a resolution at any meeting of Holders (including an adjourned meeting) approved by greater than 50% of the votes cast upon such resolution, or (b) an instrument in writing signed in one or more counterparts by Holders holding greater than 50% of the principal amount of all of the outstanding Debentures.

(aaa)
"Security Agreements" means (i) the general security agreement delivered under Section 4.1, (ii) the intellectual property security agreement delivered under Section 4.2, (iii) the guarantee delivered under Section 4.3, (iv) the share pledge agreement delivered under Section 5.4, and (v) any additional or other guarantees or security agreements delivered under the terms of this Indenture or any of the Security Agreements.

(bbb)
"Security Interest" means collectively the mortgage, charge, pledge, assignment, transfer of, and security interest in, the Collateral granted to the Trustee by each Obligor under this Indenture and the Security Agreements.

(ccc)
"Senior Notes" means the 10% Senior Secured Convertible Notes in the aggregate original principal amount of USD$1,500,000, issued pursuant to that certain Securities Purchase Agreement dated as of December 7, 2016 by and among the Company and the Purchasers as defined therein.  The Senior Notes are in the form and on the terms and conditions set out in Schedule 1.1(ccc).

(ddd)
"Stock Exchange" means the TSX Venture Exchange Inc. or, if the Common Shares of the Company cease to be listed on the TSX Venture Exchange Inc., such other exchange on which the Common Shares are listed and which forms the primary trading market for the Common Shares.

(eee)
"Subsidiary" means any person that is controlled by (i) the Company, (ii) the Company and one or more entities each of which is controlled by the Company, and (iii) two or more entities, each of which is controlled by the Company . Any person shall be deemed to "control" another person if such person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other person, whether through the ownership of voting securities, by contract or otherwise; and the term "controlled" shall have a similar meaning.

(fff)	"Successor Person" has the meaning specified in Section 12.1.
(ggg)	"Successor Person Transaction" has the meaning specified in Section 12.1
(hhh)
"Taxes" means all present and future taxes, duties, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties, additions to tax and other liabilities with respect thereto) that are imposed by any government or other taxing authority.

(iii)	"Trading Day" means any day on which the Stock Exchange is open for trading.
(jjj)	"Trustee" means TSX TRUST COMPANY, including its successors and assigns.
(kkk)	"Uncertificated Debenture" means any Debenture which is not a Certificated Debenture.
(lll)	"United States" means the United States as that term is defined in Regulation S.
(mmm)	"U.S. Person" means a U.S. person as such term is defined in Regulation S.
(nnn)	"U.S. Securities Act" means the United States Securities Act of 1933, as amended.

(ooo)	"U.S. Dollars" "USD" or "USD$" are references to United States dollars, the legal currency of the United States.
1.2 Compliance Certificates and Opinions
(1) The Company shall furnish the Trustee with evidence of compliance with the conditions in this Indenture relating to:
(a)	the issue, Authentication and delivery of Debentures;
(b)	the satisfaction and discharge of the Indenture; and
(c)	the taking of any other action to be taken by the Trustee at the request or on the application of the Company.
(2) Evidence of compliance referred to in Section 1.2(1) shall consist of:
(a)	an Officer's Certificate stating that such conditions have been complied with in accordance with the terms of this Indenture; and
(b)
in the case of conditions which in the reasonable opinion of the Trustee are subject to review by legal counsel, an opinion of Counsel that such conditions have been complied with in accordance with the terms of this Indenture.

(3) The Company shall also furnish to the Trustee evidence of compliance with every condition specified in this Indenture or the Security Agreements relating to any action not specified in Section 1.2(1) required or permitted to be taken by the Company under this Indenture as to which evidence of compliance is required to be furnished to the Trustee by this Indenture or is required by the Trustee to be furnished to it in the exercise of its rights, duties and obligations hereunder. Such evidence of compliance may consist of a report or opinion of any Counsel, auditor, accountant, engineer or appraiser or any other person whose qualifications give authority to a statement made by him, but if such report or opinion is provided by a director, officer or employee of the Company, it shall be in the form of an Officer's Certificate.
(4) Evidence of compliance required under Sections 1.2(1), 1.2(2), and 1.2(3) shall be in form acceptable to the Trustee acting reasonably.
1.3 Effect of Headings and Table of Contents
The division of this Indenture into Articles and Sections, the insertion of headings and the provision of a Table of Contents are for convenient reference only and shall not affect the construction or interpretation hereof.

1.4 Singular, Plural, Gender, Certain Phrases, etc.
Where the context permits and unless such interpretation would be inappropriate, words importing the singular only shall include the plural and vice versa and words importing gender may include any gender. In this Indenture and the Debentures, (i) the words "including" and "includes" mean "including (or includes) without limitation", and (ii) in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".
1.5 Accounting
Except as otherwise specifically provided herein, all accounting terms shall be applied and construed in accordance with generally accepted accounting principles in the United States of America.
1.6 Successors and Assigns
All covenants and agreements in this Indenture by each Obligor and the Trustee shall bind its successors and assigns, whether so expressed or not.
1.7 Severability
In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
1.8 Benefits of Indenture
Nothing in this Indenture or in the Debenture Certificates, expressed or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
1.9 Language
The parties to this Indenture hereby require that the Indenture be prepared in the English language. Les parties à cet acte de fiducie demandent par les presentes que l'acte de fiducie soit rédigé en anglais.
1.10 Payment on a Business Day
If any payment of principal or interest on the Debentures is provided to be paid on a day which is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding Business Day.
1.11 Currency
The equivalent amount of U.S, dollars represented by an amount denominated in Canadian dollars, or the equivalent amount of Canadian dollars represented by an amount denominated in United States dollars, shall be calculated based on the relevant currency exchange rate as published by The Wall Street Journal on the reference date for that calculation.

If a judgment or order made by any court for the payment of any amount in respect of any Debentures is expressed in a currency other than Canadian dollars, the Company will indemnify the relevant Holder against any deficiency arising from any variation in rates of exchange between the date as of which the Canadian dollar currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity will constitute a separate and independent obligation from the Company's other obligations under the Indenture, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due under the Indenture or the Debentures.
1.12 Schedules
Following are the schedules to this Indenture:
Schedule 1.1(pp) Permitted Liens
Schedule 1.1(ccc)                   Form of Senior Note
Schedule 2.2(b)  Debenture Certificate
Schedule 2.21(2) Redemption Notice
Schedule 4.1             General Security Agreement
Schedule 4.2             Intellectual Property Security Agreement
Schedule 4.3                 Guarantee
Schedule 4.4          Pledge Agreement
Schedule 5.1(b) Intercreditor and Subordination Agreement
ARTICLE 2
THE DEBENTURES
2.1 Fixed Limitation
The aggregate principal amount of Debentures which may be issued under this Indenture is limited to CAD$1,550,000, which Debentures may be issued hereunder only upon the terms and subject to the conditions herein provided.
2.2 Characteristics of Debentures
The Debentures shall be known as "Series B Convertible Secured Debentures" and shall be on the following terms:
(a)	Registered: Each Debenture shall be issued only in fully registered form.
(b)	Debenture Certificate: The Debenture Certificate shall be substantially in the form attached hereto as Schedule 2.2(b);
(c)	Designation: Each Debenture shall be issued as part of a single series designated as "Series B Convertible Secured Debentures";
(d)	Denominations: Each Debenture shall be issued for CAD$1,000 principal face value;
(e)
Issue Date and Interest: Each Debenture shall be endorsed with the date on which it is issued. The principal amount of each Debenture shall bear interest calculated (i) from and including the date of issue of the Debenture, or (ii) from and including the last Interest Payment Date, whichever shall be the later, to but excluding the next Interest Payment Date on so much of the principal as is outstanding from time to time at the rate of 12% per annum from its issue date up until the Maturity Date and thereafter so long as any of the principal amount is unpaid, calculated and paid semi-annually in arrears. The first such payment of interest shall be made on May 31, 2017 and subsequent payments of interest shall be made semi-annually thereafter on the last day of November and May, with a final payment to be made on the Maturity Date or such later date on which the principal amount is paid (each such date on which interest is to be paid being an "Interest Payment Date"). Any interest not paid on an Interest Payment Date shall be compounded on a semi-annual basis as and from that Interest Payment Date and shall thereafter bear interest at the rate of 12% per annum compounded as aforesaid until paid.

Interest shall be calculated on the basis of actual days elapsed over a 365 day year and shall be calculated from and including the date on which the Debenture is issued or the last Interest Payment Date (as applicable) to and excluding the following Interest Payment Date. Interest shall be calculated and paid both before and after maturity, default and judgment.
All payments of interest to be made on an Interest Payment Date shall be made to the Holders thereof in whose names the Debentures are registered at the close of business on the Interest Record Date with respect to that Interest Payment Date.  All payments that the Company makes under or with respect to the Debentures shall comply with Section 2.24

(f)
Maximum Effective Interest Rate:  Notwithstanding any other provision of the Debentures or this Indenture (including, for certainty, Section 2.21 (Redemption of Debentures) and Section ARTICLE 6 (Change of Control)), the effective rate of interest per annum may not exceed 25% and any payments otherwise required to be made to the Holders will be reduced as necessary for that purpose. The Company will provide written direction to the Trustee regarding any applicable adjustments required to be made to payments pursuant to this Section 2.2(f).

(g)	Maturity Date: Each Debenture shall become due and payable on June 6, 2019.
(h)	Payment in Canadian Funds: The principal and interest of the Debentures and all other sums which may be payable thereon, whether at maturity or otherwise, shall be payable in lawful money of Canada.
2.3 Signature on Debenture Certificates
All Debenture Certificates shall be signed on behalf of the Company (either manually or by facsimile) by any officer or director of the Company holding office at the time of signing. A facsimile signature upon any of the Debenture Certificates shall for all purposes of this Indenture be deemed to be the signature of the person whose signature it purports to be and to have been signed at the time such facsimile signature is reproduced. Notwithstanding that any such person whose signature, either manual or in facsimile, may appear on the Debenture Certificate is not an officer of the Company at the date of this Indenture or at the date of execution of the Debenture Certificates or at the date of the Authentication and delivery thereof, such Debenture Certificates shall be valid and binding upon the Company and entitled to the benefits of this Indenture.
2.4 Authentication
No Certificated Debenture shall be issued or, if issued, shall be obligatory, or shall entitle the holder to the benefits of this Indenture or to the Security Interest, until it has been Authenticated by manual signature on behalf of the Trustee. Such Authentication on any Certificated Debenture shall be conclusive evidence that such Debenture is duly issued, is a valid obligation of the Company and is secured hereby and entitled to the benefit hereof. The Trustee shall Authenticate Certificated Debentures only upon written direction of the Company.
No Uncertificated Debenture shall be considered issued and shall be obligatory or shall entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by entry on the Register of the particulars of the Uncertificated Debenture. Such entry on the Register of the particulars of an Uncertificated Debenture shall be conclusive evidence that such Uncertificated Debenture is a valid and binding obligation of the Company and that the holder is entitled to the benefits of this Indenture.
The Authentication by the Trustee of any Debentures whether by way of entry on the Register or otherwise shall not be construed as a representation or warranty by the Trustee as to the validity of the Indenture or such Debentures (except the due Authentication thereof) or as to the performance by the Company of its obligations under this Indenture, and the Trustee shall in no respect be liable or answerable for the use made of the Debentures or the proceeds thereof.
2.5 Debentures Equally Secured
Each Debenture as soon as issued, or as soon as transferred in accordance with the provisions of this Indenture, shall be equally and rateably secured hereby and equally entitled to the benefits hereof as if all of the Debentures had been issued simultaneously.

2.6 Issue in Substitution for Lost Debenture Certificates
If any Debenture Certificate issued and Authenticated hereunder shall become mutilated or be lost, stolen or destroyed, the Company shall issue and thereupon the Trustee shall Authenticate and deliver a new Debenture Certificate of like date and tenor upon surrender and cancellation of the mutilated Debenture Certificate or, in the case of a lost, destroyed or stolen Debenture Certificate in lieu of and in substitution for the same, and the substituted Debenture Certificate shall be in the form authorized under this Indenture with such endorsements thereon as the Trustee may approve for the purpose of indicating that it has been issued in substitution for a mutilated, lost, destroyed or stolen Debenture Certificate, and shall be entitled to the security hereof and rank equally in accordance with its terms with all other Debentures issued hereunder.
The applicant for a new Debenture Certificate pursuant to this Section shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Company and to the Trustee such evidence of ownership and of loss, destruction or theft of the Debenture Certificate so lost, destroyed or stolen as shall be satisfactory to the Company and to the Trustee in their discretion and such applicant may also be required to furnish an indemnity and surety bond in amount and form satisfactory to them in their discretion and shall pay the reasonable charges of the Company and the Trustee in connection therewith.
2.7 Registry and Transfer
The Trustee shall cause to be kept a Register at its principal office in Toronto, Ontario, in which shall be recorded the name and address of all Holders and the particulars of the Debentures held by them together with the particulars of any Debenture Certificate issued in substitution for previously issued Debentures pursuant to Section 2.6 hereof, and the particulars of any transfers of Debentures, in whole or in part.
The Register shall at all reasonable times be open for inspection by the Company or by any Holder, and the Trustee shall from time to time when requested to do so by the Company or any Holder, and upon payment of its reasonable fees, furnish the Company or the requesting Holder, as the case may be, with a list of the names and addresses of Holders entered on the Register and showing the principal amount, and serial numbers of the Debentures held by each such Holder.
The Trustee may make a charge to reimburse itself for any stamp taxes or governmental charges required to be paid by the Trustee. The Trustee may make a reasonable charge for the Trustee's services upon any exchange or transfer of Debentures. In the case of any exchange or transfer of debentures, payment of such charge will be made by the person requesting the exchange or transfer as a condition precedent to such exchange or transfer.
Any Holder may from time to time change its address in the Register by notice in writing to the Trustee and Company in the manner provided in Article 14 of the Indenture.
2.8 Payment of Principal and Interest on Debentures
As payments in respect of principal and interest on the Debentures become due,
(a)
the Company shall provide to the Trustee such payment by wire transfer to an account designated by the Trustee, at or before 10:00 a.m. on the second Business Day preceding the date on which payment of such principal or interest is due, as the case may be, for all amounts due in respect of such principal and interest on the Debentures to enable the Trustee to forward or cause to be forwarded such funds to the Holders on the applicable date on which payment is due;

(b)	the Trustee shall (except in cases of payments on maturity, redemption or repurchase which shall be made only upon presentation and surrender of the Debenture Certificates):

(i)
if the Holder has requested payment by wire transfer and provided all information required by the Trustee in that regard, make the payment by wire transfer to an account designated by the Holder on the date on which payment is due; or

(ii)
if the Holder has not requested payment by wire transfer or has not provided all information required by the Trustee in that regard at least 3 Business Days prior to the Interest Payment Date, on the date on which payment is due the Trustee shall forward or cause to be forwarded on the day on which such payment is due, by post, prepaid, addressed to the Holder, or, in the case of joint Holders, to one of such joint Holders, at the address of the Holder as shown in the Register a cheque for such payment, payable to the order of such Holder or in the case of joint holders to the order of all such joint Holders and negotiable at par.

In the case of any payment of interest, the forwarding of such funds by the Company to the Trustee and the subsequent delivery of such funds by the Trustee to the Holders in whose names the Debentures are registered at the close of business on the Interest Record Date with respect to the applicable Interest Payment Date by cheque or wire transfer shall satisfy and discharge the Company's liability for payment of the interest on the Debentures to the extent of the sums represented thereby, plus the amount of any withholding or other Taxes deducted, unless such cheque is not paid at par on presentation. In the event of the non-receipt of such cheque by the Holder, or the loss or destruction thereof, the Trustee on being furnished with reasonable evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to it shall issue to such Holder a replacement cheque for the amount of such cheque. Notwithstanding the foregoing, if the Trustee is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on each Debenture in the manner provided above, the Trustee may make payment of such interest or make such interest available for payment in any other manner acceptable to the Trustee with the same effect as though payment had been made in the manner provided above.
Subject to the foregoing provisions of this Section, each Debenture delivered upon the transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Debenture.
2.9 Form of Debentures and Authentication
The Debentures, including those issued to the Depository, may be issued as Certificated Debentures or as Uncertificated Debentures, other than Debentures issued to a U.S. Person, a person in the United States or to a person purchasing for the account or benefit of a person in the United States or a U.S. Person, which shall be issued as Certificated Debentures only.
(a)
Certificated Debentures: All Certificated Debentures shall be evidenced by a Debenture Certificate (including all replacements issued in accordance with this Indenture), substantially as set out in Schedule 2.2(b) hereto. Each Debenture Certificate shall be Authenticated manually on behalf of the Trustee. Each Debenture Certificate shall be signed by any duly authorized signatory of the Company; whose signature shall appear on the Debenture Certificate and may be printed, lithographed or otherwise mechanically reproduced thereon and, in such event, certificates so signed are as valid and binding upon the Company as if it had been signed manually. The Debenture Certificates may be engraved, printed or lithographed, or partly in one form and partly in another, as the Trustee may determine.

(b)
Uncertificated Debentures: The Company may, at its sole option, specify, in a written order of the Company delivered to the Trustee, that some or all of the Debentures are to be represented by one or more Global Certificates or Uncertificated Debentures registered in the name of the Depository or its nominee, and in such event the Company shall execute and the Trustee shall Authenticate and deliver such Global Certificates or Uncertificated Debentures that shall represent the aggregate number of outstanding Debentures to be represented by such Global Certificates or Uncertificated Debentures and bear or be deemed to bear a legend substantially to the following effect:

"UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. ("CDS") TO SECURITY DEVICES INTERNATIONAL INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE"

2.10 Book Entry Only Debentures
(1) Registration: Registration of beneficial interests in and transfers of Debentures held by the Depository shall be made only through the book entry registration system of the Depository and no Debenture Certificates shall be issued in respect of such Debentures except where physical certificates evidencing ownership in such securities are required, as set out herein or as may be requested by the Depository, as determined by the Company, from time to time. Except as provided in Section 2.10(2), owners of beneficial interests in any Global Debentures shall not be entitled to have Debentures registered in their names and shall not receive or be entitled to receive Debenture Certificates or to have their names appear in the Register.
(2) Registration in the Name of the Depository: Notwithstanding any other provision in this Indenture, no Global Debentures may be exchanged in whole or in part for Debentures registered, and no transfer of any Global Debentures in whole or in part may be registered, in the name of any person other than the Depository for such Global Debentures or a nominee thereof unless:
(a)
the Depository notifies the Company that it is unwilling or unable to continue to act as depository in connection with the Book Entry Only Debentures and the Company is unable to locate a qualified successor;

(b)
the Company determines that the Depository is no longer willing, able or qualified to discharge properly its responsibilities as holder of the Global Debentures and the Company is unable to locate a qualified successor;

(c)	the Depository ceases to be a clearing agency or otherwise ceases to be eligible to be a depository and the Company is unable to locate a qualified successor;
(d)	the Company determines that the Debentures shall no longer be held as Book Entry Only Debentures through the Depository;
(e)	such right is required by applicable law, as determined by the Company and the Company's Counsel;
(f)	the Debenture is to be Authenticated to or for the account or benefit of a person in the United States or a U.S. Person; or
(g)
such registration is effected in accordance with the internal procedures of the Depository and the Trustee, following which, Debentures for those holders requesting the same shall be registered and issued to the beneficial owners of such Debentures or their nominees as directed by the Depositary.

The Company shall provide an Officer's Certificate giving notice to the Trustee of the occurrence of any event outlined in Sections 2.10(2)(a) through (f) hereof.

(3) Exchange of Global Debentures: Subject to the provisions of Section 2.10(2), any exchange of Global Debentures for Debentures which are not Global Debentures may be made in whole or in part in accordance with the provisions of Section 2.13 hereof, mutatis mutandis. All such Debentures issued in exchange for a Global Debenture or any portion thereof shall be registered in such names as the Depository for such Global Debentures shall direct and shall be entitled to the same benefits and subject to the same terms and conditions (except insofar as they relate specifically to Global Debentures) as the Global Debentures or portion thereof surrendered upon such exchange.
(4) Rights of Beneficial Owners: The rights of beneficial owners of Debentures who hold securities entitlements in respect of the Debentures through the book entry registration system shall be limited to those established by applicable law and agreements between the Depository and the Book Entry Only Participants and between such Book Entry Only Participants and the beneficial owners of Debentures who hold securities entitlements in respect of the Debentures through the book entry registration system of the Depository, and such rights must be exercised through a Book Entry Only Participant in accordance with the rules and procedures of the Depository.
(5) Limitation of Liability: Notwithstanding anything herein to the contrary, neither the Company nor the Trustee nor any agent thereof shall have any responsibility or liability for:
(a)
the electronic records maintained by the Depository relating to any ownership interests or any other interests in the Debentures or the depository system maintained by the Depository, or payments made on account of any ownership interest or any other interest of any person in any Debenture represented by an electronic position in the book entry registration system (other than the Depository or its nominee);

(b)	maintaining, supervising or reviewing any records of the Depository or any Book Entry Only Participant relating to any such interest; or
(c)
any advice or representation made or given by the Depository or any Book Entry Only Participant that relate to the rules and regulations of the Depository or any action to be taken by the Depository on its own direction or at the direction of any Book Entry Only Participant.

2.11 Legends
(1) Certificated Debenture and Global Debenture: Each Certificated Debenture and each Global Debenture issued on the Closing Date (and each such Certificated Debenture or Global Debenture, as the case may be, issued in exchange therefor or in substitution thereof) shall bear or be deemed to bear the following legend or such variations thereof as the Company may prescribe from time to time:
(a)	if issued before the date which is four months and one day after the Closing Date
"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY (AND ANY SECURITY INTO WHICH THIS SECURITY MAY BE CONVERTED) MUST NOT TRADE THE SECURITY BEFORE [THE DATE WHICH IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE WILL BE INSERTED].

(b)	if issued before the date which is six months and one day after the Closing Date
"THE DEBENTURES (AND THE COMMON SHARES INTO WHICH THE DEBENTURES MAY BE CONVERTED) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S PROMULGATED UNDER THE U.S. SECURITIES ACT). THE DEBENTURES ARE BEING OFFERED ONLY TO NON-U.S. PERSONS OUTSIDE THE UNITED STATES IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IN RELIANCE ON REGULATION S, PURCHASERS OF THE DEBENTURES MAY NOT OFFER TO SELL, SELL, PLEDGE OR OTHERWISE TRANSFER THE DEBENTURES (OR ANY COMMON SHARES INTO WHICH THE DEBENTURES MAY BE CONVERTED) IN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF ANY U.S. PERSON UNLESS SUCH OFFER, SALE, PLEDGE OR TRANSFER IS REGISTERED UNDER THE U.S. SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THE DEBENTURES MAY NOT BE CONVERTED INTO COMMON SHARES BY OR ON BEHALF OF ANY U.S. PERSON EXCEPT PURSUANT TO SUCH REGISTRATION OR AN EXEMPTION THEREFROM. HEDGING TRANSACTIONS INVOLVING THE DEBENTURES OR THE COMMON SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT."
(c)	if required under Stock Exchange rules, and the Trustee is instructed by the Company to insert the following legend (the "TSXV Legend"):
"WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE (AND ANY SECURITY INTO WHICH THIS SECURITY MAY BE CONVERTED) MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [INSERT DATE]."
(2) Certificates for Common Shares: Each certificate evidencing Common Shares issued upon conversion of any Debenture or any portion thereof in accordance with Article 3 hereof shall, bear the following legend or such variations thereof as the Company may prescribe from time to time:
(a)	if issued before the date which is four months and one day after the Closing Date
"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE WHICH IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE WILL BE INSERTED]."
(b)	if issued before the date which is six months and one day after the Closing Date
"THE COMMON SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") AND MAY NOT BE OFFERED OR SOLD THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S PROMULGATED UNDER THE U.S. SECURITIES ACT). THE COMMON SHARES ARE BEING OFFERED AND SOLD ONLY TO NON-U.S. PERSONS OUTSIDE THE UNITED STATES IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IN RELIANCE ON REGULATION S, HOLDERS OF THE COMMON SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT OFFER TO SELL, SELL, PLEDGE OR OTHERWISE TRANSFER THE COMMON SHARES IN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF ANY U.S. PERSON UNLESS SUCH OFFER, SALE, PLEDGE OR TRANSFER IS REGISTERED UNDER THE U.S. SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. HEDGING TRANSACTIONS INVOLVING THE COMMON SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT."
(c)	if the Debenture being converted in whole or in part contains a TSXV Legend, bear the following legend or such variations thereof as the Company may prescribe from time to time:
"WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [INSERT DATE]."

(3) Compliance with Legend: Notwithstanding any other provisions of this Indenture, in processing and registering transfers of Debentures, no duty or responsibility whatsoever shall rest upon the Trustee to determine the compliance by any transferor or transferee with the terms of the legends contained in this Section 2.11, or with the relevant securities laws or regulations, including, without limitation, Regulation S, and the Trustee shall be entitled to assume that all transfers are legal and proper.
2.12 Exchange of Debenture Certificates
One or more Debenture Certificates representing any number of Debentures may, at any time on compliance with the reasonable requirements of the Trustee, be exchanged for one or more Debenture Certificates of different denominations representing in the aggregate the same number of Debentures as the Debenture Certificate(s) being exchanged. Debenture Certificates may be exchanged only at the address of the Trustee or at any other place designated by the Company with the approval of the Trustee. No charge will be levied on a presenter of a Debenture Certificate pursuant to this Indenture for the exchange of any Debenture Certificate.
Any Debenture Certificate tendered for exchange pursuant to this Section 2.12 shall be surrendered to the Trustee and cancelled.
2.13 Transfer of Debentures
The Debentures may only be transferred on the Register by the Holder or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee and only upon (1) in the case of a Debenture Certificate, surrendering to the Trustee the Debenture Certificates representing the Debentures to be transferred together with a duly executed form of transfer (in the form attached to the Debenture Certificate), (2) in the case of Book Entry Only Debentures, in accordance with procedures prescribed by the Depository under the book entry registration system, and (3) upon compliance with (i) the conditions herein; (ii) such reasonable requirements as the Trustee may prescribe; and (iii) all applicable securities legislation and requirements of regulatory authorities.
Upon compliance with such requirements, the Trustee shall issue to the transferee a Debenture Certificate, or the Trustee shall Authenticate and deliver a Debenture Certificate upon request that part of the Global Debenture be certificated, and Debentures that are held as Book Entry Only Debentures shall be transferred and recorded through the relevant Book Entry Only Participant in accordance with the book entry registration system as the entitlement holder in respect of such Debentures.
Notwithstanding any other provision of this Indenture, neither the Trustee nor the Company shall be obligated to register the transfer of the Debentures not made in accordance with Regulation S or pursuant to registration under the U.S. Securities Act or an available exemption therefrom and the Company may request such documentation as it deems appropriate to assure compliance with such requirements.
2.14 Ownership of Debentures and Persons Entitled to Payment
The person in whose name any Debenture shall be registered shall be deemed the owner thereof for all purposes of this Indenture and payment of or on account of the interest or principal on such Debenture shall be made only to or upon the order in writing of the Holder and such payment shall be a good and sufficient discharge to the Company and the Trustee for the amount so paid. Neither the Company nor the Trustee will be liable or responsible to any person for any aspect of the records related to or payments made on account of beneficial interests in any Global Debenture or for maintaining, reviewing or supervising any records relating to such beneficial interests.
2.15 Trustee Not Bound to Make Enquiries
The Trustee, prior to the Authentication and delivery of any Debentures under any of the provisions of this Indenture, shall not be bound to make any enquiry or investigation into the correctness of the matters set forth in any of the resolutions, opinions, certificates or other documents required by the provisions hereof, but shall be entitled to accept and act upon the resolutions, opinions, certificates and other documents provided, however, that the Trustee may in its discretion cause to be made such independent investigation as it may see fit.

2.16 Debentures Maturity Date
All outstanding Debentures shall become due and payable on the Maturity Date. From and after the later of the Maturity Date and the date on which the monies necessary to pay and discharge such Debentures shall have been deposited as provided in Section 2.17, interest on the Debentures shall cease to accrue and the Debentures shall become void except as evidence of the each Holder's entitlement to the monies so deposited.
2.17 Deposit of Monies
The Company shall, as provided in Section 2.8(a), deposit with the Trustee in trust for the Holders, such sums as may be sufficient in aggregate to pay all amounts which are due and owing under the Debentures on the Maturity Date, and, if required by the Trustee, a sum sufficient to pay any charges or expenses which may be incurred by the Trustee. From the sums so deposited the Trustee shall pay or cause to be paid to the Holders, upon surrender of their Debentures, all amounts which are due and owing on such Debentures on the Maturity Date.
2.18 Surrender of Debentures
On the Maturity Date, the Holder of a Certificate Debenture shall surrender that Holder's Debenture Certificate to the Trustee at the offices of the Trustee as shown in the Debenture Certificate, or at such other offices of the Trustee or its paying agent as the Trustee may notify the Holder in writing, against delivery by the Trustee or its paying agent of all principal and interest owing on the respective Debenture. If any Holder of a Certificated Debenture fails to surrender any Debenture Certificate within 30 days of the Maturity Date, the amount necessary to pay and discharge the principal and interest owing on such Debentures may be set aside by the Trustee in trust for such Holder, to be held without interest in a separate account maintained at a Canadian chartered bank, and such setting aside shall for all purposes be deemed a payment to the Holder of the sum so set aside. The Holder's Debentures shall thereafter not be considered as outstanding to the extent of such payment and the Holder shall have no right except to receive payment out of the monies so paid and deposited of the principal and interest owing on such Debentures upon surrender and delivery of such Debenture Certificates.
2.19 Cancellation of Debentures
(1) Subject to Section 2.19(3), all Debenture Certificates surrendered under any provision of this Indenture shall be delivered to and cancelled by the Trustee.
(2) Subject to Section 2.19(3), all Debenture Certificates which shall have been delivered to and cancelled by the Trustee shall be destroyed by the Trustee and, if requested in writing by the Company, the Trustee shall furnish to it a destruction certificate setting forth the numbers and denominations of the Debenture Certificates so destroyed.
(3) If the Debenture Certificate surrendered under any provision of this Indenture is a Global Debenture and if the entire principal amount represented by that Debenture Certificate is not discharged as a result of the action taken under that provision of this Indenture:
(a)
the obligation to surrender a Debenture Certificate to the Trustee shall be satisfied if (i) the Trustee makes a notation on Exhibit "1" to the Global Certificate of the reduction in the principal amount thereof resulting from the action taken under that Section, and (ii) the Debenture Trustee is provided with all other documentation which it may reasonably request; and

(b)
so long as the requirements of Section 2.19(3)(a) are satisfied, the Trustee shall be under no obligation to destroy the Debenture Certificate and the Trustee shall instead deliver the revised Debenture Certificate to the Depository or its nominee.

2.20 Repayment of Unclaimed Moneys
Any moneys set aside under Section 2.18 hereof and not claimed by and paid to Holders as therein provided within six years after the date of such setting aside, subject to any escheatment and unclaimed property laws, shall be repaid to the Company by the Trustee on written demand by the Company and thereupon the Trustee shall be released from all further liability with respect to such moneys and thereafter the Holders in respect of which such moneys were so repaid to the Company shall have no rights in respect thereof except to obtain payment of the moneys so repaid from the Company.
2.21 Redemption of Debentures
(1) The Company shall have the right at its option to redeem the Debentures, in whole or in part from time to time, on not less than 30 days prior notice (the "Redemption Notice") to the Trustee and the Holders of Debentures to be redeemed. Upon any such redemption, the Company shall pay to the Holders of Debentures to be redeemed an amount (the "Redemption Price") equal to:
(a)
if the Redemption Notice is given on or before the first anniversary of the Issuance Date, the sum of (i) the principal amount of the Debentures to be redeemed (the "Redeemed Portion"), plus (ii) an amount equal to the interest which is accrued and unpaid on the Redeemed Portion up to the Redemption Date, plus (iii) an interest bonus equal to 100% of the interest which would have been earned on the Redeemed Portion from the Redemption Date up to the Maturity Date; and

(b)
if the Redemption Notice is given after the first anniversary of the Issuance Date, the sum of (i) the principal amount of the Redeemed Portion, plus (ii) an amount equal to the interest which is accrued and unpaid on the Redeemed Portion up to the Redemption Date, plus (iii) an interest bonus equal to 50% of the interest which would have been earned on the Redeemed Portion from the Redemption Date up to the Maturity Date.

(2) The Redemption Notice shall be in the form set out in Schedule 2.21(2) to this Indenture and the Redemption Notice shall be given in the manner provided in Sections 14.2 and 14.3.
(3) At any time prior to redemption, the holders of Debentures to be redeemed may exercise their right to convert the Debentures to be redeemed into Common Shares as provided in ARTICLE 3.
(4) The Company shall, at least five days before the date upon which a Redemption Notice is to be given, notify the Trustee of (A) its intention to redeem such Debentures, (B) the aggregate principal amount of Debentures to be redeemed, and (C) the Redemption Price to be paid.
If less than all the outstanding Debentures are to be redeemed, the Debentures registered in the name of each Holder shall be redeemed on a pro-rata basis, to the nearest multiple of CAD$1,000, in accordance with their proportional share of the outstanding principal amount of the Debentures.
Debentures in denominations in excess of CAD$1,000 may be selected and called for redemption in part only (such part being CAD$1,000 or an integral multiple thereof) and, unless the context otherwise requires, references to Debentures in this Section 2.21 shall be deemed to include any such part of the principal amount of Debentures which shall have been so selected and called for redemption. The Holder of any Certificated Debenture called for redemption in part only, upon surrender of such Debenture Certificate for payment, shall be entitled to receive, without expense to such Holder, a new Debenture Certificate for the unredeemed portion of the Debenture so surrendered, and the Company shall execute and the Trustee shall Authenticate and deliver, at the expense of the Company, such new Debenture Certificate upon receipt of the Debenture Certificate so surrendered.
(5) Upon a Redemption Notice being given in accordance with this Section 2.21, the Redemption Price shall be and become due and payable on the date specified in the Redemption Notice (the "Redemption Date") and with the same effect as if that date was the Maturity Date of such Debentures. The Redemption Price will be payable upon presentation and surrender of the Debentures called for redemption at the office of the Trustee. From and after such Redemption Date, interest shall cease on the Debentures called for redemption, unless payment of the Redemption Price shall not be made on presentation for surrender of such Debentures on or after the Redemption Date.
Upon the Debentures being called for redemption, the Company shall deposit with the Trustee, in accordance with Section 2.8(a), such sums as are sufficient to pay the aggregate Redemption Price. From the sums so deposited, the Trustee shall pay or cause to be paid to the Holders, upon surrender of the Debentures, the Redemption Price of the Debentures so surrendered.

(6) All Debentures which are redeemed under this Section 2.21 shall be cancelled and the Company shall not reissue any redeemed Debentures.
2.22 Purchase of Debentures
Provided that no Event of Default has occurred and is continuing, the Company may purchase all or any of the Debentures in the open market (which shall include purchase from or through an investment dealer) or by tender or by private contract at any price, subject to compliance with applicable securities laws. If an Event of Default has occurred and is continuing, the Company may purchase all or any of the Debentures as aforesaid with the exception of by private contract.
If, upon an invitation for tenders, more Debentures than the Company is prepared to accept are tendered at the same lowest price, the Debentures to be purchased by the Company will be selected by the Trustee in such manner as the Company may deem equitable (which may include pro rata) as the Trustee will be directed in writing by the Company, from the Debentures tendered by each tendering Holder who tendered at such lowest price. The Holder of any Certificated Debenture of which a part only is purchased, upon surrender of such Debenture Certificate for payment, shall be entitled to receive, without expense to such Holder, a replacement Debenture Certificate for and evidencing the same obligation as the unpurchased part so surrendered and the Trustee, upon receipt of the written direction of the Company, shall Authenticate and deliver such replacement Debenture Certificate upon receipt of the Debenture Certificate so surrendered.
All Debentures purchased under this Section 2.22 shall be delivered by the Company to the Trustee for cancellation and the Company shall not reissue any such purchased Debentures.
2.23 Closing of Registers
Neither the Company nor the Trustee nor any registrar shall be required to:
(a)	make transfers, exchanges or conversions of Debentures on any Interest Payment Date for such Debentures or during the seven preceding days;
(b)	make transfers, exchanges or conversions of Debentures on the date of any selection by the Trustee of Debentures to be redeemed or during the seven preceding days; or
(c)	make transfers, exchanges or conversions of any Debentures which have been selected or called for redemption unless, upon due presentation thereof for redemption, such Debenture shall not be redeemed.
2.24 Withholding Tax
(1) All payments that the Company makes under or with respect to the Debentures and that any Guarantor makes under or with respect to any Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of Canada or any other jurisdiction (i) in which the Company or any Guarantor is incorporated, organized or otherwise resident or doing business for tax purposes or (ii) from or through which the Company, any Guarantor or any of their paying agents makes any payment under or with respect to the Debentures or any Guarantee, or by, in each case any political subdivision or taxing authority or agency thereof or therein (each, a "Relevant Taxing Jurisdiction"), unless withholding or deduction is then required by law.  If the Company or any Guarantor or any other applicable withholding agent is required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction in respect of any payment made under or with respect to the Debentures or any Guarantee, the Company or such Guarantor, as the case may be, will pay such additional amounts ("Additional Amounts") as may be necessary to ensure that the net amount received by each Holder or beneficial owner of the Debentures after such withholding or deduction (including any withholding or deduction attributable to the Additional Amounts) will be not less than the amount the beneficial owner would have received if such Taxes had not been required to be withheld or deducted.
(2) Neither the Company nor any Guarantor will, however, pay Additional Amounts to a Holder or beneficial owner of Debentures in respect or on account of:

(a)
any Tax that would not have been imposed or levied by a Relevant Taxing Jurisdiction, but for the Holder's or beneficial owner's present or former connection with such Relevant Taxing Jurisdiction (other than any connection arising solely from the acquisition, ownership or disposition of the Debentures, the receipt of payments under or with respect to such Debentures or a Guarantee, or the exercise or enforcement of rights under or with respect to the Debentures or any Guarantee);

(b)	any Tax imposed by reason of a Holder, beneficial owner or any other recipient of a payment being a Person with whom the Company or any Guarantor does not deal at arm's length;
(c)
any Tax that is imposed or withheld by reason of the failure of the Holder or beneficial owner of Debentures, following the Company's written request addressed to the Holder or beneficial owner (and made at a time that would enable the Holder or beneficial owner acting reasonably to comply with that request, and in all events at least 30 calendar days before the relevant date on which payment under or with respect to the Debentures or any Guarantee is due and payable) to comply with any certification or identification requirements, whether required or imposed by statute, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction), but in each case only to the extent that the Holder or beneficial owner, as the case may be, is legally eligible to provide such certification;

(d)	any estate, inheritance, gift, sales, transfer or similar Taxes;
(e)
any Tax imposed on or with respect to any payment by the Company or a Guarantor to the Holder if such Holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that such Taxes would not have been imposed on such payment had the beneficiary, partner or other beneficial owner directly held the Note; provided that there is no material cost or material commercial or legal restriction to transferring the Debentures to the beneficiary, partner or other beneficial owner and only to the extent such Tax is imposed more than 90 days after the Company notifies such Holder of the imposition of such Tax and requests the Holder to make such a transfer; or

(f)
any Tax that is imposed or levied by reason of the presentation (where presentation is required in order to receive payment) of the Debentures for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficial owner or Holder thereof would have been entitled to Additional Amounts had the Debentures been presented for payment on any date during such 30 day period;

(3) The Company and each Guarantor, if they are the applicable withholding agents, will (i) make such withholding or deduction required by applicable law and (ii) remit the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law.
(4) At least 30 calendar days prior to each date on which any payment under or with respect to the Debentures is due and payable, if the Company and any Guarantor will be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Debentures is due and payable, in which case it will be promptly thereafter), the Company will deliver to the Trustee an Officer's Certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information (other than the identities of Holders and beneficial owners) necessary to enable the Trustee to pay such Additional Amounts to Holders and beneficial owners on the relevant payment date. The Company will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing payment of such Additional Amounts.
(5) The Company or the relevant Guarantor will take reasonable efforts to furnish to the Trustee or a Holder within a reasonable time certified copies of tax receipts evidencing the payment by the Company or such Guarantor, as the case may be, of any Taxes imposed or levied by a Relevant Taxing Jurisdiction.  If, notwithstanding the reasonable efforts of the Company or such Guarantor to obtain such receipts, the same are not obtainable, then the Company or such Guarantor will provide such Holder with other evidence reasonably satisfactory to the Holder of such payment by the Company or such Guarantor.

(6) The Company and each Guarantor will pay any present or future stamp, issue, registration, court documentation, intangible, recording, filing, excise or property Taxes or other similar Taxes imposed by any Relevant Taxing Jurisdiction in respect of any payment under or with respect to the Debentures or any Guarantee, the execution, issue, delivery or registration of the Debentures, any Guarantee or this Indenture or any other document or instrument referred to thereunder and any such Taxes imposed by any jurisdiction as a result of, or in connection with, the enforcement of the Debentures, such Guarantee or this Indenture or any such other document or instrument following the occurrence of any Event of Default with respect to the Debentures.
(7) The preceding provisions will survive any termination, defeasance or discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor person to the Company or any Guarantor is organized, incorporated or otherwise resident or doing business for tax purposes or any jurisdiction from or through which such makes any payment under or with respect to the Debentures or any Guarantee, and in each case any political subdivision or taxing authority or agency thereof or therein.
Whenever this Indenture refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to the Debentures (including payments thereof made pursuant to any Note Guarantee), such reference includes the payment of Additional Amounts, if applicable.
The Trustee shall have no duty to determine whether Additional Amounts are payable or to calculate or verify the Company's calculations of any Additional Amounts.
ARTICLE 3
CONVERSION RIGHTS
3.1 Definitions
In this ARTICLE 3, the following terms shall have the following meanings:
(a)	"Conversion Date" has the meaning specified in Section 3.4(2).
(b)	"Conversion Notice" has the meaning specified in Section 3.4(1).
(c)	"Conversion Price" means the price at which the principal amount of a Debenture may be converted into Common Shares under this Article 3.
(d)	"Senior Note Conversion Price" means the Conversion Price as that term is defined in the Senior Notes, initially being USD$0.24.

3.2 Conversion Privilege
Subject to and upon compliance with the provisions of this Article, Section 2.23, and subject to the adjustments to the Conversion Price provided for below, a Holder may at any time or times prior to the earlier of the Maturity Date and the redemption of the Holder's Debentures convert the principal amount of that Holder's Debentures, or any portion of the principal amount thereof which is CAD$1,000 or an integral multiple of CAD$1,000, into Common Shares at a price per Common Share equal to the Conversion Price in effect on the Conversion Date (defined below). A Holder who converts a Debenture will receive a payment representing any accrued but unpaid interest thereon up to the Conversion Date.
Promptly upon notice from the Trustee to the Company stating that (a) a Holder has exercised the Holder's right to convert all or any part of that Holder's Debentures into Common Shares, and (b) the Conversion Date applicable to that conversion, the Company shall give written notice to the Trustee setting out the Conversion Price on that Conversion Date in Canadian dollars.
3.3 Revival of Right to Convert
If payment of the amounts required to be paid in connection with a redemption of a Debenture or the purchase of any Debenture which has been tendered in acceptance of an offer by the Company to purchase Debentures for cancellation, as the case may be, is not made (a) in the case of a redemption, upon due surrender of such Debenture or (b) in the case of a purchase, on the date on which such purchase is required to be made, as the case may be, then the right to convert such Debenture shall revive and continue as if such Debenture had not been called for redemption or tendered in acceptance of the Company's offer, respectively.
3.4 Manner of Exercise of Right to Convert
(1) In order to convert a Debenture into Common Shares, a Holder must deliver to the Trustee at its principal office in the City of Toronto and in such other place or places as the Company with the approval of the Trustee (acting reasonably) may designate, a conversion notice in the form attached at Appendix 1 to Schedule 2.2(b) or any other written notice in a form satisfactory to the Trustee (each, as "Conversion Notice"), in either case duly executed by the Holder or the Holder's executors or administrators or other legal representatives or the Holder's attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee, exercising the Holder's right to convert such Debenture in accordance with the provisions of this Article. If the Debenture being converted is represented by a Debenture Certificate, the Conversion Notice must also be accompanied by that Debenture Certificate; provided that with respect to a Global Debenture, the obligation to surrender a Debenture Certificate to the Trustee shall be satisfied if the Trustee makes a notation on the Global Certificate of the principal amount thereof so converted and the Debenture Trustee is provided with all other documentation which it may reasonably request. Thereupon, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Trustee, such Holder and/or his nominee(s) or assignee(s) shall be entitled to be entered in the books of the Company as at the Conversion Date (or such later date as is specified in Section 3.4(2)) as the holder of the whole number of Common Shares into which such Debenture is convertible in accordance with the provisions of this Article and, as soon as practicable thereafter, the Company shall deliver to such Holder and/or, subject as aforesaid, the Holder's nominee(s) or assignee(s), a certificate or certificates for such Common Shares and, if applicable, a cheque for any amount payable under Section 3.5 and any interest payable under Section 3.4(4).
(2) A Debenture shall be deemed to be surrendered for conversion on the date (herein called the "Conversion Date") on which the Conversion Notice, and any Debenture Certificate representing that Debenture, is surrendered in accordance with the provisions of this Article 3 or, in the case of a Global Debenture, on the date on which the Trustee receives the Conversion Notice and all necessary documentation in respect of the exercise of the conversion rights and, in the case of a Debenture so surrendered by post or other means of transmission, on the date on which it is received by the Debenture Trustee at one of its offices specified in Section 3.4(1); provided that if a Debenture Certificate is surrendered for conversion on a day or at a time on which the register of Common Shares is closed, the Conversion Date shall be the date on which such register is next reopened.
(3) The Holder of any Debenture Certificate (other than a Global Certificate on which a notation is made under Section 3.4(1)) of which part only is converted shall, upon the exercise of the Holder's right of conversion, surrender the Debenture Certificate to the Trustee and the Trustee shall cancel the same and shall without charge certify and deliver to the Holder a new Debenture Certificate in an aggregate principal amount equal to the unconverted part of the principal amount of the Debenture Certificate surrendered.
(4) The Holder of a Debenture surrendered for conversion shall be entitled to receive accrued and unpaid interest in respect the Debenture from the last Interest Payment Date up to but excluding the Conversion Date. The Common Shares issued upon such conversion shall for all purposes be deemed to be issued and outstanding as fully paid and non-assessable Common Shares on the Conversion Date and those Common Shares shall rank only in respect of dividends declared in favour of shareholders of record on or after the Conversion Date.
(5) If the Conversion Date is a date that is prior to the expiration of the distribution compliance period under Regulation S, the Holder, by delivering a Conversion Notice shall be deemed to have represented and warranted to the Trustee and the Company that such Holder is not a U.S. Person and that the Holder is not converting the Debentures on behalf of a U.S. Person.

3.5 No Fractional Shares
The Company will not issue fractional Common Shares upon the conversion of Debentures. If any fractional interest in a Common Share would, except for the provisions hereof, be deliverable upon the conversion of Debentures, the Company shall adjust for such fractional interest by paying to the Holder an amount in cash equal to the same fraction of the Conversion Price in effect on the Conversion Date; provided that no such payment shall be required if the amount of such payment is less than CAD$1.00.
3.6 Adjustment of Conversion Price
So long as there are any Senior Notes outstanding, the Conversion Price from time to time shall be the same as the Senior Note Conversion Price from time to time.  For certainty, any time that the Senior Note Conversion Price is changed, the Conversion Price will change to the new Senior Note Conversion Price.
The Company shall provide written notice to the Trustee and the Holders of any change to the Conversion Price.  The Company shall also give written notice to the Trustee once all of the Senior Notes have been repaid in full.
Attached as Schedule 1.1(ccc) is a copy of the form of the Senior Notes.  If there are no Senior Notes outstanding at any time when there are Debentures outstanding:
(a)	sections (6) and (7) of the Senior Notes, together with all definitions of terms used in those sections, shall be incorporated by reference into this Indenture and form part of this Indenture, and
(b)
the Conversion Price, from time to time, shall be adjusted in accordance with the provisions incorporated by reference under Section 3.6(a), as if the term "Conversion Price" used in those sections was the Conversion Price in this Indenture, except that any action which may be taken by the Required Holders under the Senior Notes shall be considered to have been taken if taken by the Required Holders for purposes of this Indenture; and

3.7 Rules Regarding Calculation of Adjustment of Conversion Price
The following rules apply to adjustments to the Conversion Price under this Article 3:
(a)
The Trustee shall not at any time be under any duty or responsibility to determine whether any facts exist which may require an adjustment contemplated by this Article or to verify the nature and extent of any adjustment when made or the method employed in making same.

(b)
The Trustee shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or any other securities or property which may at any time be issued or delivered upon the exercise of conversion rights.

(c)
The Trustee shall not incur any liability or be in any way responsible for the consequences of any breach on the part of the Company of any of the representations, warranties or covenants herein contained or of any acts of the directors, officers, employees or servants of the Company or be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver shares or share certificates upon the surrender of any Debenture for conversion or to comply with any of the covenants contained in the Article.

3.8 Reservation of Common Shares
The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, and conditionally allot to Holders who may exercise their conversion privilege hereunder, sufficient Common Shares to give effect to the conversion privilege and cause the Common Shares to be issued as fully paid and non-assessable.
3.9 Tax Reporting
At any time, the Trustee may request direction from the Company in writing as to any tax reporting requirements associated with any conversion of Debentures under this ARTICLE 3 and the Trustee may rely on the tax reporting requirements provided by the Company.  The Trustee shall at all times be indemnified and held harmless by the Company from and against any personal liabilities of the Trustee incurred in connection with the failure of the Company or its agents, to report, remit or withhold taxes associated with any conversion of Debentures.  This indemnification shall survive the resignation or removal of the Trustee and the termination of this Indenture solely to the extent that such liabilities have been incurred in connection with taxation years occurring during the term of this Indenture.
ARTICLE 4
SECURITY
4.1 General Security Agreement
As security for the payment and performance of the Secured Obligations, each Obligor agrees to execute, deliver and perform a general security agreement in the form attached as Schedule 4.1.
4.2 Intellectual Property Security Agreement
As security for the payment and performance of the Secured Obligations, the Company agrees to execute, deliver and perform an intellectual property security agreement in the form attached as Schedule 4.2.
4.3 Guarantee
As security for the payment and performance of the Secured Obligations, each Obligor agrees to execute, deliver and perform a guarantee in the form attached as Schedule 4.3.  If any other Person becomes a Subsidiary prior to the discharge of the Security Interest under ARTICLE 10, the Company shall cause that Subsidiary to sign, and the Company will sign, a guarantee in the form attached as Schedule 4.3.
4.4 Pledge of Securities
As security for the payment and performance of the Secured Obligations, each Obligor agrees to execute, deliver and perform a share pledge agreement in the form attached as Schedule 4.4.
4.5 Protection of the Trustee
The Trustee will not be responsible for any failure to so register, file or record, nor shall it be required to inquire as to the obligation for such documents to be so registered, filed or recorded. The Trustee will not be responsible for any obligation on the part of the Company to perfect, maintain, preserve and protect the Security Interest in the Collateral created by the Indenture and the Security Agreements.
Prior to the issuance of any Debentures hereunder, the Company shall deliver to the Trustee, for the benefit of the Trustee and the Holders, all such financing statements, registrations, filings, agreements, certificates and other documents as the Trustee may request, on the advice of Counsel, acting reasonably.

4.6 Additional Obligors
The Company shall cause each person that shall, after the date of this Indenture, become a Subsidiary to immediately become a party to this Indenture (an "Additional Obligor") by executing and delivering an Additional Obligor Joinder in substantially the form of Schedule 4.6 to this Indenture and complying with the provisions of this Indenture applicable to the Guarantor.  Concurrent with the execution and delivery of the Additional Obligor Joinder, the Additional Obligor shall deliver a supplement to Schedule 1.1(pp) setting out the Liens to which the property and/or assets of the Additional Obligor are then subject, which supplement shall modify Schedule 1.1(pp) then in effect.  The Additional Obligor shall also deliver such authorizing resolutions, good standing certificates, incumbency certificates, financing statements and other information and documentation as the Trustee may reasonably request.  Upon delivery of the Additional Obligor Joinder to the Trustee, the Additional Obligor shall be and become a party to this Agreement with the same rights and obligations as the Guarantor, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth in this Indenture on the part of the Guarantor as of the date of execution and delivery of such Additional Obligor Joinder and thereafter at any time that such representations and covenants must be restated pursuant to the terms of this Indenture, and all references herein to the "Obligors" shall be deemed to include each Additional Obligor.
ARTICLE 5
SUBORDINATION
5.1 Definitions
In this ARTICLE 5, the following terms shall have the following meanings:
(a)
"Collateral Agent" means the Northeast Industrial Partners LLC, as collateral agent for the holders of the Senior Notes, or any successor or co-agent of the Collateral Agent of which written notice is given to the Trustee.

(b)
"Intercreditor and Subordination Agreement" means the intercreditor and subordination agreement to be entered into by the Trustee, on behalf of the Holders, and the Collateral Agent, as agent for and on behalf of the holders of the Senior Notes, in the form attached as Schedule 5.1(b), as the same may hereafter be amended, renewed, extended, restated, supplemented or otherwise modified from time to time.

(c)
"Senior Debt" means any and all amounts payable under or in respect of the Senior Notes, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent claims for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable or in respect thereof.

5.2 Agreement To Subordinate.
The Company agrees, and each Holder by accepting a Debenture agrees, that the indebtedness evidenced by the Debentures is subordinated in right of payment, to the extent and in the manner provided in the Intercreditor and Subordination Agreement, to the prior payment of all Senior Debt and that the subordination is for the benefit of and enforceable by the holders of Senior Debt. Only indebtedness of the Company which is Senior Debt shall rank senior to the Debentures in accordance with the provisions set forth in the Intercreditor and Subordination Agreement.
5.3 Trustee To Effectuate Subordination
Each Holder by accepting a Debenture authorizes and directs the Trustee on behalf of the Trustee and such Holder, to enter into the Intercreditor and Subordination Agreement and to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt as provided in the Intercreditor and Subordination Agreement and appoints the Trustee as attorney-in-fact for any and all such purposes.  Notwithstanding any other provision of this Indenture, all of the rights, obligations, powers and authorities granted to, or impose on, the Trustee hereunder, including, without limitation, ARTICLE 8 hereof, are subject to the provision of the Intercreditor and Subordination Agreement.
5.4 Trustee Not Fiduciary for Holders of Senior Debt
The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if the Trustee shall mistakenly pay over or distribute to Holders or the Company or any other person, money or assets to which any holders of Senior Debt shall be entitled by virtue of the Intercreditor and Subordination Agreement or otherwise.
5.5 Reliance by Holders of Senior Debt on Subordination Provisions
Each Holder by accepting a Debenture acknowledges and agrees that the provisions in the Intercreditor and Subordination Agreement are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Debentures, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.
5.6 Company to Request Subordination
As and when evidence of subordination is required, the Company will request that the Trustee, on behalf of the Holders, subordinate the charges on any or all of the Collateral of the Company created in this Indenture or the Security Agreements in writing by appropriate instrument in favour of the Senior Debt, by providing the Trustee with a written request of the Company stating the terms of such subordination and enclosing a copy of the proposed subordination agreement.
5.7 The Toronto-Dominion Bank
The Company and the Subsidiary agrees, and each Holder by accepting a Debenture agrees, that the security granted by the Subsidiary to the Trustee under this Indenture or the Security Agreements is subordinate to the prior registration in the Ontario Personal Property Security Register of security in favour of The Toronto-Dominion Bank.  This registration is referred to in Schedule 1.1(pp).

ARTICLE 6
 CHANGE OF CONTROL
6.1 Definitions
In this ARTICLE 6, the following term shall have the following meanings respectively:
(a)
"Change of Control" means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Shares in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(b)	"Acceptance Notice" has the meaning given to that term in section 6.3.
(c)	"Change of Control Payment" has the meaning given to that term in section 6.2.
(d)	"Exchange Act" means the Securities Exchange Act of 1934, as amended, of the United States.
(e)	"Fundamental Transaction" means
(i)
a transaction or series of related transactions pursuant to which the Company: (A) sells, conveys or disposes of all or substantially all of its assets (or the stock or assets of one or more of its Subsidiaries which, on a consolidated basis, constitute all or substantially all of the Company's assets), determined on either a quantitative or qualitative basis (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Company on a consolidated basis); (B) merges or consolidates with or into, or engages in any other business combination with, any other person or entity, in any case that results in the holders of the voting securities of the Company immediately prior to such transaction holding or having the right to direct the voting of 50% or less of the total outstanding voting securities of the Company or such other surviving or acquiring person or entity immediately following such transaction, as the case may be; or (C) sells or issues, or any of its stockholders sells or transfers, any securities to any person or entity, or the acquisition or right to acquire securities by any person or entity, in either case acting individually or in concert with others, such that, following the consummation of such transaction(s), such person(s) or entity(ies) (together with their respective affiliates, as such term is used under Section 13(d) of the Exchange Act) would own or have the right to acquire greater than 50% of the outstanding Common Shares;

(ii)
any reclassification or change of the outstanding Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

(iii)
any event, transaction or series of related transactions that results in individuals serving on the Board on the date hereof (the "Incumbent Board") ceasing for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose appointment, election, or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board, after giving effect to this proviso (other than an appointment, election, or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company), shall be considered as though such person were a member of the Incumbent Board.

(f)	"Offer to Redeem" has the meaning given to that term in section 6.2.
6.2 Offer to Redeem
Within 30 days after becoming aware of a Change of Control, the Company shall give written notice (the "Offer to Redeem") to the Trustee and the Holders of the Change of Control and offering to redeem the Debentures for an amount (the "Change of Control Payment") equal to the greater of:
(a)
the sum of (i) the principal amount of the Debentures to be redeemed, plus (ii) the interest which is accrued and unpaid on the Debentures being redeemed up to but excluding the effective date of the Change of Control; plus (iii) an amount equal to 100% of the interest which would have been earned on the Debentures to be redeemed from the effective date of the Change of Control to the Maturity Date; and

(b)
the sum of (i) the aggregate consideration that the Holders would be entitled to receive in connection with a Change of Control if the Holders were to fully convert into Common Shares the outstanding principal amount of the Debentures to be redeemed immediately prior to the consummation of such Change of Control, plus (ii) any accrued and unpaid Interest thereon up to but excluding the effective date of the Change of Control.

6.3 Manner of Acceptance
In order to accept the Offer to Redeem, a Holder must deliver to the Trustee at its principal office in the City of Toronto and in such other place or places as the Company with the approval of the Trustee (acting reasonably) may designate, an acceptance notice in a form satisfactory to the Trustee (each, an "Acceptance Notice"), in either case duly executed by the Holder or the Holder's executors or administrators or other legal representatives or the Holder's attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee, accepting the  Offer to Redeem with respect to the Debentures held by the Holder in accordance with the provisions of this Article.  If the Debentures referred to in any Acceptance Notice are represented by a Debenture Certificate, the Acceptance Notice must also be accompanied by that Debenture Certificate; provided that with respect to a Global Debenture, the obligation to surrender a Debenture Certificate to the Trustee shall be satisfied if the Trustee makes a notation on the Global Certificate of the principal amount thereof and the Debenture Trustee is provided with all other documentation which it may reasonably request.
6.4 Payment of the Change of Control Payment
Upon an Acceptance Notice being given in accordance with Section 6.3, the Change of Control Payment shall be and become due and payable 60 days following the date of the Offer to Redeem (the "Change of Control Redemption Date") and with the same effect as if that date was the Maturity Date of such Debentures. On the Change of Control Redemption Date, interest shall cease on the Debentures so redeemed, unless payment of the Change of Control Payment shall not be made.
The Company shall deposit with the Trustee, in accordance with Section 2.8(a), such sums as are sufficient to pay the Change of Control Payment.  From the sums so deposited, the Trustee shall pay or cause to be paid to the Holders who have accepted the Offer to Redeem, the Change of Control Payment of the Debentures so surrendered.  The Company shall provide such payment to the Trustee by wire transfer to an account designated by the Trustee, at or before 10:00 a.m. on the second Business Day preceding the date on which payment of the Change of Control Payment is due, for all amounts due in respect of the Debentures to be redeemed under this ARTICLE 6 to enable the Trustee to forward or cause to be forwarded such funds to the Holders on the applicable date on which payment is due
All Debentures which are redeemed under this ARTICLE 6 shall be cancelled and the Company shall not reissue any redeemed Debentures.

ARTICLE 7
 COVENANTS
7.1 Covenants of Each Obligor
Each Obligor hereby covenants that:
(a)
Owner of Collateral. The Obligor is the legal and beneficial owner of, and has good and marketable title to, all existing Collateral and shall be the legal and beneficial owner of, and have good and marketable title to, each item of after acquired Collateral free and clear of any Liens, except Permitted Liens, ranking on a parity with or in priority to the Security Interest.

(b)
To pay principal and interest. In the case of the Company, it will duly and punctually pay the principal of and interest on, and all other amounts owing on, the Debentures when, at the places and in the manner mentioned or provided for herein or in the Debentures.

(c)
To reimburse Trustee. In the case of the Company, it will at all times indemnify and save harmless the Trustee from all losses, costs, charges, damages and expenses borne by the Trustee in performing its duties hereunder or which may be claimed against the Trustee in relation thereto except such losses, costs, charges, damages and expenses that are caused by the Trustee's gross negligence and it will pay to the Trustee from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Trustee upon its request for all reasonable expenses and disbursements made by the Trustee in the performance of its duties hereunder (including the reasonable compensation and disbursements of its counsel and all other assistants and advisors not regularly in its employ), except any such expense or disbursement as may arise out of or result from the Trustee's own grossly negligent action, grossly negligent failure to act, wilful misconduct or bad faith.

(d)
Intellectual Property. The Obligor shall take all steps reasonably necessary to protect, maintain, enforce and defend the validity and enforceability of the Intellectual Property at all times, including pursuing to grant the currently pending patent and trade-mark applications listed in the definition of Collateral above, and preventing the infringement of the Intellectual Property by any person, firm or corporation. At all times the Obligor shall use its best efforts to detect infringements of the Intellectual Property and promptly notify the Trustee in writing of all such infringements of which it becomes aware. The Obligor shall not allow any of the Intellectual Property to be abandoned, forfeited or dedicated to the public or to settle any allegation or claim 1) for infringement against any person, firm or corporation or 2) of patent invalidity by any person, firm or corporation without the prior written consent of the Trustee, such consent not to be unreasonably withheld.

(e)
To pay taxes. The Obligor will pay all taxes, levies, assessments and government fees or dues lawfully levied, assessed or imposed in respect of the Collateral and the Security Interests or any part thereof as and when the same shall become due and payable, save and except such taxes, rates, levies, assessments and government fees or dues as are in good faith being disputed by the Obligor, and shall exhibit to the Trustee, when required, the receipts and vouchers establishing such payments.

(f)	To maintain existence. The Obligor will at all times maintain its corporate existence.
(g)
To carry on business. The Obligor will carry on its business in a proper and efficient manner, and will keep or cause to be kept proper books of account and make or cause to be made therein true and faithful entries of all material dealings and transactions in relation to its business and will make such books of account available for inspection by the Trustee and its representatives during normal business hours.

(h)
To perform obligations. The Obligor will from time to time punctually observe and perform all of its obligations and will pay and discharge all amounts payable under or by virtue of any lease, license, concession, franchise or right held by it so long as the same is of commercial value and beneficial to it, and during such time will not suffer or permit any default for which any such lease, licence, concession, franchise or right might be terminated so that its interest therein may at all times be preserved unimpaired, provided, however, that nothing herein contained shall require it to make any such payments or to observe any such obligations so long as it shall in good faith contest its liability therefor.

(i)
To repair. The Obligor will at all times repair and keep in repair and good order and condition, or cause to be so repaired and kept in repair and good order and condition, all buildings, erections, plant, machinery and equipment used in or in connection with its business and which are necessary for efficient operation up to a modern standard of usage, and renew and replace or cause to be renewed and replaced all and any of the same which may become worn, dilapidated, unserviceable, inconvenient or destroyed, even by a fortuitous event, fire or other cause, and which are necessary for efficient operation, and, at all reasonable times during the respective Obligor's normal business hours allow the Trustee or its duly authorized agent access to the Collateral in order to view the state and condition of the same.

(j)
To insure. The Obligor will insure, at its own expense, the Collateral at all times during the term hereof to an amount equal to the full replacement cost of the Collateral (including all leasehold improvements) against loss or damage by theft, fire, lightning, explosion, windstorm, aircraft or vehicles or other insurable hazards which are now or hereafter from time to time may be insured against by the terms of a standard fire extended coverage insurance or additional perils supplemental contract of insurance including, if applicable, boiler and pressure vessel insurance against loss or damage to property of a class or kind similar to the Collateral and insurance against such other risks as the Trustee may reasonably require in writing. The Trustee shall be named as a loss payee, as mortgagee, as its interest may appear, in all such insurance contracts effected by the Obligor which shall have attached a mortgage clause in a form approved by the Insurance Bureau of Canada. The said insurance contracts shall not contain a co-insurance clause unless the Trustee shall give its prior written consent to the inclusion of such a clause. The Obligor shall provide the Trustee with certified copies of all such insurance contracts. It is acknowledged by the Obligor that the Trustee will not maintain insurance on the property, is not liable for the quality, sufficiency, or lack of insurance on the property, is not required to pay premiums, and has no responsibility to ascertain or verify that the insurance policies in place comply with the terms of this Indenture.

(k)
To renew insurance. The Obligor shall, thirty days prior to the expiry of any insurance policy required hereby, deliver to the Trustee a renewal receipt, binder or new policy, or otherwise satisfy the Trustee that such insurance has been renewed.

(l)
Application of proceeds. The Obligor shall cause the insurance money in respect of loss of or damage to buildings, structures, plant, machinery and equipment under all policies required hereunder to be made payable to the Trustee as mortgagee, as its interest may appear, and shall otherwise deal with such policies in such manner as to enable any insurance money payable thereunder to be collected by the Trustee. Such moneys shall form part of the Collateral, and shall be subject to the specific lien hereof. The Trustee shall set the amount so collected aside in a special account and shall apply such amount, at the written request of the Obligor, to the repair or replacement of buildings, structures, plant, machinery and equipment which have been damaged or lost or destroyed or the purchase or construction of replacement buildings, structures, plant, machinery and equipment; such request shall:

(i)	set out that after giving effect to such repair or purchase or construction the Obligor will not be in breach of any of the covenants contained herein;
(ii)	set out that no Event of Default or event which, with the giving of notice or the passage of time or both, would be an Event of Default has occurred and is continuing;
(iii)	be accompanied by:

(A)	a description of the buildings, structures, plant, machinery and equipment purchased or constructed, if any,
(B)	an invoice from the repairer or supplier of such equipment or the contractor in respect of such buildings or structures; and
(C)	an opinion of Counsel with respect to the matters dealt with in Section 7.1(l)(vi);
(iv)
set out that any buildings and structures to which such request relates have been fully completed and are ready for use in the business of the Obligor and that the Obligor holds all governmental permits necessary to enable it to lawfully use such buildings or structures for their intended purposes;

(v)
direct the Trustee to make payment of such invoice to the extent of the lesser of the funds held by it or the purchase price or repair or construction cost of such buildings, structures, plant, machinery or equipment, provided that such payment shall be made to the Obligor if such invoice is accompanied by satisfactory evidence of payment in full thereof; and

(vi)
state that such buildings, structures, plant, machinery and equipment will, upon payment therefor being made by the Trustee, be owned by the Obligor and will be subject to the Security Interest, free of all liens, charges, encumbrances and security interests, other than Permitted Liens, ranking on a parity with or in priority to the Security Interest.

Notwithstanding the foregoing, to the extent that proceeds of insurance payable during any twelve-month period shall be less than CAD$100,000, such proceeds shall be paid directly to the Obligor if at the date of payment there shall not be any Event of Default hereunder or event which, with the giving of notice or the passing of time or both, would be an Event of Default which is then continuing.
The Obligor shall from time to time, do, sign, execute or endorse all transfers, assignments, cheques, loss claims, receipts, writings and things necessary or desirable for the purposes aforesaid; and for such purposes, the Obligor hereby irrevocably appoints the Trustee as its attorney to do, sign, execute and endorse such transfers, assignments cheques, loss claims, receipts, writings and things in the name of the Obligor, and on its behalf as the Trustee may deem necessary or advisable.
(m)
To renew leases, licences and franchises (including patent licences). If and whenever the Obligor shall be able or entitled to obtain a renewal or extension of any leases, licenses (including patent licences), concessions, registered user agreements, franchises or rights, the Obligor shall from time to time duly exercise, or cause to be exercised, such rights and powers of renewal and extension if it is advantageous to the Obligor so to do.

(n)
Not to permit mechanics' liens or privileges. The Obligor shall not permit or suffer any workmen's or other lien or privilege upon or in respect of any of its property to exist (other than a Permitted Lien) excepting any such lien or privilege:

(i)	which is being diligently disputed by the Obligor by proper legal proceedings in that behalf, and
(ii)	in respect of which either:
(A)	security which is adequate in the opinion of the Trustee, relying on the opinion of Counsel, has been posted with the Trustee or with a court of competent jurisdiction, or
(B)	the Trustee is of the opinion relying on the opinion of Counsel, that such liens are not in the aggregate materially prejudicial to the Security Interest.

(o)
Not to commit waste. Except as herein authorized, the Obligor shall not, without the previous consent in writing of the Trustee, remove or destroy any of its buildings, machinery or any structure whatsoever comprised in the Collateral or the plant, machinery or fixtures attached or appertaining thereto, or otherwise forming part of the Collateral unless such removal be from one part of the Collateral to another.

(p)
Compliance with laws. The Obligor shall carry on its business in compliance with all applicable laws, regulations, by-laws and orders including, without limitation, all such laws, regulations, by-laws and orders relating to environmental protection, the maintenance and disposal of hazardous materials and substances, land use and occupational health and safety. The Obligor shall give notice to the Trustee of any notice received by it of any violation of any such laws, regulations, by-laws or orders, of any impending or threatened investigations or proceedings by governmental authorities in connection therewith or of any proceedings commenced or threatened by any other person in connection with environmental, health or safety matters.

(q)	No Sale: Except as herein expressly provided, the Obligor shall not, without the prior written consent of the Trustee,
(i)	create, allow to be created, assume or suffer to exist any Lien upon the Collateral ranking or purporting to rank in priority to or on a parity with the Security Interest, other than Permitted Liens;
(ii)	sell, lease, assign or otherwise dispose of the Collateral; or
(iii)	release, surrender or abandon possession of the Collateral;
provided that until an Event of Default has occurred and the Security Interest shall have become enforceable, the Obligor shall be entitled to sell, lease, license, consign or otherwise dispose of inventory in the ordinary course of the Obligor's business and for the purpose of carrying on the same or sell, lease, license, consign or otherwise dispose of any obsolete, worn out, damaged or otherwise unsuitable Collateral or any Collateral which has become surplus to the needs of the Company.
(r)
To maintain security. The Obligor will do, observe and perform or cause to be done, observed and performed all of its obligations and all matters and things necessary or expedient to be done, observed or performed by virtue of any applicable law or regulation for the purpose of creating, updating or maintaining the Security Interest in the Collateral, including the execution, filing, and delivery to the Trustee by the Obligor, as soon as possible, of certificates, acknowledgements, notices and other ancillary documents as are customary for transactions of this nature or as may be required by the Trustee (acting reasonably).

(s)
To register security. The Obligor will at its expense register the Security Interest without delay at every office where the registration or recording thereof may, in the opinion of Counsel, be of material advantage in perfecting, preserving and protecting the Security Interest, and to register any renewals thereof and to make any such registrations as may be required with respect to property or assets acquired after the date hereof (if required for the purpose of perfecting the Security Interest therein).

(t)
Trustee entitled to perform covenants. If the Obligor fails to perform any covenant on its part herein contained the Trustee may, in its discretion, perform any of the covenants capable of being performed by it and, if any such covenant requires the payment or expenditure of money, the Trustee may make payments or expenditures with its own funds, or with money borrowed by or advanced to it for such purposes, but shall be under no obligation so to do; and all sums so expended or advanced shall be at once payable by the Obligor on demand and shall bear interest at the rate payable on the Debentures until paid, and shall be payable out of any funds coming into the possession of the Trustee in priority to the Debentures but no such performance or payment shall be deemed to relieve the Obligor from any default hereunder.

(u)
Not to change name. The Obligor shall not change its name except to a name of which the Trustee has been given written notice not less than thirty days prior to the date upon which its name is to be changed.

(v)	To give notice of default. The Obligor will give notice to the Trustee of an Event of Default under this Indenture.
(w)
Right to Inspect. The Obligor shall permit a representative of the Trustee to inspect the Collateral and the operations of the Obligor and for that purpose to enter the premises of each Obligor and any other location where the Collateral may be situated during reasonable business hours and upon reasonable notice.

(x)	Information Regarding Collateral. The Obligor shall:
(i)	keep proper books of account and records covering all its business and affairs on a current basis as well as accurate and complete records concerning the Collateral;
(ii)	furnish the Trustee with such information regarding the Collateral and its location as the Trustee may from time to time reasonably request;
(iii)
permit a representative of the Trustee, during reasonable business hours and upon reasonable notice, to inspect the Obligor's books of account, records and documents and to make copies, extracts and summaries therefrom; and

(iv)	permit the Trustee or its representative to make inquiries of third parties for the purpose of verification of any of the foregoing.
(y)	Reporting Issuer Status. In the case of the Company, it will maintain its status as a reporting issuer in those jurisdictions in which it is a reporting issuer on the date hereof.
(z)
Listing. The Company will use reasonable efforts to ensure that all Common Shares outstanding or issuable from time to time (including, any Common Shares issuable upon the exercise of the conversion privilege in Article 3) continue to be or are listed for trading on the Stock Exchange or another recognized stock exchange.

7.2 Compliance Certificates
The Company shall deliver to the Trustee, within 140 days after the end of each calendar year (and at any reasonable time upon demand by the Trustee), an Officers' Certificate as to the knowledge of such officers of the Company who execute the Officers' Certificate of the Company's compliance with all conditions and covenants in this Indenture certifying that after reasonable investigation and inquiry, the Company and each Obligor has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which could, with the giving of notice, lapse of time or otherwise, constitute an Event of Default hereunder, or if such is not the case, setting forth with reasonable particulars the circumstances of any failure to comply and steps taken or proposed to be taken to eliminate such circumstances and remedy such Event of Default, as the case may be.
ARTICLE 8
DEFAULT AND ENFORCEMENT
8.1 Events of Default
The following shall constitute events of default (an "Event of Default") hereunder:
(a)
if the Company fails to pay the principal of or any interest due on any Debenture secured hereby when the same becomes due under any provision hereof and the same is not remedied by the Company within five days; or

(b)	if an order is made or an effective resolution is passed for the winding‑up or liquidation of any Obligor; or
(c)
if any Obligor makes a general assignment for the benefit of its creditors, or a notice of intention to make a proposal, or a proposal under the Bankruptcy and Insolvency Act (Canada) or any similar law of any jurisdiction, or becomes insolvent or is declared or adjudged bankrupt, or commits any act of bankruptcy, or if a receiving order is made against any Obligor, or if a liquidator, trustee in bankruptcy, receiver, receiver and manager, interim receiver, or any other officer with similar powers is appointed to any Obligor or over the Collateral or any part thereof which is, in the opinion of the Trustee, relying on the opinion of Counsel, a substantial part thereof, or if the Company shall propose a compromise, arrangement or reorganization under the Companies' Creditors Arrangement Act (Canada) or any similar legislation of any jurisdiction providing for the reorganization or winding‑up of the companies or business entities or providing for an agreement, composition, extension or adjustment with its creditors, or if any Obligor makes a bulk sale of its assets; or

(d)
if a writ of execution, or distress or similar judicial or other legal process is levied or enforced against the Collateral, or any part thereof, save and except when and so long as the amounts, validity or enforceability of any such executions, distraints or other processes is in good faith being contested, provided the Company shall promptly advise the Trustee in writing upon becoming aware of any such execution, distress or other process; or

(e)	if any Obligor ceases to carry on business; or
(f)
if a secured creditor, mortgagee or other encumbrancer shall take possession of the Collateral or any part thereof which is, in the opinion of the Trustee relying on the opinion of Counsel, a substantial part thereof; or

(g)
if there is a default under the provisions of any instrument creating a security interest in the Collateral (including this Indenture and the Security Agreements), or any part thereof which is, in the opinion of the Trustee relying on the opinion of Counsel, a substantial part thereof, unless, within such time as will prevent the exercise under such instrument of the remedies provided therein or available thereunder in case of default and, in any event, within 30 days from receipt of notice to that effect from the Trustee, the Obligor remedies such default so that the rights of the Holders, in the opinion of the Trustee relying on the opinion of Counsel, have not been prejudicially affected; or

(h)
if any Obligor fails to protect, enforce, defend and maintain the ownership, validity and enforceability of the Intellectual Property including failure to undertake reasonable commercial efforts to detect any actions which may be or are infringements, violations, passing off, dilution or other claims of or against the Obligor and promptly advise the Trustee in writing of any potential claims or litigation relating thereto, failure to commence, defend and diligently prosecute in its own name, as the real party in interest, for its own benefit and at its own expense, such suits, administrative proceedings, or other actions for infringement, damages or to confirm the validity of the Intellectual Property as are, in its reasonable business judgment, necessary to protect the Intellectual Property, and if any Obligor allows any of the Intellectual Property to be abandoned, forfeited, cancelled, expunged and/or dedicated to the public without the written consent of the Trustee; or

(i)
if an Obligor (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, and after passage of any grace period) on the Senior Notes or in respect of any indebtedness or guarantee in an aggregate principal amount of more than USD$250,000 or the equivalent amount in Canadian dollars thereof or (ii) fails to observe or perform any other agreement or condition relating to such indebtedness or any guarantee or any other event occurs, and such event continues for more than the grace period, if any, therein specified, the effect of which is to cause, or to permit the holder or holders of such indebtedness or the beneficiary or beneficiaries of such guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), prior to its stated maturity, or such guarantee to become payable or cash collateral in respect thereof to be demanded; or

(j)
if an Obligor shall fail or neglect to carry out, perform or observe any other covenant or condition contained herein on its part to be observed and performed and, after notice in writing has been given by the Trustee to the Obligor specifying such default and requiring the Obligor to put or cause to be put an end to the same, the Obligor shall fail to make good such default within a period of thirty (30) days or within such longer period as may be specified in such notice given by the Trustee; or

(k)	if the Company fails to make an Offer to Redeem or fails to take up and pay for any Debentures under an Offer to Redeem, as required under Section 6.2; or
(l)
if the Company gives notice under the Senior Notes that an Event of Default (as that term is defined in the Senior Notes) has occurred or a holder of a Senior Secured Convertible Note gives the Company notice requiring the redemption of all or any portion of that Senior Secured Convertible Note after becoming aware of such an Event of Default.  Promptly upon receipt, the Company shall deliver to the Trustee a copy of any notice referred to in this Section 8.1(l) and received by the Company.

The Trustee shall give to the Holders, within 30 days after the Trustee becomes aware of the occurrence thereof, notice of every Event of Default which is continuing at the time the notice is given, unless the Trustee reasonably believes that it is in the best interest of the Holders to withhold such notice and so informs the Company in writing.
8.2 Remedies in Event of Default
Upon the occurrence of an Event of Default, the Trustee may, subject to the provision of the Intercreditor and Subordination Agreement and when directed to do so by a Holders' Request supported by (i) a Resolution of the Holders and (ii) a Holders' Indemnity, and upon being adequately funded by the Holders, all as contemplated by Section 8.3 hereof, shall:
(a)
declare the principal and interest of all Debentures and other moneys secured hereby to be due and payable and the same shall forthwith become immediately due and payable to the Trustee, and the Company shall forthwith pay to the Trustee for the benefit of the Holders the principal of and accrued and unpaid interest on such Debentures and all other moneys secured hereby. Such payments when made shall be deemed to have been made in discharge of the Company's obligations hereunder and any moneys so received by the Trustee shall be applied in the same manner as if they were proceeds of realization of the Collateral as contemplated in Section 8.8 hereof; and/or

(b)
take proceedings to enforce the Security Interest, and for that purpose the Trustee may exercise any of the rights contemplated by Sections 8.3 through 8.7 inclusive, and/or may proceed to realize on the Security Interest and to enforce the rights of the Trustee and of the Holders by entry as provided in Section 8.4, or by the appointment of a receiver or receiver and manager under the provisions of Section 8.5, or by sale under the provisions of Section 8.6, or by exercising any of its rights under this Indenture or the Security Agreements, or by proceedings in any court of competent jurisdiction for the appointment of a receiver or receiver and manager, or for the sale of the Collateral or any part thereof, or for foreclosure, or by any other action, suit, remedy or proceedings authorized or permitted by this Indenture, the Security Agreements, the Act, or by law or by equity and/or may additionally or alternatively file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders lodged in any bankruptcy, insolvency, winding up or other judicial proceedings relative to the Company and no such remedy for the realization of the security hereof or for the enforcement of the rights of the Trustee or of the Holders shall be exclusive of or dependent on any such other remedy but any one or more of such remedies may from time to time be exercised independently or in combination. All rights of action hereunder may be enforced by the Trustee without the possession of any of the Debentures or the production thereof at the trial or other proceedings relative thereto.

8.3 Enforcement and Waiver by or at the Direction of Holders
No Holder, as such, shall have the right to institute any action or proceeding or to exercise any other remedy authorized by this Indenture, or by the Security Agreements, or by law or by equity for the purpose of enforcing payment of principal or interest on the Debentures or of realizing the Security Interest, or by reason of jeopardy of security, or for the execution of any trust or power hereunder except as expressly provided in this Section 8.3, and further provided that the Holders may as a group in accordance with the provisions of this Section 8.3 and in accordance with the provisions of Article 11 hereof, direct the Trustee in enforcing this Indenture, the Security Agreements, the Debentures or the Security Interest, or may direct the Trustee to waive any Event of Default or waive any of its rights hereunder upon the occurrence of an Event of Default as follows:
(a)
where an Event of Default has occurred, the Holders may, by Resolution, elect to deliver a Holders' Request to the Trustee directing the Trustee to declare the principal and interest of all Debentures and other monies secured hereby to be due and payable and/or directing the Trustee to enforce the Security Interest in accordance with the remedies provided herein, or in accordance with such of the remedies as are provided herein as the Holders may direct in such Holders' Request. Where such Holders' Request is received by the Trustee, the Trustee shall act in accordance with the instructions of the Holders as set forth in such Holders' Request, provided that the Trustee shall not be obligated to take any actions or proceedings unless and until the Holders have provided to the Trustee sufficient funds and indemnity satisfactory to the Trustee for the purposes of prosecuting any actions or proceedings to be taken in accordance with the Holders' Request (such funds and indemnity being sometimes referred to herein as a "Holders' Indemnity");

(b)
where an Event of Default has occurred, and whether or not the Trustee of its own volition or at the direction of the Holders pursuant to a Holders' Request has declared the principal and interest on the Debentures due or has elected to take any proceedings to enforce the Security Interest, the Holders may, by Resolution elect to deliver a Holders' Request to the Trustee directing the Trustee to waive the default complained of and/or not to take any proceedings or to discontinue or settle any proceedings already initiated by the Trustee in respect of the default complained of. Where a Holders' Request is received by the Trustee pursuant to this Section 8.3(b) the Trustee shall act in accordance with the instructions set forth in the Holders' Request; and

(c)
where a Holders' Request and Holders' Indemnity have been tendered to the Trustee in accordance with the foregoing provisions of this Section 8.3 and the Trustee shall have failed to act within a reasonable time thereafter on such Holders' Request, any Holder acting on behalf of that Holder and all other Holders shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken under Section 8.2(b) hereof, but in no event shall any Holder or combination of Holders have any right to exercise the power of sale conferred hereby on the Trustee or to appoint a receiver or receiver and manager or to exercise or take any other remedy or proceedings out of court, it being understood and intended that no one or more Holders shall have any right whatsoever to affect, disturb or prejudice the Security Interest by their action, or to enforce any right hereunder or under any Debenture except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders of the outstanding Debentures. Further, where the Event of Default consists of the failure by the Company to pay any monies due on a Debenture and the Holders have neglected or refused to deliver a Holders' Request requiring the Trustee to enforce payment of such Debenture and/or to enforce the Security Interest in respect of such default, and/or where the Trustee, whether or not the Holders' Request has been delivered, has failed to take reasonable steps hereunder to enforce the payment of such Debenture, a Holder may bring an action to obtain judgment against the Company for payment of such monies as are then, or are from time to time owing, on the Debenture.

8.4 Entry by the Trustee
If the Security Interest shall have become enforceable as herein provided, the Trustee shall have the right by its officers, agents or attorneys to enter into and upon and to take possession of all or any part of the Collateral and thenceforth to possess and use the same subject to the Security Interest, with full power to carry on and manage the business and operations of the Company and to receive the rents, incomes and profits of the Collateral so taken possession of and of the said business, and to pay therefrom all expenses of operating the Collateral and of carrying on the said business and all charges against the Collateral and business ranking in priority to the Debentures or payment of which may be necessary to preserve or protect the property. The remainder of the moneys so received and not required for any of the above purposes shall be applied by the Trustee in the manner provided in Section 8.8.
The foregoing is, however, subject to the condition that the Trustee shall, if all defaults existing to the knowledge of the Trustee shall have been made good, restore the Collateral and business to the Company, and pay to it any of the monies so received then remaining in its hands. In the case of any such return of the Collateral to the Company, the Security Interest shall no longer be enforceable by reason of the default whereby the right of entry became vested in the Trustee, and any declaration that may have been made by the Trustee pursuant to Section 8.2 as a result of such default shall be and be deemed to be annulled.
8.5 Appointment of Receiver
Whenever the Trustee shall determine under the provisions of Section 8.2, or be directed pursuant to the provisions of Section 8.3, to appoint a receiver (which term used herein includes a receiver and manager) the following provisions shall apply:
(a)
the Trustee may apply to any court of competent jurisdiction for the appointment of a receiver or may make such appointment by an instrument in writing signed by an officer of the Trustee, which instrument shall be evidence for all purposes of such appointment. The Trustee may from time to time in the same manner remove or replace any receiver so appointed and appoint another in his stead. In making any such appointment the Trustee shall be deemed to be acting as the attorney of the Company;

(b)	such receiver may in the discretion of the Trustee be vested with all or any of the powers and discretions of the Trustee;
(c)	the Trustee may from time to time fix the remuneration of such receiver and direct the payment thereof out of the Collateral, the income therefrom or the proceeds thereof;
(d)	the Trustee may from time to time require such receiver to give security for the performance of his duties and may fix the nature and amount thereof, but shall not be bound to require such security;
(e)
such receiver may, with the consent in writing of the Trustee, borrow money for the purposes of operating the Collateral including, but not limited to, carrying on any business of the Company, or for the maintenance, protection or preservation of the Collateral or any part thereof, and the receiver may issue certificates (herein called "receiver's certificates") for such sums as will, in the opinion of the Trustee, relying on the opinion of Counsel, be sufficient for obtaining upon the security of the Collateral or any part thereof the amounts from time to time required, and such receiver's certificates may be payable either to order or to bearer and may be payable at such time or times as to the Trustee may appear expedient, and shall bear interest as shall therein be declared, and the receiver may sell, pledge or otherwise dispose of the same in such manner as to the Trustee may seem advisable, and may pay such commission on the sale thereof as to the Trustee may appear reasonable, and the amounts from time to time payable by virtue of such receiver's certificates shall form a charge upon the Collateral in priority to the Debentures;

(f)
such receiver shall, so far as concerns responsibility for his acts or omissions, be deemed the agent of the Company, and in no event the agent of the Trustee, and the Trustee shall not, in making or consenting to such appointment, incur any liability to the receiver for his remuneration or otherwise howsoever;

(g)	except as may be otherwise directed by the Trustee, all moneys from time to time received by such receiver shall be paid over to the Trustee to be held by it on the trusts of these presents;
(h)
the Trustee may pay over to such receiver any moneys constituting part of the Collateral to the intent that the same may be applied for the purposes hereof by such receiver, and the Trustee may from time to time determine what funds the receiver shall be at liberty to keep in hand with a view to the performance of his duty as receiver; and

(i)	for greater certainty, the Trustee may appoint or cause to be appointed a receiver, with or without otherwise enforcing the security of this Indenture or the Security Agreements.
8.6 Sale by Trustee
In case the Trustee shall have determined under the provisions of Section 8.2, or shall have been directed pursuant to the provisions of Section 8.3, to realize the Security Interest by sale, the Trustee shall have the right with or without entry to sell and dispose of all or any part of the Collateral en bloc or in parcels, at public auction or by tender or by private contract and at such time or times and on such terms and conditions as the Trustee shall determine. It shall be lawful for the Trustee to make any such sale, whether by auction, tender or private contract, either for cash or upon credit or partly for one and partly for the other, upon such reasonable conditions as to terms of payment as it may deem proper; to rescind or vary any contract of sale that may have been entered into and resell with or under any of the powers conferred herein; to stop, suspend or adjourn any sale from time to time and hold the sale as adjourned without further notice; and to deliver to the purchaser or purchasers of the Collateral or any part thereof good and sufficient bills or sale or deeds for the same.
8.7 Purchaser of the Collateral
Upon any sale of the Collateral or any part thereof, whether made under the power of sale herein contained or pursuant to foreclosure or judicial proceedings, the Trustee or any one or more of the Holders or any agent or representative thereof may become purchasers.
8.8 Application of Proceeds of Sale or Realization
Except as otherwise herein provided, the moneys arising from any sale or other realization of the whole or any part of the Collateral, whether under any sale by the Trustee or by judicial process or otherwise, shall be held by the Trustee and by it applied, together with any other moneys then or thereafter in the hands of the Trustee available for the purpose, as follows:
(a)	first, in payment of all charges on the Collateral necessary to be made as a result of such charges ranking in priority to the Debentures;
(b)
next, in payment or in reimbursement to the Trustee of its compensation, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Trustee in or about the execution of its trusts under, or otherwise in relation to, or otherwise in relation to, this Indenture or the Security Agreements;

(c)	next, in payment rateably and proportionately to the Holders of the amounts due on the Debentures, first for interest, including interest on amounts overdue, and then for principal; and
(d)	the surplus (if any) of such moneys shall be paid to the Company or its assigns.
8.9 Distribution of Proceeds
Payments to Holders pursuant to Section 8.8(c) shall be made in the following manner:
(a)
at least 15 days' notice of every such payment shall be given in the manner provided in Article 14 specifying the time when and the place or places where the Debentures are to be presented and the amount of the payment and application thereof as between interest and principal;

(b)
payment of the principal amount of any Certificated Debenture shall be made upon surrender of the Debenture Certificate at any one of the places specified in such notice; provided that if the principal amount is paid in part only, upon surrender of such Debenture Certificate for payment, the Holder shall be entitled to receive a new Debenture Certificate for the unpaid principal amount of the Debenture so surrendered and further provided that such new Debenture Certificate may be in the principal amount of CAD$1.00 or an integral multiple of CAD$1.00;

(c)
from and after the day of payment specified in the notice, interest shall accrue only on the amount owing on each Debenture after giving credit for the amount of the payment specified in such notice unless the Debenture is duly presented on or after the date so specified and payment of such amount be not made; and

(d)
the Trustee shall not be required to make any interim payments to the Holders unless the money in its hands, after reserving therefrom such amount as the Trustee may think necessary to provide for the payments mentioned in Sections 8.8(a) and 8.8(b), exceed 2% of the principal amount of the outstanding Debentures.

8.10 Persons Dealing with Trustee
No person dealing with the Trustee or its agent shall be concerned to enquire whether the Security Interest has become enforceable, or whether the powers which the Trustee is purporting to exercise have become exercisable, or whether any money remains due upon the security of these presents or the Debentures, or as to the necessity or expediency of the stipulations and conditions subject to which any sale shall be made, or otherwise as to the propriety or regularity of any sale or of any other dealing by the Trustee with the Collateral, or to see to the application of any money paid to the Trustee.
8.11 Surrender by the Company
The Company binds and obliges itself to yield up possession of the Collateral and the conduct of its business and undertaking therein to the Trustee or to any receiver or receiver and manager appointed by the Trustee on demand by the Trustee whenever the Trustee shall have a right of entry under the foregoing provisions and agrees to put no obstacle in the way of, but to facilitate by all legal means, the actions of the Trustee hereunder and not to interfere with the carrying out of the powers hereby granted to it, and in the event of the Security Interest becoming enforceable, as herein provided, the Company shall and hereby does consent to the appointment in such case of a receiver or receiver and manager with all such powers as the Trustee is hereby vested with, if so required by the Trustee. The Company hereby binds itself in the said event to consent to any petition or application presented to the Court by the Trustee in order to effect the intent of this Indenture, and the Company shall not, after receiving due notice from the Trustee that it has taken possession of the Collateral by virtue hereof, continue in possession of the Collateral unless with the express written consent and authority of the Trustee and shall forthwith, by and through its officers and directors, execute such documents and transfers as may be necessary to place the Trustee in legal possession of the Collateral. After receipt of such notice, all the powers, functions, rights and privileges of each and every one of the directors and officers of the Company shall cease and determine with respect to the Collateral unless specifically contained in writing by the Trustee or unless the property shall have been restored to the Company as herein provided.

8.12 Trustee Appointed Attorney
Each Obligor hereby irrevocably appoints the Trustee to be the attorney of the Obligor in the name and on behalf of the Obligor to execute and do any deeds, transfers, conveyances, assignments, assurances and things which the Obligor ought to execute and do, and has not executed or done, under the covenants and provisions contained in this Indenture or the Security Agreements and generally to use the name of the Obligor in the exercise of all or any of the powers hereby conferred on the Trustee.
8.13 Rights Cumulative
No power, right or discretion conferred by this Article upon the Trustee is intended to be exclusive of any other power, right or discretion, but each and every such power, right and discretion shall be cumulative and the Trustee shall be entitled at any time and from time to time to exercise any one or more of such powers, rights or discretions or any combination of them, and the exercise of any one or more of such powers, rights or discretions, or combination of them, from time to time shall not be deemed to exhaust the right of the Trustee to exercise such powers, rights or discretions, or combination of them, thereafter from time to time.
ARTICLE 9
TRUSTEE
9.1 Trust Indenture Legislation
The expression "indenture legislation" means the provisions, if any, of the Business Corporations Act (Ontario) as amended or re‑enacted and any other statute of Canada or any province thereof, and of any regulations under any such statute, relating to trust indentures and to the rights, duties and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture, the Security Agreements or the Company.
Each Obligor and the Trustee agree that each will at all times in relation to this Indenture, the Security Agreements and any action to be taken hereunder or thereunder, observe and comply with and be entitled to the benefits of indenture legislation.
If and to the extent that any provision of this Indenture or the Security Agreements limits, qualifies or conflicts with any mandatory requirement of indenture legislation, such mandatory requirement shall prevail.
9.2 Conditions Precedent to Trustee's Obligation to Act
The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Holders hereunder shall be conditional upon the Holders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.
None of the provisions contained in this Indenture or the Security Agreements shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or obligations or in the exercise of any of its rights or powers unless funded and indemnified as aforesaid.
The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Holders at whose instance it is acting to deposit with the Trustee the Debentures held by them, for which Debentures the Trustee shall issue receipts.

9.3 Evidence
In addition to the reports, certificates, opinions and other evidence required by this Indenture or the Security Agreements, the Company shall furnish to the Trustee such additional evidence of compliance with any provision hereof or thereof, and in such form (including by way of one or more statutory declarations made by any one or officers of the Company acceptable to the Trustee), as may be prescribed by indenture legislation or as the Trustee may reasonably require by written notice to the Company.
Proof of the execution of an instrument in writing, including a Holders' Request, by Holders may be made by the certificate of a notary public, commissioner for oaths or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Trustee may consider adequate, and in respect of a corporate Holder, shall include a certificate of incumbency of such Holder together with a certified resolution authorizing the person who signs such instrument to sign such instrument, provided that the Trustee and/or Company, unless it has actual knowledge to the contrary, may rely (but shall not be obliged to rely) upon and assume, without certification, that the person purporting to execute any document is the person named therein as signatory and/or has the authority to sign on behalf of the signatory named therein.
9.4 Delegation; Experts and Advisers
The Trustee may delegate to any company or person the performance of any of the trusts and powers vested in it by this Indenture or the Security Agreements and any such delegation may be made upon such terms and conditions and subject to such regulations, not including, however, any power to sub‑delegate, as the Trustee may think to be in the interest of the Holders.
The Trustee may employ such agents, counsel, accountants, engineers, appraisers or other assistants as it may reasonably require for the proper discharge and determination of its rights and duties hereunder and under documents associated with this Indenture or the Security Agreements, and may pay reasonable remuneration for all services performed for it in the discharge of the trusts hereof and thereof (including the reasonable disbursements and expenses of any such agents, counsel, accountants, engineers, appraisers or assistants) and the Trustee shall not be responsible for the negligent actions or misconduct of such parties. All such payments shall be expenses of the Company and reimbursed to the Trustee within thirty (30) days after demand therefor.
9.5 Documents, Money, Etc. Held by the Trustee
Any money, securities, documents of title or other instruments and other assets that may at any time be deposited with or held by the Trustee in accordance with and subject to the trusts hereof, may be placed in the deposit vaults of any Canadian Schedule 1 chartered bank or deposited for safekeeping with any such bank.
Unless herein otherwise expressly provided, pending the application or withdrawal thereof under any of the provisions of this Indenture or the Security Agreements, any money, securities and other assets that may at any time be deposited with or held by the Trustee in accordance with the provisions hereof (including, without limiting the generality of the foregoing any moneys set aside hereunder pursuant to Section 2.18) shall be held by the Trustee for the exclusive benefit of the Holders, and the Trustee:
(a)	may deposit the same in the name of the Trustee in any Canadian chartered bank at the rate of interest (if any) from time to time current on similar deposits; or
(b)
may, with the approval of the Company, and shall, if so directed by it invest and reinvest the same or any part thereof in any bonds or other indebtedness of or fully guaranteed by the Government of Canada or obligations of any Canadian chartered bank maturing not more than one year from the date of investment.

9.6 Environmental Indemnity
(1) Subject to Section 9.6(3), each Obligor hereby indemnifies and holds harmless the Trustee, its directors, officers, employees, and agents, and all of their respective representatives, heirs, successors and assigns (collectively the "Indemnified Parties") against any loss, expenses, claim, proceedings, judgement, liability or asserted liability (including strict liability and including costs and expenses of abatement and remediation of spills or releases of contaminants and including liabilities of the Indemnified Parties to third parties (including governmental agencies) in respect of bodily injuries, property damage, damage to or impairment of the environment or any other injury or damage and including liabilities of the Indemnified Parties to third parties for the third parties' foreseeable and unforeseeable consequential damages) incurred as a result of:
(a)	the administration of the trust created hereby; or

(b)	the exercise by the Trustee of any rights hereunder or under the Security Interest;
and which result from or relate, directly or indirectly, to:
(c)
the presence or release of any contaminants, by any means or for any reason, on the Collateral, whether or not release or presence of the contaminants was under the control, care or management of the Obligor or of a previous owner, or of a tenant;

(d)	any contaminant present on or released from any contiguous property to the Collateral; or
(e)	the breach or alleged breach of any environmental laws by an Obligor.
(2) For purposes of this Section, "liability" shall include (i) liability of an Indemnified Party for costs and expenses of abatement and remediation of spills and releases of contaminants, (ii) liability of an Indemnified Party to a third party to reimburse the third party for bodily injuries, property damages and other injuries or damages which the third party suffers, including (to the extent, if any, that the Indemnified Party is liable therefor) foreseeable and unforeseeable consequential damages suffered by the third party, (iii) liability of the Indemnified Party for damage suffered by the third party, (iv) liability of an Indemnified Party for damage to or impairment of the environment, and (v) liability of an Indemnified Party for court costs, expenses of alternative dispute resolution proceedings, and fees and disbursements of expert consultants and legal counsel on a solicitor and client basis.
(3) It is understood and agreed that obligations of each Obligor to the Indemnified Parties under Section 9.6(1) shall survive the resignation or removal of the Trustee or the termination or discharge of this Indenture.
9.7 Action by Trustee to Protect Security
Subject to the terms of this Indenture (including Section 9.2) and the Security Agreements, the Trustee shall have the power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to prevent any impairment of the Security Interest by any acts of any Obligor or of others or to preserve or protect its interests and the security and interests of the Holders in respect of the Collateral, or in respect of the income, earnings, rents, issues and profits thereof.
9.8 Trustee Not Required to Give Security
The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.
9.9 Protection of the Trustee
By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:
(a)	The Trustee shall not be liable for or by reason of:
(i)	any failure or defect of title to, or encumbrance upon, the Collateral; or
(ii)	any failure of or defect in the registration or filing of or renewal of the Security Interest.

(b)
The Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture, the Security Agreements or in the Debentures (except in the certificate of the Trustee thereon) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Obligor to whom those statements of fact or recitals are attributed.

(c)
Nothing herein contained shall impose any obligation on the Trustee to see or to require evidence of the registration or filing of the Indenture, the Security Interest, or to procure any further, other or additional instrument of further assurance, or to do any other act for the continuance of the Security Interest or for giving notice of the existence of the Security Interest for extending or supplementing the same.

(d)	In the exercise of its rights and duties hereunder:
(i)
the Trustee may permit and suffer and shall be protected in permitting and suffering in good faith any Obligor, its successors or assigns, to retain or be in possession of any part of the Collateral and to use and enjoy the same unless otherwise expressly provided herein, provided that the Trustee, when so acting, shall not be or become responsible or liable for any destruction, deterioration, loss, injury or damage which may be done or occur to the Collateral by any Obligor, their servants or by any other person; and

(ii)
the Trustee shall not incur any liability or be in any way responsible for the consequence of any breach on the part of any Obligor of any of the Obligor's covenants herein contained or of any acts of the directors, officers, employees, agents or servants of either Obligor.

(e)
The Trustee shall not be bound to give notice to any person or persons of the execution hereof or of the Security Interest or in any way to interfere with the conduct of the Company's business, unless and until the Security Interest shall have become enforceable and the Trustee shall have determined or become bound to enforce the same.

(f)
The Trustee shall not be, nor shall its agents or attorneys be, liable by reason of an entry into possession of the Collateral or any part thereof to account as mortgagee in possession or be liable for any loss on realization or for any default or omission for which a mortgagee in possession might be liable save such as may be caused by its own gross negligence or wilful misconduct.

(g)
Each Obligor hereby agrees to indemnify and hold harmless the Trustee and its officers, directors, employees, trustees agents, representatives, successors and assigns from and against any liability, loss, claim, action, demand, cost and expense, including legal fees and disbursements of whatever kind or nature (collectively "Liabilities"), which may be asserted against the Trustee or which it may suffer or incur as a result of or arising from or out of the performance of its duties and obligations under this Indenture or the Security Agreements, whether groundless or otherwise, howsoever arising from or out of any act, omission or error of the Trustee; provided that the Obligor shall not be required to indemnify the Trustee in the event that such liabilities are a result of the gross negligence or wilful misconduct of the Trustee. Without limiting the generality of the foregoing, the obligation to indemnify, defend and save harmless in accordance herewith shall apply in respect of Liabilities suffered by, imposed upon, incurred in any way connected with or arising from, directly or indirectly, any environmental laws. It is understood and agreed that this provision shall survive the resignation or removal of the Trustee or the termination or discharge of this Indenture or the Security Agreements.

9.10 Replacement of the Trustee
The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Company at least 90 days' notice in writing or such shorter notice as the Company may accept as sufficient. The Holders by Resolution shall have power at any time to remove the Trustee and to appoint a new Trustee. In the event of the Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Company shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Holders, and failing such appointment by the Company the retiring Trustee or any Holder may apply to a Judge of the Superior Court of Ontario, on such notice as such Judge may direct, for the appointment of a new Trustee but any new Trustee so appointed by the Company or by the Court shall be subject to removal as aforesaid by the Holders. Any new Trustee appointed under any provision of this Section shall be a Company authorized and qualified to carry on the business of a trust company in the Province of Ontario and in every other jurisdiction where such authorization or qualification is necessary to enable it to act as Trustee hereunder. On any new appointment the new Trustee shall be vested with the same powers, rights, duties and obligations as if it had been originally named herein as Trustee, without any further assurance, conveyance, act or deed but there shall be immediately executed, at the expense of the Company, all such conveyances or other instruments as may, in the opinion of Counsel, be necessary or advisable for the purpose of assuring to the new Trustee a full estate in the premises.

In case at any time the name of the Trustee is changed and at such time any of the Debentures have been Authenticated but not delivered, the Trustee may adopt the Authentication under its prior name and deliver Debentures so Authenticated; and in case at that time any of the Debentures have not been Authenticated, the Trustee may Authenticate such Debentures either in its prior name or in its changed name; and in all such cases such Debentures will have the full force provided in the Debentures and in this Indenture.
9.11 Conflict of Interest
The Trustee represents to the Company that, at the time of execution and delivery hereof, no material conflict of interest exists in the Trustee's role hereunder and agrees that, in the event of a material conflict of interest arising hereafter, it will, within 90 days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its duties and obligations hereunder to a successor Trustee approved by the Company and meeting the requirements set forth in Subsection
9.12 Acceptance of Trust
The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold the Security Interest and all the rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.
9.13 Rights and Duties of Trustee
The Trustee shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would in comparable circumstances. No provision of this Indenture or the Security Agreements shall be construed to relieve the Trustee from liability for its own gross negligence, willful misconduct or bad faith.
The Trustee shall not be bound to do or give any notice or take any act, action, proceeding for the enforcement of any of the obligations of any Obligor under this Indenture or the Security Agreements unless and until it shall have received a Holders' Request specifying the act, action or proceeding which the Trustee is requested to take, nor shall the Trustee be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall specify the default desired to be brought to the attention of the Trustee and, in the absence of any such notice, the Trustee may for all purposes of this Indenture and the Security Agreements conclusively assume that no default has been made in the observance or performance of any of the representations, debentures, covenants, agreements, or conditions contained herein.
No duty shall rest with the Trustee to determine compliance of the transferor or transferee with applicable securities laws. The Trustee shall be entitled to assume that all transfers are legal and proper.
The Trustee shall be protected in acting and relying upon any written notice, opinions, reports, certificates, direction, instruction, order, certificate, confirmation, request, waiver, consent, receipt, statutory declaration or other paper or document (collectively referred to as "Documents") furnished to it and signed by any person required to or entitled to execute and deliver to the Trustee any such Documents in connection with this Indenture or the Security Agreements, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which it in good faith believes to be genuine.
The Trustee is not to be appointed receiver or receiver manager of the assets of any Obligor.
Any corporation into which the Trustee is amalgamated or with which it is consolidated or to which all or substantially all of its corporate trust business is sold or is otherwise transferred or any corporation resulting from any consolidation or amalgamation to which the Trustee is a party shall become the successor Trustee under this Indenture and the Security Agreements, without the execution of any document or any further act; provided that such successor Trustee is a corporation qualified to carry on the business of a trust corporation in Canada or the province of Ontario and shall not have a material conflict of interest in its role as a fiduciary under this Indenture.
The Trustee, in its personal or any other capacity, may buy, lend upon, and deal in securities of the Company and generally make contracts and enter into financial transactions with the Company or any subsidiary of the Company without being liable to account for any profit made thereby.

9.14 Force Majeure
The Trustee shall not be liable to the Company, or held in breach of this Indenture or the Security Agreements, if prevented, hindered, or delayed in the performance or observation of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures).
9.15 Not Bound to Act
The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, determine at any time that its acting under this Indenture or the Security Agreements has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to the Company, provided (i) that the Trustee's written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Trustee's satisfaction within such 10 day period, then such resignation shall not be effective.
ARTICLE 10
DISCHARGE
10.1 Discharge
If the Company pays the principal and interest owing on the Debentures (including interest on amounts in default) and also pays all other sums payable hereunder by the Company or, all the outstanding Debentures having matured, payment of the principal of and interest (including interest on amounts in default, if any) on such Debentures and of all other moneys payable hereunder has been duly and effectually provided for in accordance with the provisions hereof and under the Debentures, then:
(a)
the Security Interest shall cease and become utterly null and void and the Collateral shall revert to and revest in the Obligor without any release, acquittance, reconveyance, re-entry or other act or formality whatsoever provided, however, that the Trustee shall, upon payment of its outstanding fees and expenses, execute all such documents and instruments as the Obligor may reasonably require in order to evidence the release; and

(b)
upon proof being given to the reasonable satisfaction of the Trustee that the principal, interest and other moneys referred to above have been paid or satisfied, and upon payment of all costs, charges and expenses properly incurred by the Trustee in relation to this Indenture or the Security Agreements and all interest thereon and the remuneration of the Trustee, the Trustee shall, at the request of any Obligor, release and discharge this Indenture and the Security Agreements and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and to release the Obligor from its covenants herein (other than the provisions relating to the indemnification of the Trustee).

ARTICLE 11
MEETINGS OF DEBENTURE HOLDERS
11.1 Right to Convene Meeting
The Trustee may at any time and from time to time, and shall on receipt of a written request of the Company or a Holders' Request, and upon being indemnified and funded by the Holders or the Company as applicable (or provision having been made for such funding which is satisfactory to the Trustee) to its reasonable satisfaction by the Company or by the Holders signing such Holders' Request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Holders. If the Trustee fails within ten days after receipt of any such request, indemnity and funding to give notice convening a meeting, the Company or the Holders named in the Holders' Request, as the case may be, may convene such meeting. Every such meeting shall be held in the Province of Ontario at such place as selected by the Trustee or as designated by the Company or the Holders requesting the meeting if the Trustee fails to give notice as aforesaid.
11.2 Notice of Meetings
At least 21 days' notice of any meeting shall be given to the Holders in the manner provided in Article 14 a copy thereof shall be sent to the Trustee unless the meeting has been called by it and to the Company unless the meeting has been called by it, and the notice shall state briefly the general nature of the business to be transacted thereat but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article. Notwithstanding the foregoing, the requirement for the giving of notice may be waived and/or the time period for notice of a meeting may be abridged to not less than ten days with the consent of Holders representing more than 50% of the principal amount of all Debentures. Further, so long as a quorum is present, no meeting of Holders shall be considered invalid or improperly constituted and no business conducted or Resolution approved at any such meeting shall be invalid by reason only of the inadvertent failure to give notice in accordance with this Section or by reason that the notice given may have been deficient or improper, and the attendance of a Holder or his proxy at a meeting shall be deemed to be consent to the holding of the meeting and the transaction of all business conducted at such meeting, unless such appearance at the meeting is for the purpose of objecting to the sufficiency of notice thereof.

11.3 Chairman
Any person, who need not be a Holder, as selected by the Trustee shall be chair of the meeting, unless the Holders at the meeting select from amongst themselves by Resolution an alternative chair, in which case the person elected by such Resolution shall be chair of the meeting.
11.4 Quorum
At any meeting of the Holders and subject to Section 11.13, a quorum shall consist of Holders present in person or by proxy and representing at least 25% in principal amount of the outstanding Debentures. If a quorum of the Holders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Holders or pursuant to a Holders' Request, shall be dissolved but in any other case the meeting shall be adjourned to be held not earlier than seven days and not later than 21 days thereafter. An adjourned meeting shall, subject to the foregoing, be held at such time and place in the Province of Ontario at the same place and time, and no further notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting the Holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 10% of the principal amount of the outstanding Debentures.
11.5 Power to Adjourn
The chair of any meeting at which a quorum of the Holders is present may, with the consent of the Holders of a majority in principal amount of the Debentures represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.
11.6 Show of Hands
Every question or resolution submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chair that a question or Resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.
11.7 Poll
On every resolution and on any other question submitted to a meeting after a vote by show of hands, when demanded by the chair or by any one or more Holders and/or proxies for Holders a poll shall be taken in such manner and either at once or after an adjournment as the chair shall direct. If a poll is taken on any resolution or question such resolution or question shall be decided by the votes of a majority in principal amount of the Debentures represented at the meeting and voted on the poll.
11.8 Voting
On a show of hands every person who is present and entitled to vote, whether as a Holder or as proxy for one or more Holders, or both, shall have one vote. On a poll each Holder present in person or represented by proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each CAD$1,000 principal amount of Debentures of which he shall then be the Holder (or proxy for the Holder) and which is then outstanding. In the case of joint registered Holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Debentures of which they are joint registered Holders.

11.9 Proxies
A Holder may attend any meeting personally or may be represented by proxy. The instrument appointing a proxy shall be signed by the Holder or his duly authorized attorney in writing, or, if the Holder is a company, under its seal or by an officer or attorney thereof duly authorized. Unless otherwise indicated in the form of proxy, any such proxy shall cease to be valid one year from its date. A proxy need not be a Holder.
The Company with the approval of the Trustee may, from time to time, make and vary regulations as it shall think fit providing for and governing any or all the following matters for the purpose of enabling the Holders to vote at any such meeting by proxy:
(a)
the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any person signing on behalf of a Holder;

(b)
the deposit of instruments appointing proxies at such place as the Trustee, the Company or the Holder convening the meeting, as the case may be, may in the notice convening the meeting, direct and the time, if before the holding of the meeting or any adjournment thereof by which the same must be deposited; and

(c)
the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed, or sent by other electronic communication before the meeting to the Company or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

11.10 Holdings by the Company Disregarded
In determining whether Holders holding Debentures evidencing the required number of Debentures are present at a meeting of Holders for the purpose of determining a quorum or for the purpose of determining whether Holders have concurred in any consent, waiver, resolution or other action under this Indenture, the Debentures owned legally or beneficially by the Company shall be disregarded.
11.11 Company and Trustee May be Represented
The Company and the Trustee, by their respective officers, directors and employees and the legal advisers of the Company and the Trustee may attend any meeting of the Holders, but shall have no vote as such.
11.12 Regulation of Meetings
Notwithstanding any other provisions of this Indenture, the Trustee or the Company, with the approval of the Trustee, may make and from time to time may vary such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Debentures and the appointment of proxies and in regard to the appointment and duties of scrutineers of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.
11.13 Powers Exercisable by Extraordinary Resolution
In addition to the powers conferred upon them by any other provisions of this Indenture or by law, the Holders shall have the following powers exercisable from time to time by Extraordinary Resolution:
(a)
power to sanction and agree to any modification, abrogation, alteration, compromise or arrangement of the rights of the Holders and/or the Trustee (with the prior consent of the Trustee) against the Company or against the Collateral;

(b)
power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture or the Security Agreements, in any manner specified in such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(c)
power to waive and direct the Trustee to waive any default on the part of the Company under any provision of this Indenture or the Security Agreements either unconditionally or upon any conditions specified in such Extraordinary Resolution, whether or not the Security Interest shall have become enforceable by reason of such default;

(d)
power to restrain any Holder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal of or interest on the Debentures, or for the execution of any trust or power hereunder;

(e)
power to direct any Holder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same, provided that no Holder who has taken any suit, action or proceeding when permitted by Section 8.3(c) hereof shall be required to stay or discontinue or otherwise deal with such proceeding until it has received payment of the costs, charges and expenses reasonably and properly incurred by such Holder in connection therewith;

(f)
power to assent to any modification of or change in or omission from the provisions contained herein or any deed or instrument supplemental hereto which shall be agreed to by the Company and to authorize the Trustee to concur in and execute any deed or instrument supplemental hereto or thereto embodying such modification, change or omission;

(g)
power to assent to any scheme for the reorganization of the Company or for the consolidation, amalgamation or merger of the Company with any other Company and for the selling or leasing of the undertaking, property and assets of the Company or any part thereof, if such reorganization, consolidation, amalgamation or merger otherwise would or might be prohibited hereby;

(h)
power to require the Trustee on having entered into and taken possession of the Collateral or any part thereof, or to authorize any receiver or receiver and manager in possession of the Collateral or any part thereof, to restore the same to the Company upon such conditions as such Extraordinary Resolution may specify;

(i)	power to authorize the Trustee (subject to the Trustee's consent and approval) or any other person to do all or any of the following, namely:
(i)	to bid or tender at any sale of the Collateral or any part thereof;
(ii)
to borrow the moneys required to make any deposit at said sale or to pay the balance of the purchase price and to grant, mortgage, pledge, charge and transfer the property so purchased or any part or parts of such property as security for the repayment of the moneys so borrowed and interest thereon, or to advance such moneys in which event the Trustee or person advancing such moneys shall have a lien, charge or privilege upon or a right of retention of the property so purchased for the amount so advanced and interest thereon;

(iii)
to hold any property so purchased (subject to any mortgage, charge, lien or transfer or to such right of retention to secure any moneys so borrowed or advanced) in trust for all the Holders at the time of such tender pro rata in proportion to the amounts due to them thereon respectively for principal and interest before the making of such tender;

(iv)
to sell, transfer and convey the whole or any part or parts of the property so purchased for such consideration and upon such terms and conditions as may be determined by such Extraordinary Resolution; and

(v)
until the sale, transfer and conveyance of the whole of such property so purchased, to maintain and operate such part of said property as has not been disposed of and for such purposes to borrow moneys and to grant, mortgage, pledge, charge and transfer the property so purchased, or any part or parts thereof, as security for the repayment of the moneys so borrowed, with interest thereon, or itself, himself or themselves, as the case may be, to advance such moneys, in which event it, he or they shall have a lien or charge or privilege upon or right of retention of the property so purchased for the amounts so advanced and interest thereon and otherwise to deal with such property and the proceeds of any sale, transfer or conveyance thereof as such Extraordinary Resolution may direct;

(j)
power to appoint and remove a committee (herein sometimes called a "Holders' Committee") to consult with the Trustee and to delegate to such Holders' Committee (subject to such limitations, if any, as may be prescribed in such Extraordinary Resolution) all or any of the powers which the Holders could exercise by Resolution or Extraordinary Resolution under the provisions hereof. The Extraordinary Resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such Holders' Committee. Such Holders' Committee shall consist of such number of persons as shall be prescribed in the Extraordinary Resolution appointing it and the members need not be themselves Holders. Subject to the Extraordinary Resolution appointing it, every such Holders' Committee may elect its chair and may make regulations respecting its quorum, the calling of meetings, the filling of vacancies occurring in its number, the manner in which it may act and its procedure generally and such regulations may provide that the Holders' Committee may act at a meeting at which a quorum is present or may act by minutes signed by a majority of the members thereof or the number of members thereof necessary to constitute a quorum, whichever is the greater. All acts of any such Holders' Committee within the authority delegated to it shall be binding upon all Holders; and

(k)	power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Holders;
provided that no Extraordinary Resolution shall be approved, or if approved valid, where or to the extent that such Extraordinary Resolution creates or purports to create different rights or obligations for different Holders (considered rateably) except with the express consent of all Holders.
11.14 Powers Cumulative
It is hereby declared and agreed that any one or more of the powers and/or any combination of the powers in this Indenture or the Security Agreements stated to be exercisable by the Holders by Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the rights of the Holders to exercise the same or any other such power or powers or combination of powers thereafter from time to time.
11.15 Minutes
Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Company or by the Trustee at the expense of the Company or by such person as the Holders by resolution may appoint, and any such minutes as aforesaid, if signed by the chair of the meeting at which such Resolutions were passed or proceedings had, or by the chair of the next succeeding meeting of the Holders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings had, to have been duly passed and had.
11.16 Instruments in Writing
All actions which may be taken and all powers that may be exercised by Resolution by the Holders at a meeting as provided for in this Article 11, may also be taken and exercised by an instrument in writing signed in one or more counterparts by the Holders of more than 50% or more of the principal amount of all of the outstanding Debentures and the expression "Resolution" when used in this Indenture shall include an instrument so signed.
11.17 Binding Effect of Resolutions
Every resolution passed in accordance with the provisions of this Article shall be binding upon all the Holders, whether present at or absent from the meeting, if any, at which such resolution was approved, and every instrument in writing signed by Holders in accordance with Section 11.16 shall be binding upon all the Holders, whether signatories thereto or not, and each and every Holder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.
ARTICLE 12
CONSOLIDATION, MERGER, SALE, CONVEYANCE OR TRANSFER OF ASSETS
12.1 Merger, etc. of the Company
The Company may consolidate with or merge into any other company, or sell, convey or transfer all or substantially all of its assets to any person, or any other person may otherwise assume the obligations of the Company in respect of the Debentures (any of the foregoing being referred to as a "Successor Person Transaction") without the consent of the Holders, provided that the successor continuing Company, or the purchasing or assuming person (the "Successor Person") assumes the Security Interest and all the obligations of the Company under this Indenture and the Security Agreements (as amended or supplemented) and the Debentures, and complies with the following conditions:
(a)	the Successor Person expressly assumes by supplemental indenture the Company's obligations thereunder and under the Debentures and confirms by deed the continuing validity of the Guarantee;
(b)
the Successor Person provides a certificate to the Trustee stating that immediately after such transaction there will not be any default by the Successor Person under this Indenture, the Security Agreements or the Debentures;

(c)
the Successor Person agrees to indemnify each Holder against any tax, assessment or governmental charge imposed on such Holder solely as a consequence of such transaction with respect to the payment of principal and interest on the Debentures and to pay any additional amounts which may be necessary in order that the net amounts received by the Holders after any withholding or deduction of such tax, assessment or governmental charge shall equal the respective amounts of principal and interest which would have been received in respect of the Debentures in the absence of such transaction;

(d)
the Successor Person provides to the Trustee an opinion of counsel (who may be counsel to such Successor Person, acceptable to the Trustee) stating that the transaction complies with the relevant provisions of this Indenture, the Security Agreements and the Debentures; and

(e)
the Successor Person shall assume and confirm the Security Interest and shall provide the Trustee with such assurances as the Trustee may require to confirm that the Security Interest and the Collateral will not be materially impaired or diminished as a result of the Successor Person Transaction.

12.2 Successor Substituted
Upon any consolidation, amalgamation, merger or disposition described in, and complying with the provisions of Section 12.1, in which the Company is not the continuing Company, the Successor Person shall succeed to all of the rights and obligations of the Company under this Indenture, the Security Agreements and the Debentures, and from time to time may exercise every right and power of the Company under this Indenture, the Security Agreements and the Debentures.
ARTICLE 13
SUPPLEMENTAL DEEDS
13.1 Provision for Supplemental Deeds
From time to time each Obligor (when authorized by a resolutions of their directors) and the Trustee may, subject to the provisions of this Indenture and the Security Agreements, and they shall, when so directed by this Indenture, execute and deliver by their proper officers, deeds or instruments supplemental or ancillary hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:
(a)	giving effect to any Resolution passed as provided in ARTICLE 11;
(b)
making any addition to, deletion from or alteration of the provisions of this Indenture or the Security Agreements which the Company may deem necessary or advisable and which, in the opinion of the Trustee, relying on the opinion of Counsel, does not materially and adversely affect the interest of the Holders;

(c)
adding to the limitations or restrictions herein specified further limitations or restrictions, thereafter to be observed, upon the dealing with the Collateral and adding to the covenants of the Company herein contained for the protection of the Holders or adding to the Events of Default herein specified provided that such further limitations, restrictions, covenants or Events of Default are not, in the opinion of the Trustee relying on the opinion of Counsel, prejudicial to the interests of the Holders;

(d)
amending Article 9 in such manner as the Company and the Trustee (relying upon the opinion of Counsel) may deem necessary or advisable in order to avoid conflict between such ARTICLE 9 and indenture legislation; and

(e)
for any other purpose required by or not inconsistent with the terms of this Indenture or the Security Agreements, which have been advised by Counsel to the Trustee are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provision or clerical omission or mistake or manifest error contained herein or in any deed or indenture supplemental or ancillary hereto, provided that in the opinion of the Trustee, relying on the opinion of Counsel, the rights of the Trustee or of the Holders are in no way prejudiced thereby.

ARTICLE 14
NOTICES
14.1 Notice to Company
Any notice to the Company under the provisions of this Indenture shall be valid and effective (a) if delivered in person to the Chief Executive Officer or Secretary of the Company, or (b) if sent by facsimile to (905) 269-1000 to the attention of the Chief Executive Officer or Secretary of the Company, or (c) if given by registered letter, postage prepaid, addressed to SECURITY DEVICES INTERNATIONAL INC., 125 Lakeshore Road East, Suite 300, Oakville, Ontario L6J 1H3, to the attention of the Chief Executive Officer or Secretary.
Notice by electronic transmission, if sent prior to, in the case of the Company, 4:00 p.m. (Eastern Time), on a Business Day, shall be deemed to have been given on such Business Day and in all other cases shall be deemed to have been given on the next following Business Day. Notice by mail, subject as provided in Section 14.4, shall be deemed to have been given on the fifth Business Day following the date of mailing thereof. The Company may from time to time notify the Trustee in writing of a change of address or electronic transmission number or the person to whose attention any notice is to be addressed which thereafter, until changed by like notice, shall be the address or electronic transmission number of the Company or the person to whose attention any notice is to be addressed for all purposes of this Indenture.
14.2 Notice to Holders
Any notice to the Holders shall be valid and effective if, in the case of Holders of registered Debentures, it is delivered or mailed postage prepaid, addressed to such Holders, at their addresses appearing in the Register maintained by the Trustee and, subject as provided in this Section 14.2, shall be deemed to have been given on the fifth Business Day after mailing. All notices to joint Holders will be addressed to both Holders and will be sent to the address appearing on the Register, and any notice so given shall be sufficient notice to all Holders of such Debenture. In the event of a postal disruption, notices to Holders shall be sent by other appropriate means. Accidental error or omission in giving notice or accidental failure to mail notice to any Holder will not invalidate any action or proceeding founded thereon.
If regular mail service is suspended or for any other reason that shall be impracticable to give notice to Holders by mail, then such notification to the Holders may be given by the publication of the notice once in a daily newspaper with national circulation in Canada or in any other manner approved by the Trustee, and it shall constitute sufficient notice to such Holders for every purpose hereunder.
14.3 Notice to Trustee
Any notice to the Trustee under the provisions of this Indenture shall be valid and effective (a) if delivered to the office of the Trustee, or (b) if sent by facsimile to TSX TRUST COMPANY at 416-361-0470, to the attention of Vice President, Trust Services, or (c) if given by registered letter, postage prepaid, addressed to the Trustee at 200 University Avenue, Suite 300, Toronto, Ontario M5H 4H1, to the attention of Vice President, Trust Services. Notice by electronic transmission, if sent prior to 3:00 p.m. (Toronto time) on a Business Day, shall be deemed to have been effectively given on such Business Day and in all other cases shall be deemed effectively to have been given on the next following Business Day. Notice by mail, subject as provided in Section 14.4, shall be deemed to have been given on the fifth Business Day following date of mailing thereof. The Trustee may from time to time notify the Company of a change in address or electronic transmission number or the person to whose attention any notice is to be addressed which thereafter, until changed by like notice, shall be the address or electronic transmission number of the Trustee or the person to whose attention any notice is to be addressed for all purposes of this Indenture.
14.4 Postal Service Interruption
In the case of disruption in postal services in Canada, any notice given under Section 14.1 or Section 14.3, if mailed, shall be deemed not to have been given until it is actually delivered.

ARTICLE 15
 GOVERNING LAW
15.1 Governing Law and Submission to Jurisdiction
The Indenture and the Debentures are governed by, and shall be construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.
The Company submits, for the exclusive benefit of the Trustee and the Holders, to the exclusive jurisdiction of the courts of the Province of Ontario for all purposes in connection with the Indenture and the Debentures.
(intentionally left blank)

ARTICLE 16
EXECUTION
This Indenture may be executed (by facsimile or otherwise) in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
IN WITNESS WHEREOF the parties have executed this Indenture.

SECURITY DEVICES INTERNATIONAL INC. /s/ Dean Thrasher By: __________________________________ Dean Thrasher Authorized Signing Officer By: __________________________________ Authorized Signing Officer

SECURITY DEVICES INTERNATIONAL CANADA CORP

              /s/ Dean Thrasher
By: __________________________________
Dean Thrasher, Authorized Signing Officer

By: __________________________________
Authorized Signing Officer

TSX TRUST COMPANY

              /s/ Donald Crawford
By: __________________________________
Donald Crawford,Authorized Signing Officer

              /s/ Kathy Thorpe
By: __________________________________
Kathy Thorpe, Authorized Signing Officer

Schedule 1.1(pp)
Permitted Liens
Corporation Name	Secured Party	File Number	Expiry Date (YYYY/MM/DD)	Collateral Classification
Security Devices International Canada Corp.	The Toronto-Dominion Bank - 22052	712995201	30 December 2020	Accounts Other
Security Devices International Canada Corp.	Northeast Industrial Partners, LLC	723157083	06 December 2021	Inventory, Equipment Accounts Other
Security Devices International Inc.	Northeast Industrial Partners, LLC	723157083	06 December 2021	Inventory, Equipment Accounts Other

Schedule 1.1(ccc)
[FORM OF SENIOR SECURED CONVERTIBLE NOTE]
NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION IN A GENERALLY ACCEPTABLE FORM OF COUNSEL, WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND BE REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.  ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(v) AND 18(a) HEREOF.  THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(v) OF THIS NOTE.   THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 5 OF THE SECURITIES PURCHASE AGREEMENT DATED AS OF DECEMBER 7, 2016.
UNLESS PERMITTED UNDER NATIONAL INSTRUMENT 45-102 (RESALE OF SECURITIES), THE HOLDER OF THIS SECURITY (AND ANY SECURITY INTO WHICH THIS SECURITY MAY BE CONVERTED) MUST NOT TRADE THE SECURITY BEFORE APRIL 8, 2017.
[WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH NATIONAL INSTRUMENT 45-102 (RESALE OF SECURITIES), THE SECURITIES REPRESENTED BY THIS CERTIFICATE (AND ANY SECURITY INTO WHICH THIS SECURITY MAY BE CONVERTED) MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL APRIL 8, 2017.]
SECURITY DEVICES INTERNATIONAL INC.
Senior Secured Convertible Note
Issuance Date: December 7, 2016	Principal: U.S. $[___________]
FOR VALUE RECEIVED, Security Devices International Inc., a Delaware corporation (the "Company"), hereby promises to pay to [Insert Name] or registered assigns ("Holder") the amount set out above as the Principal (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the rate equal to the then applicable Interest Rate (as defined below), from the date set out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption or otherwise (in each case, in accordance with the terms hereof).  This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, this "Note") is one of an issue of Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement (as defined below) on the Closing Date (as defined in the Securities Purchase Agreement) (collectively, the "Notes" and such other Senior Secured Convertible Notes, the "Other Notes").  Certain capitalized terms used herein are defined in Section 28.  Capitalized terms not otherwise defined herein have the meanings set forth in the Securities Purchase Agreement.
       (1)  MATURITY. On the Maturity Date, the Holder shall surrender this Note to the Company and the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges, if any. The "Maturity Date" shall be June 6, 2019, but may be extended at the option of the Holder through the date that is 10 days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(b)) is delivered prior to the Maturity Date. Except as specifically set forth herein, this Note is not prepayable.
      (2) INTEREST; INTEREST RATE

      (a) Interest.  Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and shall be payable in arrears on the last day of each May and November during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each, an "Interest Date") with the first Interest Date being May 31, 2017.  Interest shall be payable on each Interest Date in cash.  Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the rate of 10% per annum (the "Interest Rate").
      (b) Default Rate. From and after the occurrence of an Event of Default and notwithstanding the provisions of Section 2(b) hereof, the Interest Rate shall be increased to 15.0% (the “Default Rate”). In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest calculated at the Default Rate during the continuance of such Event of Default shall continue to apply to the extent it relates to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.
     (c) Maximum Effective Interest Rate: Notwithstanding any other provision of the Securities Purchase Agreement or this Note (including, for certainty, Section 4(b) (Redemption Right) and Section 5 (Rights Upon Fundamental Transaction And Change Of Control)), the effective rate of interest per annum may not exceed 25% and any payments otherwise required to be made to the Holder will be reduced as necessary for that purpose.
    (3) CONVERSION OF NOTES. This Note shall be convertible into shares of the Company's common stock, par value $0.001 per share (the “Common Stock”), on the terms and conditions set forth in this Section 3.
    (a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.
  (b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (such number of shares, the “Conversion Rate”). For the purposes of this Note:

  (i) “Conversion Amount” means the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made.

  (ii) “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination a price equal to USD$0.24, subject to adjustment as provided herein.

    (c) Mechanics of Conversion.

   (i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York City time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 3(c)(v), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). Promptly following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Company's transfer agent (the “Transfer Agent”). On or before the fifth Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (1) (X) provided that the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and so long as the certificates therefor are not required to bear a legend pursuant to Section 5(c) of the Securities Purchase Agreement, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, which certificate shall not bear any restrictive legend unless the certificate is required to bear such a legend pursuant to Section 5(c) of the Securities Purchase Agreement, and (2) pay to the Holder in cash an amount equal to the sum of (A) the amount of any accrued and unpaid Interest on the applicable Conversion Amount being converted through the Conversion Date and (B) any accrued and unpaid Late Charges on such Conversion Amount and Interest. Delivery of physical certificates shall be deemed to have been made if delivered personally or when delivered to a nationally recognized overnight carrier. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Conversion Amount, then the Company shall as soon as practicable and in no event later than three Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

  (ii) Company's Failure to Timely Convert. If the Company shall fail to issue a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is five Business Days after the Conversion Date (a “Conversion Failure”), then the Company shall pay to the Holder payments (“Conversion Default Payments”) for a Conversion Failure in the amount of (i) (N/365), multiplied by (ii) an amount equal to the amount by which (x) the highest Closing Sale Price of the Common Stock during the period beginning on the date the Conversion Notice giving rise to the Conversion Failure in accordance with this Section 3(c)(ii) is transmitted (the “Conversion Failure Date”) and ending on the date immediately preceding the date on which the applicable Conversion Default Payment is made exceeds (y) the Conversion Price in respect of such Conversion Amount, multiplied by (iii) the number of shares of Common Stock the Company failed to so deliver in such Conversion Failure, multiplied by (iv) .18, where N equals the number of days from the Conversion Failure Date to the date that the Company effects the full conversion of the Conversion Amount which gave rise to the Conversion Failure. The accrued Conversion Default Payments for each calendar month shall be paid in cash to the Holder by the fifth day of the month following the month in which it has accrued. In addition to the foregoing, if within five Trading Days after the Company's receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such Holder's conversion of any Conversion Amount, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock times (B) the Closing Sale Price on the Conversion Date. Nothing herein shall limit the Holder’s right to pursue actual damages for the Company’s failure to maintain a sufficient number of authorized shares of Common Stock or to otherwise issue shares of Common Stock upon conversion of this Note in accordance with the terms hereof, and the Holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

 (iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Principal amount of this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Note. The Holder and the Company shall maintain records showing the Principal converted and the dates of such conversions (and the Interest and Late Charges paid with respect thereto) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

 (iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder's portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 23.

   (d) Limitations on Conversions and Payments in Shares of Common Stock; Beneficial Ownership. The Company shall not be obligated to effect any conversion of this Note or pay any amounts due hereunder in Common Stock, and the Holder of this Note shall not have the right to convert any portion of this Note pursuant to Section 3(a) or to require the Company to pay any amounts due hereunder in Common Stock, in each case to the extent that after giving effect to such conversion or payment, the Holder (together with the Holder's affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or payment. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon the conversion or payment of or in connection with this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, unconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any Other Notes or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Section 3(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-K, Form 10-Q or Form 8-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 19.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Notes.

    (4) RIGHTS UPON EVENT OF DEFAULT.

    (a) Event of Default. Each of the following events shall constitute an “Event of Default”:

    (i) the suspension from trading or failure of the Common Stock to be listed on an Eligible Market for a period of five consecutive days or for more than an aggregate of 10 days in any 365-day period;

    (ii) the Company's (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten Trading Days after the applicable Conversion Date or (B) notice, written or oral, to any holder of the Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes;
    (iii) the Holder's Authorized Share Allocation is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a full conversion of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise) for 10 consecutive Business Days;

    (iv) the Company's failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company's failure to pay any redemption payments, premiums or other amounts hereunder) or any other Transaction Document (as defined in the Securities Purchase Agreement) except in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure continues for a period of at least five Trading Days;

    (v) the Company shall either (i) fail to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $250,000 due to any third party, other than, with respect to unsecured Indebtedness only, payments contested by the Company in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP, or otherwise be in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company, which default or event of default would or is likely to have a material adverse effect on the business, operations, properties, prospects or financial condition of the Company or any of its Subsidiaries, individually or in the aggregate;

   (vi) the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or the Bankruptcy and Insolvency Act (Canada), or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

   (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

   (viii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any of its Subsidiaries and, if instituted against the Company or any of its Subsidiaries by a third party, shall not be dismissed within 60 days of their initiation;

   (ix) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company or any of its Subsidiaries, which judgments are not, within 60 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; provided, however, that any judgment that is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above;

   (x) the Company breaches any representation, warranty, covenant (other than the covenants set forth in Section 14 of this Note) or other term or condition of any Transaction Document, except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least 10 consecutive days after written notice thereof to the Company by the Holder;

   (xi) any breach or failure to comply with Section 14 of this Note;

   (xii) the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the holders of Notes upon conversion of the Notes as and when required by the Notes or the Securities Purchase Agreement (a “Legend Removal Failure”), and any such failure continues uncured for five Business Days after the Company has been notified thereof in writing by the holder; or

   (xiii) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

   (b) Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within one Business Day deliver written notice thereof via confirmed facsimile and overnight courier (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder's receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the amount of Principal of this Note the Holder is electing to redeem. Each portion of the Principal amount of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price (the “Event of Default Redemption Price”) equal to 110% of the sum of (i) any accrued and unpaid Interest on the Conversion Amount being redeemed, plus (ii) any accrued and unpaid Late Charges on such Conversion Amount and Interest, plus (iii) the greater of (A) the sum of (1) the Conversion Amount to be redeemed and (2) an amount equal to 100% of the Interest that would have been earned on the Conversion Amount from the Conversion Date through the Maturity Date., and (B) the product of (1) the Conversion Rate with respect to such Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice, and (2) the highest Closing Sale Price of the Common Stock during the period beginning on the date immediately preceding such Event of Default and ending on the date immediately preceding the payment of the Event of Default Redemption Price. Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 12, to the extent applicable. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, until the Event of Default Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3 hereof. The parties hereto agree that in the event of the Company's redemption of any portion of this Note under this Section 4(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

   (5) RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

    (a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity and, if an entity other than the Successor Entity is the entity whose capital stock or assets the holders of the Common Stock are entitled to receive as a result of such Fundamental Transaction, such other entity (the “Other Entity”), assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction (which approval shall not be unreasonably withheld), including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity or Other Entity, as applicable, evidenced by a written instrument substantially similar in form and substance to the Notes and with appropriate provisions such that the rights and interests of the Holder and the economic value of this Note are in no way diminished by such Fundamental Transaction, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes held by such holder and having similar ranking to the Notes and reasonably satisfactory to the Required Holders, and (ii) the Successor Entity or the Other Entity, as applicable (including its Parent Entity), is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity or the Other Entity, as applicable, shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity or the Other Entity, as applicable), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity or such Other Entity, as applicable, had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity or the Other Entity, as applicable, shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Company's Common Stock (or other securities, cash, assets or other property) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity or the Other Entity, as applicable, as adjusted in accordance with the provisions of this Note. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of this Note.

    (b) Redemption Right.

    At least 45 days before the consummation of a Change of Control, but in no event later than 15 days prior to the record date for the determination of stockholders entitled to vote with respect thereto (or, with respect to a tender offer, or a change in the Board of Directors, if the Company is unable to comply with this time requirement because of the nature of the Change of Control, as soon as the Company reasonably believes that the Change of Control is to be consummated), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change of Control Notice”). If the terms of a Change of Control change materially from those set forth in a Change of Control Notice, the Company shall deliver a new Change of Control Notice and the time periods in this clause (b) shall be calculated based upon the Holder's receipt of the later Change of Control Notice. At any time during the period (the “Change of Control Period”) beginning after the Holder's receipt of a Change of Control Notice and ending on the date that is thirty (30) days after delivery of the Change of Control Notice, the Holder may require the Company to redeem all or any portion of the outstanding Principal of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the portion of this Note that the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5 (the “Redemption Portion”) shall be redeemed by the Company for the Change of Control Redemption Price (as defined in Section 5(b)(ii)), which shall be payable in cash.

   As used in this Section 5, the “Change of Control Redemption Price” shall mean the greater of:

   (A) the sum of (x) the aggregate consideration that the Holder would be entitled to receive in connection with a Change of Control if the Holder were to fully convert (without giving effect to any limitations on conversion set forth herein) the outstanding Principal of this Note into Common Stock pursuant to Section 3(a) hereof immediately prior to the consummation of such Change of Control, plus (y) any accrued and unpaid Interest thereon through but excluding the effective date of the Change of Control and any accrued and unpaid Late Charges on such Principal and Interest; or

   (B) an amount equal to the sum of (x) the outstanding Principal of this Note plus (y) any accrued and unpaid Interest thereon through but excluding the effective date of the Change of Control and any accrued and unpaid Late Charges on such Principal and Interest plus (z) an amount equal to 100% of the Interest that would have been earned on this Note from the effective date of the Change of Control through the Maturity Date.

   (i) Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 12 to the extent applicable and shall have priority over payments to stockholders in connection with a Change of Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any interest thereon) may be converted, in whole or in part, subject to Section 3(d), by the Holder into Common Stock, or in the event the Conversion Date is after the consummation of the Change of Control, shares of stock or equity interests of the Successor Entity or Other Entity, as applicable, substantially equivalent to the Company's Common Stock pursuant to Section 3. The parties hereto agree that in the event of the Company's redemption of any portion of this Note under this Section 5(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

   (6) RIGHTS UPON CERTAIN CORPORATE EVENTS.

   In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note at any time after the consummation of the Fundamental Transaction but prior to the Maturity Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the conversion of this Note prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to the consummation of such Fundamental Transaction (without taking into account any limitations or restrictions on the convertibility of this Note, but after the calculation of such number of shares, the provisions of Section 3(d) shall continue to apply). Any provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

    (7) RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

   (a) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever after the Issuance Date, the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including, without limitation, the issuance or sale of shares of Common Stock owned or held by or for the account of the Company and the issuance of any shares of Common Stock, Options or Convertible Securities in exchange for any security such as a non-convertible note, but excluding shares of Common Stock issued or deemed to have been issued or sold by the Company in connection with any Excluded Security) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the product of (A) the Conversion Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Conversion Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Conversion Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance, provided that in no event shall the Conversion Price be reduced below the Minimum Conversion Price (as defined in Section 28 hereof). For purposes of determining the adjusted Conversion Price under this Section 7(a), the following shall be applicable:

   (i) Issuance of Options. If the Company in any manner grants or sells any Options, whether or not immediately exercisable, in one transaction or in a series of related transactions, and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable (but excluding any contingent amounts) by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

   (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible, in one transaction or a series of related transactions, and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such shares of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable (but excluding any contingent amounts) by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

   (iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price that would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

   (iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options therefor will be deemed to have been issued for no consideration. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor, after deduction of all underwriting discounts or allowances in connection with such issuance or sale. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration received therefor will be deemed to be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Company (subject to the right of the Required Holders to dispute such valuation as described below). If the Required Holders disagree with the Board of Directors’ determination of fair value, the Required Holders may submit a notice of disagreement to the Company. During the 10 days immediately following the Company’s receipt of such notice (the “Notice Date”), the Required Holders and the Company shall negotiate in good faith to determine a mutually agreeable fair value. If the parties are unable to reach agreement within such 10-day period, the fair value of such consideration will be determined within five Business Days after the 10th day following the Notice Date by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company. If the Company issues (or becomes obligated to issue) shares of Common Stock pursuant to any antidilution or similar adjustments (other than as a result of stock splits, stock dividends and the like) contained in any Convertible Securities or Options outstanding as of the Subscription Date, but not included in Schedule 3(c) to the Securities Purchase Agreement, then all shares of Common Stock so issued shall be deemed to have been issued for no consideration. If the Company issues (or becomes obligated to issue) shares of Common Stock pursuant to any antidilution or similar adjustments contained in any Convertible Securities or Options included in Schedule 3(c) to the Securities Purchase Agreement as a result of the issuance of the Notes and the number of shares that the Company issues (or is obligated to issue) as a result of such issuance exceeds the amount specified in Schedule 3(c) to the Securities Purchase Agreement, such excess shares shall be deemed to have been issued for no consideration. Notwithstanding anything else herein to the contrary, if Common Stock, Options or Convertible Securities are issued or sold in conjunction with each other as part of a single transaction or in a series of related transactions, the holder hereof may elect to determine the amount of consideration deemed to be received by the Company therefor by deducting the fair value of any type of securities (the “Disregarded Securities”) issued or sold in such transaction or series of transactions. If the holder makes an election pursuant to the immediately preceding sentence, no adjustment to the Conversion Price shall be made pursuant to this Section 7(a) for the issuance of the Disregarded Securities or upon any conversion, exercise or exchange thereof.

   (v) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

   (b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price and the Minimum Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price and the Minimum Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 7(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

   (c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, other than Excluded Securities), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price and the Minimum Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.

   (d) De Minimis Adjustments. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least USD$0.01 in such price; provided, however, that any adjustment which by reason of this Section 7(d) is not required to be made shall be carried forward and taken into account in any subsequent adjustments under this Section 7. All calculations under this Section 7 shall be made by the Company in good faith and shall be made to the nearest cent or to the nearest one hundredth of a share, as applicable. No adjustment need be made for a change in the par value or no par value of the Company’s Common Stock.

   (e) Notice of Adjustments. Upon the occurrence of any event which requires any adjustment or readjustment of the Conversion Price pursuant to this Section 7 or any change in the number or type of stock, securities and/or other property issuable upon conversion of the Notes, the Company, at its expense, shall promptly make a public announcement of such adjustment or readjustment and shall give notice thereof to the Holder, which notice shall state the Conversion Price resulting from such adjustment or readjustment and any change in the number or type of stock, securities and/or other property issuable upon conversion of this Note, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company. The Company shall, upon the written request at any time of the Holder, furnish a like certificate setting forth (i) the Conversion Price at the time in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of this Note.

   (8) COMPANY’S RIGHT OF OPTIONAL REDEMPTION.

   (a) Redemption Right. At any time and from time to time following the Issuance Date, the Company may elect, at its option, to redeem all or any portion of the outstanding Principal of the Notes, on a pro rata basis, by delivering written notice thereof (the “ Optional Redemption Notice”) at least thirty (30) days in advance of the date scheduled for redemption (the “ Optional Redemption Date”) to the holders of the Notes, which Optional Redemption Notice shall indicate the portion of the Notes that the Company is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 8 (the “Optional Redemption Portion”) shall be redeemed by the Company for the Option Redemption Price (as defined in Section 8(b)), which shall be paid to the Holder in cash on the Optional Redemption Date.

   (b) As used in this Section 8, the “Optional Redemption Price” shall mean:

   (i) With respect to any Optional Redemption Notice delivered on or before the first anniversary of the Issuance Date, an amount equal to the sum of (A) the outstanding Principal of the Optional Redemption Portion of this Note plus (B) any accrued and unpaid Interest thereon through but excluding the Optional Redemption Date and any accrued and unpaid Late Charges on such Principal and Interest plus (C) an amount equal to 100% of the Interest that would have been earned on the Optional Redemption Portion from the Optional Redemption Notice through the Maturity Date.

   (ii) With respect to any Optional Redemption Notice delivered after the first anniversary of the Issuance Date, an amount equal to the sum of (A) the outstanding Principal of the Optional Redemption Portion of this Note plus (B) any accrued and unpaid Interest thereon through but excluding the Optional Redemption Date and any accrued and unpaid Late Charges on such Principal and Interest plus (C) an amount equal to 50% of the Interest that would have been earned on the Optional Redemption Portion from the Optional Redemption Notice through the Maturity Date.

Notwithstanding anything to the contrary in this Section 8, until the Optional Redemption Price is paid, in full, the portion of the Principal of this Note to be redeemed may be converted, in whole or in part, by the Holder into shares of Common Stock pursuant to Section 3. All Principal converted by the Holder after the date of the Optional Redemption Notice shall reduce the Principal of this Note required to be redeemed on the Optional Redemption Date.

   (c) Redemptions made pursuant to this Section 8 shall be made in accordance with Section 12 to the extent applicable.

   (9) SECURITY. This Note and the Other Notes are secured to the extent and in the manner set forth in the Security Documents (as defined in the Securities Purchase Agreement).

   (10) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

   (11) RESERVATION OF AUTHORIZED SHARES.

    (a) Reservation. The Company shall reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to 120% of the Conversion Rate with respect to the Conversion Amount of each such Note as of the Issuance Date. For so long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, 120% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder at the Closing or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder's Notes, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person that ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

    (b) Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In lieu of holding a meeting of its stockholders, the Company may obtain stockholder approval of the increase in the number of authorized shares of Common Stock by written consent in lieu of meeting to the extent permitted by law and the rules of any Eligible Market upon which the Common Stock is then traded.

    (12) REDEMPTIONS.

    (a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five Business Days after the Company's receipt of the Holder's Event of Default Redemption Notice. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five Business Days after the Company's receipt of such notice otherwise. The Company shall deliver the Optional Redemption Price to the Holder on the Optional Redemption Date specified in the Optional Redemption Notice as specified in Section 8. In the event of a redemption of less than all of the Principal of this Note and provided that the Holder has delivered this Note to the Company, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal which has not been redeemed. If the Company fails to pay the Holder the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, by written notice to the Company, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted or called for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company's receipt of such notice, (x) the Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 18(d)) to the Holder representing the sum of such Conversion Amount to be redeemed together with accrued and unpaid Interest with respect to such Conversion Amount and accrued and unpaid Late Charges with respect to such Conversion Amount and Interest and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Redemption Notice is voided and (B) the lowest Closing Sale Price of the Common Stock during the period beginning on and including the date on which the Redemption Notice is delivered to the Company and ending on and including the date on which the Redemption Notice is voided. The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

    (b) Redemption by Other Holders. Upon the Company's receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(a), Section 5(b) or Section 8 (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one Business Day of its receipt thereof, forward to the Holder by facsimile a copy of such notice and make a prompt public announcement thereof. If the Company receives a Redemption Notice and one or more Other Redemption Notices during the seven Business Day period beginning on and including the date which is three Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven Business Day period.

    (13) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, including, but not limited to, the Delaware General Corporation Law, and as expressly provided in this Note.

    (14) COVENANTS.

    (a) Rank. All payments due under this Note (i) shall rank pari passu with all Other Notes and (ii) shall be senior to all other Indebtedness of the Company and its Subsidiaries other than the obligations of the Company or its Subsidiaries under any lease of real or personal property by such Person as lessee which is required under GAAP to be capitalized on such Person's balance sheet and Indebtedness permitted by clause (iv) of the definition of “Permitted Lien.”

    (b) Incurrence of Indebtedness. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by the Notes, (ii) Permitted Indebtedness and (iii) Indebtedness incurred solely to repay the Notes at Maturity and which has a maturity later than and is pari passu or junior in right of payment to the Notes.

    (c) Existence of Liens. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

    (d) Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, (i) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing, (ii) declare or pay any cash dividend or distribution on the Common Stock or (iii) redeem, repurchase or otherwise acquire or retire for value any shares of Common Stock.

    (e) Use of Proceeds. The Company shall use the proceeds from the sale and issuance of the Notes for general corporate purposes and working capital. Such proceeds shall not be used to (i) pay dividends; (ii) pay for any increase in executive compensation or make any loan or other advance to any officer, employee, shareholder, director or other affiliate of the Company, without the express approval of the Board of Directors acting in accordance with past practice; (iii) purchase debt or equity securities of any entity (including redeeming the Company’s own securities) other than scheduled principal payments and repayments or redemption of the Unsecured Debentures at maturity, except for (A) evidences of indebtedness issued or fully guaranteed by the United States of America or the Government of Canada and having a maturity of not more than one year from the date of acquisition, (B) certificates of deposit, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by a bank organized in the United States or Canada having capital, surplus and undivided profits of at least $500,000,000, (C) the highest-rated commercial paper having a maturity of not more than one year from the date of acquisition, and (D) “Money Market” fund shares, or money market accounts fully insured by the Federal Deposit Insurance Corporation or the Canada Deposit Insurance Corporation and sponsored by banks and other financial institutions, provided that the investments consist principally of the types of investments described in clauses (A), (B), or (C) above; or (iv) make any investment not directly related to the current business of the Company.

    (f) Par Value. So long as any Notes are outstanding, the Company shall not change the par value of the Common Stock without the written consent of the Required Holders.

    (15) PARTICIPATION. The Holder, as the holder of this Note, shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had converted this Note into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

    (16) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. This Note and the Other Notes shall be amended in accordance with the terms of any resolution approved by the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders; provided that the Company approves any such amendment in writing and, further provided that, without the consent of each Holder so affected, no amendment shall (a) reduce the Principal of or Interest Rate on this Note, (b) postpone the Maturity Date or any date fixed for the payment of any Interest on this Note, (c) increase the percentage specified in the definition of “Required Holders,” (d) amend Section 3(d) or the application of Section 3(d) to any other provision of this Note or (e) have the effect of creating different provisions in different Notes, provided that nothing contained herein shall prohibit the Holder from waiving any of the Holder’s rights hereunder or under any of the other Transaction Documents.

    (17) TRANSFER. This Note is subject to certain restrictions on transfer set forth in Section 5 of the Securities Purchase Agreement; provided, however, that this Note and any shares of Common Stock issued upon conversion of this Note may be offered for sale, sold, assigned or transferred by the Holder without the consent of the Company, subject to applicable securities law restrictions. Notwithstanding the foregoing or any other provisions hereof, the Holder may not transfer this Note unless the transferee agrees in writing to be bound by all of the provisions of the Transaction Documents (including, but not limited to, Section 8 of the Security Purchase Agreement), and it shall be a condition to any such transfer that any such transferee execute and deliver appropriate documentation, in form and substance reasonably satisfactory to the Company and the Collateral Agent, to such effect.

    (18) REISSUANCE OF THIS NOTE.

    (a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 18(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 18(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(v) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal amount stated on the face of this Note.

    (b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal.

    (c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 18(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

    (d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 18(a) or Section 18(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

    (19) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

    (20) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.

    (21) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

    (22) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

    (23) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price or the arithmetic calculation of the Conversion Rate, any Conversion Default Payment or the Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one Business Day of receipt, or deemed receipt, of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate, the Conversion Default Payment or the Redemption Price to the Company's independent, outside accountant. The Company, at the Company's expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

    (24) NOTICES; PAYMENTS; EXCHANGE RATE.

    (a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least 10 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. Notwithstanding anything herein to the contrary, the Company shall not provide the Holder with any material non-public information without the Holder's prior written consent.

    (b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America via wire transfer of immediately available funds in accordance with the Holder's wire transfer instructions provided to the Company by the Holder. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. Any amount of Principal or other amounts due under the Transaction Documents, other than Interest, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of 15.0% per annum from the date such amount was due until the same is paid in full (“Late Charge”).

    (c) Exchange Rates. For purposes of determining compliance with any U.S. Dollar denominated restriction set forth in this Note and any related definitions containing any such restriction, to the extent an event is in a currency other than U.S. Dollars, the equivalent amount denominated in such other currency shall be calculated based on the relevant currency exchange rate in effect on the date the event occurs. For purposes of calculating the Conversion Price, Conversion Rate, any Conversion Default Payment or the Redemption Price under this Note, to the extent the Closing Bid Price, Closing Sale Price or the Weighted Average Price of the Common Stock is in a currency other than U.S. Dollars, the equivalent amount denominated in U.S. Dollars shall be calculated based on the relevant currency exchange rate as published by The Wall Street Journal on the date the event requiring such calculation occurs.

    (25) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

    (26) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

    (27) GOVERNING LAW; JURISDICTION; JURY TRIAL. This Note shall be construed and enforced in accor¬dance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the Commonwealth of Massachusetts, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the Commonwealth of Massachusetts. The Company and the Holder irrevocably consent to the exclusive jurisdiction of the United States federal courts and the state courts located in the City of Boston, Suffolk County, in any suit or proceeding based on or arising under this Note and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

    (28) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

    (a) “Bloomberg” means Bloomberg Financial Markets.

     (b) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or the City of Toronto, Canada are authorized or required by law to remain closed.

    (c) “Capital Stock” of any person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of, or other equity interests in, such Person and all warrants or options to acquire such capital stock or equity interests.

    (d) “Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

    (e) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the Eligible Market that is the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

    (f) “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 7(a)(i) and 7(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any Common Stock owned or held by or for the account of the Company or issuable upon conversion or exercise, as applicable, of the Notes.

    (g) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

    (h) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

    (i) Eligible Market” means the Principal Market, The Nasdaq Stock Market LLC or The New York Stock Exchange, Inc.

    (j) “Excluded Securities” means any Common Stock issued or issuable: (i) in connection with mergers, acquisitions, strategic business partnerships or joint ventures, in each case with non-affiliated third parties and otherwise on an arm’s length basis, the primary purpose of which, in the reasonable judgment of the Company’s Board of Directors, is not to raise additional capital; (ii) in connection with the grant of options to purchase Common Stock or other stock-based awards or sales, with exercise or purchase prices not less than the market price of the Common Stock on the date of grant or issuance of the option, which are issued or sold to employees, officers, consultants or directors of the Company for the primary purpose of soliciting or retaining their employment or service pursuant to an equity compensation plan approved by the Company's Board of Directors, and the Common Stock issued upon the exercise thereof; (iii) upon conversion of the Notes; or (iv) upon conversion of any Options or Convertible Securities which are disclosed in Schedule 3(c) of the Securities Purchase Agreement, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date without the consent of the Required Holders.

    (k) “Fundamental Transaction” means: (i) a transaction or series of related transactions pursuant to which the Company: (A) sells, conveys or disposes of all or substantially all of its assets (or the stock or assets of one or more of its Subsidiaries which, on a consolidated basis, constitute all or substantially all of the Company’s assets), determined on either a quantitative or qualitative basis (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Company on a consolidated basis); (B) merges or consolidates with or into, or engages in any other business combination with, any other person or entity, in any case that results in the holders of the voting securities of the Company immediately prior to such transaction holding or having the right to direct the voting of 50% or less of the total outstanding voting securities of the Company or such other surviving or acquiring person or entity immediately following such transaction, as the case may be; or (C) sells or issues, or any of its stockholders sells or transfers, any securities to any person or entity, or the acquisition or right to acquire securities by any person or entity, in either case acting individually or in concert with others, such that, following the consummation of such transaction(s), such person(s) or entity(ies) (together with their respective affiliates, as such term is used under Section 13(d) of the Exchange Act) would own or have the right to acquire greater than 50% of the outstanding shares of Common Stock; (ii) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or (iii) any event, transaction or series of related transactions that results in individuals serving on the Board of Directors on the date hereof (the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose appointment, election, or nomination for election by the Company's stockholders was approved by a vote of at least a two-thirds of the directors then comprising the Incumbent Board, after giving effect to this proviso (other than an appointment, election, or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company), shall be considered as though such person were a member of the Incumbent Board.

    (l) “GAAP” means United States generally accepted accounting principles, consistently applied.

    (m) “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person that owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

    (n) “Minimum Conversion Price” means USD$0.135, subject to adjustment as provided in Section 6 hereof.

    (o) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

    (p) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

    (q) “Permitted Indebtedness” means (A) the Unsecured Debentures, (B) the Subordinate Debentures, (C) unsecured Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Holder and approved by the Holder in advance in writing, and which Indebtedness does not provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (2) total interest and fees at a rate in excess of the Interest Rate hereunder, (D) the obligations of the Company or its Subsidiaries under any lease of real or personal property by such Person as lessee which is required under GAAP to be capitalized on such Person's balance sheet and (E) Indebtedness permitted by clause (iv) of the definition of “Permitted Lien”.

    (r) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens securing the purchase price of assets purchased or leased by the Company or Subsidiaries in the ordinary course of business; provided that (A) such Liens shall not extend to or cover any other property of the Company or its Subsidiaries, (B) the value of any such Lien shall not, individually, exceed $50,000 and (C) the value of all Liens incurred under this subsection (iv) while this Note is outstanding shall not exceed, in the aggregate, $500,000, and (v) Liens securing the Company's obligations under the Notes and the Subordinate Debentures.

    (s) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

    (t) “Principal Market” means the TSX Venture Exchange Inc..

    (u) “Redemption Notices” means, collectively, the Event of Default Redemption Notices, Change of Control Redemption Notices, and the Optional Redemption Notices and, each of the foregoing, individually, a Redemption Notice.

    (v) “Required Holders” means the holders of Notes representing more than 50% of the aggregate principal amount of the Notes then outstanding.

    (w) “SEC” means the United States Securities and Exchange Commission.

    (x) “Securities Purchase Agreement” means the Securities Purchase Agreement dated as of the Subscription Date by and among the Company and the initial holders of the Notes pursuant to which the Company issued the Notes.

    (y) “Subscription Date” means December 7, 2016.

    (z) “Subordinate Debentures” means the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any reasonable out-of-pocket costs, enforcement expenses (including reasonable out-of-pocket legal fees and disbursements and other reimbursement or indemnity obligations relating thereto) payable by Company under or in connection with those certain Series B Convertible Secured Debentures (as in effect on the date hereof), in the aggregate original principal amount of up to CAD$1,549,000 issued by the Company in exchange for Unsecured Debentures in equal principal amount, pursuant to the Trust Indenture dated as of December 7, 2016, executed between the Company and TSX Trust Company, as Trustee.

    (aa) “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity.

    (bb) “Trading Day” means any day on which trading the Common Stock is reported on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the Eligible Market that is the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

    (cc) “Unsecured Debentures” means the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any reasonable out-of-pocket costs, enforcement expenses (including reasonable out-of-pocket legal fees and disbursements and other reimbursement or indemnity obligations relating thereto) payable by Company under or in connection with those certain 12% Unsecured Convertible Debentures of the Company, due August 6, 2017, outstanding as of the Subscription Date (after giving effect to the exchange of Unsecured Debentures for Subordinate Debentures) and upon the terms and conditions of such debentures as in effect as of the Subscription Date.

    (dd) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the Eligible Market on which the Common Stock is principally traded or the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

SECURITY DEVICES INTERNATIONAL INC.
By:
Name: Dean Thrasher
Title: Chief Executive Officer

EXHIBIT I

SECURITY DEVICES INTERNATIONAL INC.
CONVERSION NOTICE
Reference is made to the Senior Secured Convertible Note (the "Note") issued to the undersigned by Security Devices International Inc. (the "Company").  In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock par value $.001 per share (the "Common Stock") of the Company, as of the date specified below.
Date of Conversion:
Aggregate Conversion Amount to be converted: Please confirm the following information:
Conversion Price:
Number of shares of Common Stock to be issued:
Please issue the Common Stock into which the Note is being converted in the following name and to the following address:
Issue to:
Facsimile Number:
Authorization:
 By:
Title:
Dated:
Account Number: (if electronic book entry transfer)
 Transaction Code Number: (if electronic book entry transfer)

ACKNOWLEDGMENT
The Company hereby acknowledges this Conversion Notice and hereby directs [Insert name of transfer agent] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ___________, 2016 from the Company and acknowledged and agreed to by [Insert name of transfer agent].

SECURITY DEVICES INTERNATIONAL INC.
By:
Name:
Title:

Schedule 2.2(b)
FORM OF DEBENTURE
No. SAMPLE ONLY

SECURITY DEVICES INTERNATIONAL INC.
(incorporated under the laws of the State of Delaware)
Series B Convertible Secured Debentures
Date of Initial Issue: ●, 2016
Registered Holder: <●>
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY (AND ANY SECURITY INTO WHICH THIS SECURITY MAY BE CONVERTED) MUST NOT TRADE THE SECURITY BEFORE [THE DATE WHICH IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE WILL BE INSERTED].
THE DEBENTURES (AND THE COMMON SHARES INTO WHICH THE DEBENTURES MAY BE CONVERTED) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S PROMULGATED UNDER THE U.S. SECURITIES ACT). THE DEBENTURES ARE BEING OFFERED ONLY TO NON-U.S. PERSONS OUTSIDE THE UNITED STATES IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IN RELIANCE ON REGULATION S, PURCHASERS OF THE DEBENTURES MAY NOT OFFER TO SELL, SELL, PLEDGE OR OTHERWISE TRANSFER THE DEBENTURES (OR ANY COMMON SHARES INTO WHICH THE DEBENTURES MAY BE CONVERTED) IN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF ANY U.S. PERSON UNLESS SUCH OFFER, SALE, PLEDGE OR TRANSFER IS REGISTERED UNDER THE U.S. SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THE DEBENTURES MAY NOT BE CONVERTED INTO COMMON SHARES BY OR ON BEHALF OF ANY U.S. PERSON EXCEPT PURSUANT TO SUCH REGISTRATION OR AN EXEMPTION THEREFROM. HEDGING TRANSACTIONS INVOLVING THE DEBENTURES OR THE COMMON SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.
 [If required under Stock Exchange rules]
WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE (AND ANY SECURITY INTO WHICH THIS SECURITY MAY BE CONVERTED) MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [INSERT DATE].
[For the purposes of a Global Debenture only:
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. ("CDS") TO SECURITY DEVICES INTERNATIONAL INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE]
SECURITY DEVICES INTERNATIONAL INC. (the "Company") for value received hereby promises to pay ________________ (the "Holder") in lawful money of Canada the principal amount of __________________ in the manner provided in a trust indenture (the "Indenture") dated as of December 7, 2016 among the Company, Security Devices International Canada Corp. and TSX TRUST COMPANY (the "Trustee"). The debentures represented by this certificate are part of a series of debentures (the "Debentures") issued under the Indenture and designated as Series B Convertible Secured Debentures.
Maturity
Each Debenture shall become due and payable on June 6, 2019 (the "Maturity Date").
Interest
The principal amount of each Debenture shall bear interest calculated (i) from and including the date of original issue of the Debenture, or (ii) from and including the last Interest Payment Date (defined below), whichever shall be the later, to but excluding the next Interest Payment Date on so much of the principal as is outstanding from time to time at the rate of 12% per annum from its issue date up until the Maturity Date and thereafter so long as any of the principal amount is unpaid, calculated and paid semi-annually in arrears. The first such payment of interest shall be made on May 31, 2017 and subsequent payments of interest shall be made semi-annually thereafter on the last day of May and November, with a final payment to be made on the Maturity Date or such later date on which the principal amount is paid (each such date on which interest is to be paid being an "Interest Payment Date"). Any interest not paid on an Interest Payment Date shall be compounded on a semi-annual basis as and from that Interest Payment Date and shall thereafter bear interest at the rate of 12% per annum compounded as aforesaid until paid.

Interest shall be calculated on the basis of actual days elapsed over a 365 day year and shall be calculated from and including the date on which the Debenture is issued or the last Interest Payment Date (as applicable) to and excluding the following Interest Payment Date. Interest shall be calculated and paid both before and after maturity, default and judgment.
All payments of interest to be made on an Interest Payment Date shall be made to the Holders thereof in whose names the Debentures are registered at the close of business on the seventh day prior to that Interest Payment Date, as recorded in the register of Holders maintained under the Indenture.
Notwithstanding any other provision of the Debentures or the Indenture (including, for certainty, Section 2.21 (Redemption of Debentures) and ARTICLE 6 (Change of Control) of the Indenture), the effective rate of interest per annum may not exceed 25% and any payments otherwise required to be made to the Holders will be reduced as necessary for that purpose.
Redemption
The Company shall have the right at its option to redeem the Debentures, in whole or in part from time to time, on not less than 30 days prior notice (the "Redemption Notice") to the Trustee and the Holders of Debentures to be redeemed. Upon any such redemption, the Company shall pay to the Holders of Debentures to be redeemed an amount (the "Redemption Price") equal to:
(a)
if the Redemption Notice is given on or before the first anniversary of the date on which the Debentures were originally issued, a Redemption Price equal to (i) the principal amount of the Debentures to be redeemed, plus (ii) an amount equal to the interest which is accrued and unpaid on the principal amount of the Debentures to be redeemed up to the date of prepayment, plus (iii) an interest bonus equal to 100% of the interest which would have been earned on the debentures to be redeemed until the Maturity Date; and

(b)
if the Redemption Notice is given after the first anniversary of the date on which the Debentures were originally issued, a Redemption Price equal to (i) the principal amount of the Debentures to be redeemed, plus (ii) an amount equal to the interest which is accrued and unpaid on the principal amount of the Debentures to be redeemed up to the date of prepayment, plus (iii) an interest bonus equal to 50% of the interest which would have been earned on the Debentures to be redeemed until the Maturity Date.

(2) At any time prior to redemption, the holders of Debentures to be redeemed may exercise their right to convert the Debentures to be redeemed into shares of common stock of the company (the "Common Shares") subject to the terms of the Indenture.
Change of Control
Within 30 days after becoming aware of a Change of Control (as that term is defined in the Indenture), the Company shall give written notice (the "Offer to Redeem") to the Trustee and the Holders of the Change of Control and offering to redeem the Debentures for an amount (the "Change of Control Payment") equal to the greater of:
(a)
the sum of (i) the principal amount of the Debentures to be redeemed, plus (ii) the interest which is accrued and unpaid on the Debentures to be redeemed up to but excluding the effective date of the Change of Control; plus (iii) an amount equal to 100% of the interest which would have been earned on the Debentures to be redeemed from the effective date of the Change of Control to the Maturity Date; and

(b)
the sum of (i) the aggregate consideration that the Holder would be entitled to receive in connection with a Change of Control if the Holder were to fully convert into Common Shares the outstanding principal amount of the Debentures to be redeemed immediately prior to the consummation of such Change of Control, plus (ii) any accrued and unpaid Interest thereon to but excluding the effective date of the Change of Control.

In order to accept the Offer to Redeem, a Holder must deliver to the Trustee at its principal office in the City of Toronto and in such other place or places as the Company with the approval of the Trustee (acting reasonably) may designate, an acceptance notice in a form satisfactory to the Trustee (each, an "Acceptance Notice"), in either case duly executed by the Holder or the Holder's executors or administrators or other legal representatives or the Holder's attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee, accepting the  Offer to Redeem with respect to the Debentures held by the Holder.  If the Debentures referred to in any Acceptance Notice are represented by a Debenture certificate, the Acceptance Notice must also be accompanied by that Debenture certificate; provided that with respect to a Global Debenture (defined in the Indenture), the obligation to surrender a Debenture certificate to the Trustee shall be satisfied if the Trustee makes a notation on the Global Certificate of the principal amount thereof and the Trustee is provided with all other documentation which it may reasonably request.
Conversion to Common Shares
Subject to Article 3 and Section 2.23 of the Indenture, the Holder may at any time or times prior to the Maturity Date convert the principal amount of the Debentures or any portion of the principal amount thereof which is CAD$1,000 or an integral multiple of CAD$1,000 into Common Shares at a price per Common Share of USD $0.24 (subject to adjustment as provided in Article 3 of the Indenture).
In order to convert a Debenture represented by this certificate into Common Shares, the Holder must surrender this certificate to the Trustee at its principal office in the City of Toronto or such other place or places as the Company with the approval of the Trustee (acting reasonably) may designate, together with the conversion form on the back of this certificate or any other written notice in a form satisfactory to the Trustee, in either case duly executed by the Holder or the Holder's executors or administrators or other legal representatives or the Holder's attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee, exercising the Holder's right to convert such Debenture into Common Shares.
Other
The principal and interest of the Debentures and all other sums which may be payable thereon, whether at maturity or otherwise, shall be payable in lawful money of Canada.
This Debenture is secured by the Indenture and is subject to all the terms and conditions thereof, to all of which the holder of this Debenture by his acceptance hereof assents.
This Debenture shall not become obligatory for any purpose until it shall have been certified by the Trustee for the time being under the Indenture.
(execution page follows)

IN WITNESS WHEREOF the Company has caused this Debenture to be signed by its duly authorized representatives and to be dated the ____ day of December, 2016.
SECURITY DEVICES INTERNATIONAL INC.

By: ___________________________________
Authorized Signing Officer

Trustee's Certificate
This Debenture is one of the Debentures referred to in the Indenture within mentioned.
Dated this ___ day of December, 2016.
TSX TRUST COMPANY
By: ___________________________________

Appendix 1
CONVERSION NOTICE
TO: SECURITY DEVICES INTERNATIONAL INC. (the "Company")
c/o TSX TRUST COMPANY
200 University Avenue, Suite 300
Toronto, On M5H 4H1
Note:	All capitalized terms used herein have the meaning ascribed thereto in the Trust Indenture among the Company and TSX TRUST COMPANY dated December 7, 2016 (the "Indenture"), unless otherwise indicated.
The undersigned registered holder of Series B Convertible Secured Debentures bearing Certificate No. __________________ irrevocably elects to convert such Debentures (or CAD$_____________ principal amount thereof*) into common shares in the capital of the Company ("Common Shares") in accordance with the terms of the Indenture referred to in such Debentures and tenders herewith the Debentures, and, if applicable, directs that the Common Shares of the Company issuable upon a conversion (or such other securities or property required to be delivered as provided by the terms of the Indenture) be issued and/or delivered to the person indicated below. (If Common Shares or other securities are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned).
If this Conversion Notice is dated prior to June 8, 2017, the undersigned registered holder certifies that it is not a U.S. Person (as such term is defined in Regulation S under the U.S. Securities Act of 1933) and that it is not converting the Debentures on behalf of a U.S. Person.
Dated: _______________________________	____________________________________ (Signature of Registered Holder)
* If less than the full principal amount of the Debentures, indicate in the space provided the principal amount (which must be CAD$1,000 or integral multiples thereof).
NOTE:
If Common Shares are to be issued in the name of a person other than the holder, the signature must be guaranteed by a chartered bank, a trust company or by a member of an acceptable Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words: "SIGNATURE GUARANTEED".

(Print name in which Common Shares are to be issued, delivered and registered)
Name: ____________________________________
__________________________________________
(Address)
__________________________________________
(City, Province and Postal Code)

Name of guarantor: ________________________________________
Authorized signature: _______________________________________

Appendix 2
FORM OF ASSIGNMENT
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________ whose address and social insurance number, if applicable, are set forth below, this Debenture (or CAD$_______________________ principal amount hereof*) of SECURITY DEVICES INTERNATIONAL INC. (the "Company") standing in the name(s) of the undersigned in the register maintained by the registrar appointed by the Company with respect to such Debenture and does hereby irrevocably authorize and direct the Trustee to transfer such Debenture in such register, with full power of substitution in the premises.
Dated: ______________________
Name and Address of Transferee:
____________________________________________________________________________
____________________________________________________________________________
____________________________________________________________________________
(Street Address, City, Province and Postal Code)
Social Insurance Number of Transferee, if applicable: ______________________________
*If less than the full principal amount of the within Debenture is to be transferred, indicate in the space provided above the principal amount (which must be CAD$1,000 or an integral multiple thereof) to be transferred.
If this assignment is dated prior to [the date that is six months and one day after the closing date will be inserted], the undersigned registered holder certifies that it is not a U.S. Person (as such term is defined in Regulation S under the U.S. Securities Act of 1933) and that it is not transferring the Debentures to or on behalf of a U.S. Person.
The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Debenture in every particular without alteration or any change whatsoever. The signature(s) to this assignment must be guaranteed by a chartered bank  or by a member of an acceptable Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words: "SIGNATURE GUARANTEED".
The registered Holder of this Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Debenture.

Dated: _______________________________	____________________________________ (Signature of Registered Holder)

Name of guarantor: ________________________________________
Authorized signature: _______________________________________

[For the purposes of a Global Debenture only]
Exhibit "1"
 TO CDS GLOBAL DEBENTURE
SECURITY DEVICES INTERNATIONAL INC.
SERIES B CONVERTIBLE SECURED DEBENTURES
DUE June 6, 2019
Initial Principal Amount: $•

Authorization:
ADJUSTMENTS
(no writing hereon except by the Indenture Trustee)
Date	Amount of Increase	Amount of Decrease	New Principal Amount	Authorization

Schedule 2.21(2)
SECURITY DEVICES INTERNATIONAL INC.

SERIES B CONVERTIBLE SECURED DEBENTURES
REDEMPTION NOTICE
To:	Holders of Series B Convertible Secured Debentures Debentures (the "Debentures") of SECURITY DEVICES INTERNATIONAL INC. (the "Corporation") to be redeemed
Note: All capitalized terms used herein have the same meaning in this redemption notice as in the Indenture mentioned below, unless otherwise indicated.
Notice is hereby given pursuant to Section 2.21 of the trust indenture dated as of December 7, 2016 (the "Indenture") made between the Corporation and TSX TRUST COMPANY (the "Trustee"), that all or part of the principal amount of the Debentures registered in your name will be redeemed as of ●, (the "Redemption Date"), upon payment of a redemption amount of CAD$● (the "Redemption Amount").
Accompanying this redemption notice is a statement setting out details of the Debentures which are to be redeemed and the Redemption Amount in respect thereof.
The Redemption Amount will be payable upon presentation and surrender of the Debentures called for redemption at the following corporate trust office:
TSX TRUST COMPANY
200 University Avenue, Suite 300
Toronto, On M5H 4H1
The interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date, unless payment of the Redemption Amount shall not be made on presentation for surrender of such Debentures at the above-mentioned corporate trust office on or after the Redemption Date or prior to the setting aside of the Redemption Amount pursuant to the Indenture.
DATED: _________________________
SECURITY DEVICES INTERNATIONAL INC.

By: ___________________________________
Authorized Signing Officer

Redemption Details
Debenture Certificate Number	Principal amount to be Redeemed	Redemption Amount

Schedule 4.1
SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement") is made as of December 7, 2016, by and among TSX Trust Company, as trustee under the Trust Indenture (defined below) (together with its successors and assigns in such capacity, the "Trustee"); Security Devices International Inc., a Delaware corporation (together with its successors and permitted assigns, the "Borrower") and Security Devices International Canada Corp., a Canadian corporation (together with its successors and permitted assigns, "Subsidiary" and, together with the Borrower, collectively and jointly and severally, the "Grantors").

Background

The Trustee, the Borrower and the Subsidiary entered into a trust indenture dated as of the date hereof (as the same may be amended, restated, modified, supplemented and/or replaced from time to time, the "Trust Indenture") providing for the issuance of Debentures (as defined in the Trust Indenture) on the terms and conditions described therein.

One of the conditions to the issuance of Debentures under the Trust Indenture is that payment of the Secured Obligations (as defined below) shall be secured by, among other things, a security interest in favor of the Trustee in the Collateral (as defined below).  In order to induce subscribers to purchase Debentures from the Borrower, the Grantors are willing to grant to the Trustee a security interest in the Collateral.

Accordingly, each Grantor, intending to be legally bound, hereby agrees with the Trustee as follows:

1. DEFINITIONS.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Indenture.  The following terms, as used herein, shall have the following meanings:
"Account" shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, credit card receivables, lottery winnings, health-care-insurance receivables, any right to payment arising out of goods or other property (including, without limitation, intellectual property) sold or leased, licensed, assigned or disposed of or for services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance including all rights to payment of rents under a lease or license and payment under a charter or other contract and all rights incident to such lease, charter or contract.

"Additional Grantor" shall have the meaning ascribed to such term in Section 5(p).

"Chattel Paper" shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, a writing or writings which evidence both a monetary obligation and a security interest in, or a lease of, specific goods.

"Collateral" shall have the meaning ascribed to such term in Section 2.

"Commercial Tort Claims" shall be used herein as defined in the Uniform Commercial Code and shall include those claims listed (including plaintiff, defendant and a description of the claim) on Schedule 10 attached hereto.

"Deposit Account" shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, any demand, time, savings, passbook or similar account.

"Document" shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

"Equipment" shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, tangible personal property held by any Grantor for use primarily in business and shall include equipment, machinery, furniture, vehicles, fixtures, furnishings, dyes, tools, and all accessories and parts now or hereafter affixed thereto as well as all attachments, replacements, substitutes, accessories, additions and improvements to any of the foregoing, but Equipment shall not include Inventory.

"Event of Default" shall be used herein as defined in the Trust Indenture.

"Fixtures" shall be used herein as defined in the Uniform Commercial Code.

"General Intangibles" shall be used herein as defined in the Uniform Commercial Code but in any event shall include, but not be limited to, all personal property of every kind and description of any Grantor other than Goods, Accounts, Fixtures, Documents, Letter-of-Credit Rights, Chattel Paper, Deposit Accounts, Instruments, Investment Property, Commercial Tort Claims and Supporting Obligations, and shall include, without limitation, payment intangibles, contract rights (other than Accounts), franchises, licenses, choses in action, books, records, customer lists, tax, insurance and other kinds of refunds, patents, trademarks, trade names, service marks, slogans, trade dress, copyrights, other intellectual property rights and applications for intellectual property rights, goodwill, plans, licenses, software (to the extent it does not constitute Goods) and other rights in personal property.

"Goods" shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, all computer programs imbedded in goods and any supporting information provided in connection with the transaction relating to the program and all other things that are movable.

"Governmental Authority" means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank, stock exchange or other entity or authority exercising executive, legislative, judicial, taxing, regulatory, self-regulatory or administrative powers or functions of or pertaining to government.

"Instruments" shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, promissory notes, negotiable certificates of deposit, a negotiable instrument or a security or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is, in the ordinary course of business, transferred by delivery with any necessary endorsement or assignment.

"Inventory" shall be used herein as defined in the Uniform Commercial Code but in any event shall include, but not be limited to, tangible personal property held by or on behalf of any Grantor (or in which any Grantor has an interest in mass or a joint or other interest) for sale or lease or to be furnished under contracts of service, tangible personal property which any Grantor has so leased or furnished, and raw materials, work in process and materials used, produced or consumed in any Grantor's business, and shall include tangible personal property returned to such Grantor by the purchaser following a sale thereof by such Grantor and tangible personal property represented by Documents.  All equipment, accessories and parts at any time attached or added to items of Inventory or used in connection therewith shall be deemed to be part of the Inventory.

"Investment Property" shall be used herein as defined in the Uniform Commercial Code but in any event shall include, but not be limited to, all securities, whether certificated or uncertificated, all financial assets, all security entitlements, all securities accounts, all commodity contracts and all commodity accounts.

"Law" means any foreign or domestic constitution, treaty, law, statute, regulation, code, ordinance, principle of common law or equity, rule, municipal by-law or other requirement having the force of law.

"Letter-of-Credit Right" shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, any right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

"Organizational Documents" shall mean, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

"PPSA" shall mean the Personal Property Security Act in effect on the date hereof and as amended from time to time, and as enacted in the Province of Ontario, Canada or any similar legislation in any Canadian province or provinces which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time.

"Proceeds" shall be used herein as defined in the Uniform Commercial Code but, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance (whether or not the Trustee is named as the loss payee thereof), indemnity, warranty or guaranty payable to any Grantor or the Trustee from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority), (c) any and all amounts received when Collateral is sold, leased, licensed, exchanged, collected or disposed of, (d) any rights arising out of Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

"Software" shall be used herein as defined in the Uniform Commercial Code but in any event, shall include, but not be limited to, any computer program or supporting information provided in connection with the transaction relating to the program.

"Subsidiary" means any entity that is controlled by (i) the Borrower, (ii) the Borrower and one or more entities each of which is controlled by the Borrower, and (iii) two or more entities, each of which is controlled by the Borrower . An entity shall be deemed to "control" another entity if such entity possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other entity, whether through the ownership of voting securities, by contract or otherwise; and the term "controlled" shall have a similar meaning.

"Supporting Obligations" shall be used herein as defined in the Uniform Commercial Code but in any event shall include, but not be limited to, guarantees and letters of credit that support payment of another obligation.

"Uniform Commercial Code" shall mean the Uniform Commercial Code in effect on the date hereof and as amended from time to time, and as enacted in the Commonwealth of Massachusetts or in any state or states which, pursuant to the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts, has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time.  It is the intent of the parties that the definitions set forth above should be construed in their broadest sense so that Collateral will be construed in its broadest sense.  Accordingly if there are, from time to time, changes to defined terms in the Uniform Commercial Code that broaden the definitions, they are incorporated herein and if existing definitions in the Uniform Commercial Code are broader than the amended definitions, the existing ones shall be controlling.  Similarly, where the phrase "as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to . .  ." is used above, it means as defined in the Uniform Commercial Code except that if any of the enumerated types of items specified thereafter would not fall within the Uniform Commercial Code definition, they shall nonetheless be included in the applicable definition for purposes of this Agreement.

2. GRANT OF SECURITY INTEREST.  As security for the payment and performance of the Secured Obligations, each Grantor hereby pledges, hypothecates, delivers and assigns to the Trustee, and creates in favor of the Trustee, a security interest in and to, all of such Grantor's right, title and interest in and to all the following property, in all its forms, in each case whether now or hereafter existing, whether now owned or hereafter acquired, created or arising, and wherever located (collectively, but without duplication, the "Collateral"):
(a)  All Equipment;

(b)  All Inventory and other Goods;

(c)  All Accounts;

(d)  All General Intangibles, including, without limitation, the patents and patent applications listed on Schedule 5 attached hereto, the trademarks and trademark applications listed on Schedule 6 attached hereto, the registered copyrights listed on Schedule 7 attached hereto, the domain names listed on Schedule 8 attached hereto, the licenses for the use of any patents, trademarks, copyrights and domain names listed on Schedule 9 attached hereto;

(e)  All Fixtures;

(f)  All Documents, Letter-of-Credit Rights, and Chattel Paper;

(g)  All Deposit Accounts;

(h)  All Instruments and Investment Property;

(i)  All Commercial Tort Claims;

(j)  All Supporting Obligations; and

(k)  All Proceeds of any and all of the foregoing.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable Law or the assignment of which (a) is otherwise prohibited by applicable Law (in each case to the extent that such applicable Law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the Uniform Commercial Code, the PPSA or other similar applicable Law) or (b) would result in the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein; provided, however, that to the extent permitted by applicable Law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable Law, this Agreement shall create a valid security interest in the Proceeds of such asset.

3. SECURITY FOR OBLIGATIONS.  The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (collectively, the "Secured Obligations"):
(a) (i) the payment by the Borrower, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Trust Indenture, the Debentures, this Agreement, and the other Security Agreements (as defined in the Trust Indenture), including, without limitation, (A) all principal of and interest on the Debentures (including, without limitation, all interest that accrues after the commencement of any bankruptcy, reorganization or similar proceeding (an "Insolvency Proceeding") involving any Grantor, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding), and (B) all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under the Trust Indenture or any of the Security Agreements; and
(b) the due performance and observance by each Grantor of all of its other obligations from time to time existing in respect of  the Trust Indenture and any of the Security Agreements, including without limitation, with respect to any conversion or redemption rights of the Holders under the Debentures, for so long as they are outstanding.
4. REPRESENTATIONS AND WARRANTIES OF THE GRANTORS.  Each Grantor represents and warrants as follows.  The following representations and warranties shall survive execution of this Agreement and shall not be affected or waived by any examination or inspection made by the Trustee:
(a) Status.  The Borrower is a duly organized and validly existing Delaware corporation.  Borrower's organizational number is 3933415. Subsidiary is a duly organized and validly existing Canadian corporation.  Subsidiary's organizational number is 877824-8.  Each Grantor has perpetual existence and the power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage.  The Subsidiary has qualified to do business in each state or jurisdiction where its business or operations so require.

(b) Authority to Execute Agreement; Binding Agreement.  Each Grantor has the corporate or other power to execute, deliver and perform its obligations under this Agreement and each Security Agreement to which it is, or is to be, a party (including, without limitation, the right and power to give the Trustee a security interest in the Collateral) and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each Security Agreement to which it is, or is to be, a party.  This Agreement has been duly executed by each Grantor.  This Agreement constitutes the valid and binding obligation of each Grantor, enforceable against each Grantor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors.
(c) Grantors' Title.  Except for the security interests granted hereunder, each Grantor is, as to all Collateral presently owned, and shall be as to all Collateral hereafter acquired, the owner or, in the case of leased or licensed assets, the lessee or licensee, of said Collateral free from any Lien other than Permitted Liens (as defined in the Trust Indenture).
(d) Taxes and Assessments.  All assessments and taxes, due or payable by, or imposed, levied or assessed against each Grantor or any of its property, real or personal, tangible or intangible, have been paid.
(e) Location of Collateral.  All Equipment, Inventory and other Goods are located within the states and provinces specified on Schedule 1 hereto.
(f) Location of Grantors.  The location of the chief executive office of each Grantor as well as its state of formation are specified on Schedule 2 attached hereto.  Also listed on Schedule 2 is each other location where each Grantor maintains a place of business.
(g) Instruments and Certificates.  All Instruments and all certificates representing securities that are included in the Collateral, together with all necessary endorsements, have been delivered to the Trustee.
(h) Names Used by Grantors.  (i) The actual corporate name of each Grantor is the name set forth in the preamble above; (ii) no Grantor has any trade names except as set forth on Schedule 3 attached hereto; (iii) no Grantor has used any name other than that stated in the preamble hereto or as set forth on Schedule 3 for the preceding five years; and (iv) no entity has merged into any Grantor or been acquired by any Grantor within the past five years except as set forth on Schedule 3.
(i) Perfected Security Interest.  This Agreement creates a valid, first priority security interest in the Collateral, subject only to Permitted Liens (as defined in the Trust Indenture), securing payment of the Secured Obligations.  Upon the filing of Uniform Commercial Code financing statements and PPSA financing statements in the offices set forth on Schedule 4 hereto and the recordation of this Agreement (or a short form hereof) at the United States Copyright Office and the United States Patent and Trademark Office, all security interests which may be perfected by filing shall have been duly perfected.  Except for the filing of the Uniform Commercial Code financing statements and PPSA financing statements referred to in the preceding sentence and the delivery of the Instruments referred to in paragraph (g) above, no action is necessary to create, perfect or protect such security interest.  Without limiting the generality of the foregoing, except for the filing of said financing statements and such recordation and except for customer contracts which may contain limitations on assignment, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with any Governmental Authority or regulatory body is required for  (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the security interest in the Collateral or (iii) the enforcement of the Trustee's rights hereunder.
(j) Absence of Conflicts with Other Agreements, Etc.  Neither the pledge of the Collateral hereunder nor any of the provisions hereof (including, without limitation, the remedies provided hereunder) violates any of the provisions of any Organizational Documents of any Grantor, or any other agreement to which any Grantor or any of its property is a party or is subject, or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to the same.

(k) Account Debtors.  None of the account debtors or other Persons obligated on any of the Collateral is a Governmental Authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.
(l) Intellectual Property.  Schedules 5, 6, 7 and 8 list all of the patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned by any of the Grantor as of the date hereof.  Schedule 9 lists all licenses in favor of any Grantor for the use of any patents, trademarks, copyrights and domain names as of the date hereof other than commercial off-the-shelf software.  All material patents and trademarks of the Grantors have been duly recorded at the United States Patent and Trademark Office.  The Grantors have no material copyrights, whether or not recorded at the United States Copyright Office.
5. COVENANTS OF GRANTORS.  Each Grantor covenants that:
(a) Filing of Financing Statements and Preservation of Interests.  Immediately upon execution hereof, each Grantor shall file (i) in each office set forth on Schedule 4 Uniform Commercial Code financing statements and PPSA financing statements and (ii) all filings with the United States Copyright Office, the United States Patent and Trademark Office and Canadian Intellectual Property Office, including an intellectual property collateral agreement in favor of the Trustee, pursuant to which each Grantor shall grant to the Trustee for the benefit of the Holders a security interest in all of its service marks, trademarks and trade names and the goodwill associated therewith, and in all of its patents, patent applications and patent license agreements, as therein provided, in each case in form and substance satisfactory to the Trustee.  Each Grantor will file in such office or offices as necessary or desirable such financing and continuation statements and amendments and supplements thereto (including, without limitation, an "all assets" filing), and such other documents  required to perfect, preserve and protect the security interests granted herein Delivery of Instruments, Etc.  At any time and from time to time that any Collateral consists of Instruments, certificated securities or other items that require or permit possession by the secured party to perfect the security interest created hereby, the applicable Grantor shall deliver such Collateral to the Trustee.
(b) Chattel Paper.  Each Grantor shall cause all Chattel Paper constituting Collateral to be delivered to the Trustee, or, if such delivery is not possible, then to cause such Chattel Paper to contain a legend noting that it is subject to the security interest created by this Agreement.  To the extent that any Collateral consists of electronic Chattel Paper, the applicable Grantor shall cause the underlying Chattel Paper to be "marked" within the meaning of Section 9-105 of the Uniform Commercial Code (or successor section thereto).
(c) Investment Property and Deposit Accounts.  If there are any Investment Property or Deposit Accounts included as Collateral that can be perfected by "control" through an account control agreement, the applicable Grantor shall cause such an account control agreement, in form and substance in each case satisfactory to the Trustee, to be entered into and delivered to the Trustee.
(d) Letter-of-Credit Rights.  To the extent that any Collateral consists of Letter-of-Credit Rights, the applicable Grantor shall cause the issuer of each underlying letter of credit to consent to the assignment to the Trustee.
(e) Collateral In Possession of Third Parties.  To the extent that any Collateral is in the possession of any third party other than agencies of state and local governments or except in the ordinary course of business, the applicable Grantor shall join with the Trustee in notifying such third party of the Trustee's security interest and shall make commercially reasonable efforts to obtain an acknowledgement from such third party that it is holding the Collateral for the benefit of the Trustee.
(f) Commercial Tort Claims.  If any Grantor shall at any time hold or acquire a Commercial Tort Claim, such Grantor shall promptly notify the Trustee in a writing signed by such Grantor of the particulars thereof and grant to the Trustee in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Trustee.
(g) Notice of Changes in Representations. Each Grantor shall notify the Trustee in advance of any event or condition which could cause any representations set forth in Section 4 above applicable to such Grantor to fail to be true, correct and complete.  Without limiting the generality of the foregoing:

(i) without providing at least thirty (30) days prior written notice to the Trustee, no Grantor will change its name in any respect, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number (if it has one);
(ii) if any Grantor does not have an organizational identification number and obtains one after the date of this Agreement, such Grantor will forthwith notify the Trustee in writing of such organizational identification number; and
(iii) no Grantor will change its type of organization, jurisdiction of organization or other legal structure without prior written notice to the Trustee.
(h) Use and Condition of Equipment.  Each item of Equipment will be maintained in good repair, working order and condition, ordinary wear and tear excepted, and the applicable Grantor will provide all maintenance service and repairs necessary for such purpose.  The Trustee may examine and inspect the Collateral at any reasonable time or times wherever located.
(i) Insurance.  Each Grantor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such Persons and otherwise as is prudent for Persons engaged in similar businesses.  Each Grantor shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Trustee that (a) the Trustee will be named as lender loss payee and additional insured under each such insurance policy; (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Trustee and such cancellation or change shall not be effective as to the Trustee for at least thirty (30) days after receipt by the Trustee of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (c) the Trustee will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default.  Unless the Trust Indenture expressly provides otherwise, the following sentence will control application of proceeds.  If no Event of Default exists, loss payments in each instance will be applied by the applicable Grantor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Grantor, provided, however, that payments received by any Grantor after an Event of Default occurs and is continuing shall be paid to the Trustee and, if received by such Grantor, shall be held in trust for and immediately paid over to the Trustee unless otherwise directed in writing by the Trustee.  Copies of such policies or the related certificates, in each case, naming the Trustee as lender loss payee shall be delivered to the Trustee at least annually and at the time any new policy of insurance is issued.
(j) Transfer of Collateral.  Other than the disposition of inventory and licensing of Intellectual Property in the ordinary course of the applicable Grantor's business as presently conducted or as otherwise permitted under the terms of the Trust Indenture, no Grantor shall sell, assign, transfer, encumber or otherwise dispose of any Collateral in excess of $25,000 per year without the prior written consent of the Trustee.  For purposes of this provision, "dispose of any Collateral" shall include, without limitation, the creation of a security interest or other encumbrance (whether voluntary or involuntary) on such Collateral, except for Permitted Liens (as defined in the Trust Indenture).
(k) Taxes and Assessments.  Each Grantor shall promptly pay when due and payable, all taxes and assessments imposed upon the Collateral or operations or business of such Grantor.
(l) Inventory.  No Grantor shall return any Inventory to the supplier thereof, except for damaged or unsalable Inventory or otherwise in the ordinary course of such Grantor's business.  Without limiting the generality of the foregoing, in the event any Grantor becomes a "debtor in possession" as defined in 11 U.S.C. §1101 (or any successor thereto), such Grantor agrees, to the extent permitted by applicable Law, not to move pursuant to 11 U.S.C. §546 (or any successor thereto) for permission to return goods to any creditor which shipped such goods to such Grantor without the Trustee's written consent and each Grantor hereby waives any rights to return such Inventory arising under 11 U.S.C. §546(h), or any successor section thereto.
(m) Defense of Trustee's Rights.  Each Grantor warrants and will defend the Trustee's right, title and security interest in and to the Collateral against the claims of any Person.
(n) Cash Management.  At any time following an Event of Default that the Trustee so requests, the Grantors will work with the Trustee to set up such lock boxes and segregated accounts as the Trustee may request in order to better perfect the security interest created hereunder in Proceeds.
(o) Additional Grantors.  Each Grantor shall cause each Subsidiary of such Grantor, including any Person that shall at any time become a Subsidiary of such Grantor, to immediately become a party hereto (an "Additional Grantor") or to a similar security agreement, as appropriate, by executing and delivering an Additional Grantor Joinder in substantially the form of Annex A attached hereto and comply with the provisions hereof applicable to the Grantors or by signing a similar security agreement.  If the Additional Grantor becomes a party hereto, concurrent therewith, the Additional Grantor shall deliver replacement schedules for, or supplements to all other Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect.  The Additional Grantor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, Organizational Documents, financing statements and other information and documentation as the Trustee may reasonably request.  Upon delivery of the foregoing to the Trustee, the Additional Grantor shall be and become a party to this Agreement with the same rights and obligations as the Grantors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Grantor Joinder and thereafter at any time that such representations and covenants must be restated pursuant to the terms of the Security Agreements, and all references herein to the "Grantors" shall be deemed to include each Additional Grantor.

(p) Inspections.  Upon reasonable notice to the Grantors (and for this purpose no more than two business days' notice shall be required under any circumstances) if no Event of Default shall exist, and at any time with or without notice after the occurrence of an Event of Default, each Grantor will permit the Trustee, or its designee, to inspect the Collateral, wherever located, and to discuss the affairs, business, finances and accounts of the Grantors with their personnel and accountants.  In the event that no Event of Default exists and is continuing, such inspections shall not be held more than twice in any six-month period.  For the sake of clarity, during any time when an Event of Default shall exist and is continuing, the Trustee may conduct an unlimited number of inspections, subject to the first sentence of this Section 5(q).  The Trustee acknowledges that such inspections and discussions may result in the Trustee, or its designee, receiving material nonpublic information.  The Trustee shall, and shall cause its designee, to keep confidential such information as is specifically marked or otherwise identified as material nonpublic information by the Grantors.
(q) Intellectual Property.  Without limiting the generality of the other obligations of the Grantors hereunder, each Grantor shall promptly (i) cause to be registered at the United States Copyright Office and Canadian Intellectual Property Office all of its material copyrights and shall cause the security interest contemplated hereby with respect to such copyrights to be duly recorded at such office, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property registered at the United States Copyright Office , United States Patent and Trademark Office or Canadian Intellectual Property Office to be duly recorded at the applicable office, and (iii) give the Trustee notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.
(r) Power of Attorney.  Each Grantor has duly executed and delivered to the Trustee a power of attorney (a "Power of Attorney") in substantially the form attached hereto as Annex B.  The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until full and indefeasible payment of the Secured Obligations.  The powers conferred on the Trustee (for the benefit of the Trustee and the Holders) under the Power of Attorney are solely to protect the Trustee's interests (for the benefit of the Trustee and the Holders) in the Collateral and shall not impose any duty upon the Trustee or any Holder to exercise any such powers.  The Trustee agrees that  it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (ii) the Trustee shall account for any moneys received by the Trustee in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that none of the Trustee or any Holder shall have any duty as to any Collateral, and the Trustee and the Holders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers.  NONE OF THE TRUSTEE OR ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO THE GRANTORS FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.
(s) Other Assurances.  Each Grantor agrees that from time to time, at the joint and several expense of the Grantors and any Additional Grantors, it will promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Trustee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.
6. REMEDIES UPON EVENT OF DEFAULT.
(a) Upon the occurrence and during the continuation of an Event of Default, the Trustee may exercise, in addition to any other rights and remedies provided herein, under other contracts and under law, all the rights and remedies of a secured party under the Uniform Commercial Code.  Without limiting the generality of the foregoing, upon the occurrence and during the continuation of an Event of Default, (i) at the request of the Trustee, each Grantor shall, at its cost and expense, assemble the Collateral owned or used by it as directed by the Trustee; (ii) the Trustee shall have the right (but not the obligation) to notify any account debtors and any obligors under Instruments or Accounts to make payments directly to the Trustee and to enforce the Grantors' rights against account debtors and obligors; (iii) the Trustee may (but is not obligated to), without notice except as provided below, sell the Collateral at public or private sale, on such terms as the Trustee deems to be commercially reasonable; (iv) the Trustee may (but is not obligated to) direct any financial intermediary or any other Person holding Investment Property to transfer the same to the Trustee or its designee; and (v) the Trustee may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Grantor at the United States Patent and Trademark Office and/or Copyright Office and/or Canadian Intellectual Property Office into the name of the Trustee or any designee or any purchaser of any Collateral.  Each Grantor agrees that ten (10) days' notice of any sale referred to in clause (iii) above shall constitute sufficient notice.  The Trustee or any Holder may purchase Collateral at any such sale.  The Grantors shall be liable to the Trustee and the Holders for any deficiency amount.
(b) The Trustee may comply with any applicable Law in connection with a disposition of Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.  The Trustee may sell the Collateral without giving any warranties and may specifically disclaim such warranties.  If the Trustee sells any of the Collateral on credit, the Borrower will only be credited against the Secured Obligations with payments actually made by the purchaser to the Trustee.  In addition, each Grantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Trustee's rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.
(c) For the purpose of enabling the Trustee to further exercise rights and remedies under this Section 6 or elsewhere provided by agreement or applicable Law, each Grantor hereby grants to the Trustee, for the benefit of the Trustee and the Holders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

7. OBLIGATIONS ABSOLUTE.
(a) Change of Circumstance.  THE RIGHTS OF THE TRUSTEE HEREUNDER AND THE OBLIGATIONS OF THE GRANTORS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, SHALL NOT BE SUBJECT TO ANY COUNTERCLAIM, SETOFF, RECOUPMENT OR DEFENSE BASED UPON ANY CLAIM THAT ANY GRANTOR OR ANY OTHER PERSON MAY HAVE AGAINST THE TRUSTEE AND SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL FULL AND INDEFEASIBLE SATISFACTION OF THE SECURED OBLIGATIONS.  Without limiting the generality of the foregoing, the obligations of the Grantors shall not be released, discharged or in any way affected by any circumstance or condition (whether or not the applicable Grantor shall have any notice or knowledge thereof) including, without limitation, any amendment or modification of or supplement to the Trust Indenture or any other Security Agreement (including, without limitation, increasing the amount or extending the maturity of the Secured Obligations); any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreements or instruments, or any exercise or failure to exercise of any right, remedy, power or privilege under or in respect of any such agreements or instruments, or any exercise or failure to exercise of any right, remedy, power or privilege under or in respect of any such agreements or instruments; any invalidity or unenforceability, in whole or in part, of any term hereof or of the Trust Indenture or any other Security Agreement; any failure on the part of Borrower or any other Person for any reason to perform or comply with any term of the Trust Indenture, any Note or any other Security Agreement; any furnishing or acceptance of any additional security or guaranty; any release of any Grantor or any other Person or any release of any or all security or any or all guarantees for the Secured Obligations, whether any such release is granted in connection with a bankruptcy or otherwise; any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to any Grantor or any other Person or their respective properties or creditors; the application of payments received by the Trustee or any Holder from any source that were lawfully used for some other purpose, which lawfully could have been applied to the payment, in full or in part, of the Secured Obligations; or any other occurrence whatsoever, whether similar or dissimilar to the foregoing.  Without limiting the generality of the foregoing, at any time that the Trust Indenture or the Debentures are amended to increase the amount of the obligations thereunder, the amount of the Secured Obligations shall be accordingly increased.
(b) No Duty To Marshal Assets.  The Trustee shall have no obligation to marshal any assets in favor of any Grantor or any other Person or against or in payment of any or all of the Secured Obligations.
(c) Waiver of Right of Subrogation, Etc.  Each Grantor hereby waives any and all rights of subrogation, reimbursement, or indemnity whatsoever in respect of such Grantor arising out of remedies exercised by the Trustee hereunder until full and indefeasible payment of the Secured Obligations.
(d) Other Waivers.  Each Grantor hereby waives promptness, diligence and notice of acceptance of this Agreement.  In connection with any sale or other disposition of Collateral, to the extent permitted by applicable Law, each Grantor waives any right of redemption or equity of redemption in the Collateral.  Each Grantor further waives presentment and demand for payment of any of the Secured Obligations, protest and notice of protest, dishonor and notice of dishonor or notice of default or any other similar notice with respect to any of the Secured Obligations, and all other similar notices to which any Grantor might otherwise be entitled, except as otherwise expressly provided in the Security Agreements.  The Trustee is under no obligation to pursue any rights against third parties with respect to the Secured Obligations and each Grantor hereby waives any right it may have to require otherwise.  Each Grantor (to the extent that it may lawfully do so) covenants that it shall not at any time insist upon or plead, or in any manner claim or take the benefit of, any stay, valuation, appraisal or redemption now or at any time hereafter in force that, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on this Agreement; and each Grantor (to the extent that it may lawfully do so) hereby expressly waives and relinquishes all benefit of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power in this Agreement delegated to the Trustee, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.
(e) Each Grantor further waives to the fullest extent permitted by law any right it may have under the constitution of the Commonwealth of Massachusetts (or under the constitution of any other state or province in which any of the Collateral or any Grantor may be located), or under the Constitution of the United States of America, to notice (except for notice specifically required hereby) or to a judicial hearing prior to the exercise of any right or remedy provided by this Agreement to the Trustee, and waives its rights, if any, to set aside or invalidate any sale duly consummated in accordance with the foregoing provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing.
(f) EACH GRANTOR'S WAIVERS UNDER THIS SECTION 7 HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY AND AFTER SUCH GRANTOR HAS BEEN APPRISED AND COUNSELED BY ITS ATTORNEY AS TO THE NATURE THEREOF AND ITS POSSIBLE ALTERNATIVE RIGHTS.
8. NO IMPLIED WAIVERS.  No failure or delay on the part of the Trustee in exercising any right, power or privilege under this Agreement or the other Security Agreements and no course of dealing between the Grantor, on the one hand, and the Trustee or the Holders, on the other hand, shall operate as a waiver of any such right, power or privilege.  No single or partial exercise of any right, power or privilege under this Agreement or the other Security Agreements precludes any other or further exercise of any such right, power or privilege or the exercise of any other right, power or privilege.  The rights and remedies expressly provided in this Agreement and the other Security Agreements are cumulative and not exclusive of any rights or remedies which the Trustee or the Holders would otherwise have.  No notice to or demand on any Grantor in any case shall entitle the Grantors to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of the Trustee or the Holders to take any other or further action in any circumstances without notice or demand.  Any waiver that is given shall be effective only if in writing and only for the limited purposes expressly stated in the applicable waiver.

9. STANDARD OF CARE.
(a) In General.  No act or omission of the Trustee or any Holder (or agent or employee of any of the foregoing) hereunder or related hereto or related to the transactions contemplated by this Agreement or the other Security Agreements shall give rise to any defense, counterclaim or offset in favor of any Grantor or any claim or action against the Trustee or such Holder (or agent or employee thereof), in the absence of gross negligence or willful misconduct of the Trustee or such Holder (or agent or employee thereof) as determined  in a final, nonappealable judgment of a court of competent jurisdiction.  The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Trustee accords to other Collateral it holds, it being understood that it has no duty to take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral or to preserve any rights of any parties and shall only be liable for losses which are a result of it gross negligence or willful misconduct as determined in a final, nonappealable judgment of a court of competent jurisdiction.
(b) No Duty to Preserve Rights.  Without limiting the generality of the foregoing, the Trustee has no duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral.
(c) No Duty to Prepare for Sale.  Without limiting the generality of the foregoing, the Trustee has no obligation to clean-up or otherwise prepare the Collateral for sale.
(d) Duties Relative to Contracts.  Without limiting the generality of the foregoing, each Grantor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Grantor thereunder.  The Trustee shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Trustee of any payment relating to any of the Collateral, nor shall the Trustee be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Trustee in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Trustee or to which the Trustee may be entitled at any time or times.
(e) Reliance on Advice of Counsel.  In taking any action under this Agreement or any other Security Agreement, the Trustee shall be entitled to rely upon the advice of counsel of Trustee's choice, at the expense of the Borrower, and shall be fully protected in acting on such advice whether or not the advice rendered is ultimately determined to have been accurate.
(f) No Obligation to Act.  The Trustee shall be entitled to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Holders (as defined below) and such instructions shall be binding upon all the Holders; provided, however, that the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement or any Security Document in the manner so requested unless, if so requested by the Trustee, it shall have been provided sufficient funding and an indemnity from the Borrower or Holders satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with or in performing such request or direction.  No provisions of this Agreement or any Security Document shall otherwise be construed to require the Trustee to expend or risk its own funds or take any action that could in its judgment cause it to incur any cost, expenses or liability for which it is not specifically indemnified hereunder or under the Trust Indenture.  No provision of this Agreement or of any Security Document shall be deemed to impose any duty or obligation on the Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Trustee shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Trustee in such jurisdiction or impose a tax on the Trustee by reason thereof.
(g) Action By Trustee.  Absent written instructions from the Required Holders at a time when an Event of Default shall have occurred and be continuing, the Trustee shall have no obligation to take any actions under the Security Documents.
10. MISCELLANEOUS.
         (a) Assignment.  Except as otherwise provided in the Trust Indenture, the Trustee and each Holder may assign or transfer this Agreement and any or all rights or obligations hereunder without the consent of any Grantor and without prior notice.  No Grantor shall assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the Trustee or as expressly provided in the Trust Indenture.  Notwithstanding the foregoing, if there should be any assignment of any rights or obligations by operation of law or in contravention of the terms of this Agreement or otherwise, then all covenants, agreements, representations and warranties made herein or pursuant hereto by or on behalf of any Grantor shall bind the successors and assigns of such Grantor, together with the preexisting Grantor, whether or not such new or additional Persons execute a joinder hereto or assumption hereof (without the same being deemed a waiver of any default caused thereby) which condition shall not be deemed to be a waiver of any Event of Default arising out of such assignment.  The rights and privileges of the Trustee under this Agreement shall inure to the benefit of its successors and assigns. Any corporation into which the Trustee is amalgamated or with which it is consolidated or to which all or substantially all of its corporate trust business is sold or is otherwise transferred or any corporation resulting from any consolidation or amalgamation to which the Trustee is a party shall become the successor Trustee under this Agreement, without the execution of any document or any further act; provided that such successor Trustee is a corporation qualified to carry on the business of a trust corporation in Canada or the province of Ontario.

(b) Joint and Several Liability.  All Grantors shall jointly and severally be liable for the obligations of each Grantor to the Trustee and the Holders hereunder.
(c) Notices.  All notices, requests, demands, directions and other communications provided for herein shall be in writing and shall be delivered or mailed in the manner specified in the Trust Indenture addressed to a party at its address set forth in or determined pursuant to the Trust Indenture, as the case may be.
(d) Severability.  Every provision of this Agreement is intended to be severable.  If any term or provision of this Agreement shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby. Any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.
(e) Costs and Expenses.  Without limiting any other cost reimbursement provisions in the Security Agreements, upon demand, the Grantors shall pay to the Trustee and the Holders, as applicable, the amount of any and all reasonable expenses incurred by the Trustee and the Holders hereunder or in connection herewith, including, without limitation, reasonable fees of counsel to the Trustee and the Holders and those other expenses that may be incurred in connection with (i) the execution and delivery of this Agreement and any amendments, waivers and supplements hereto, (ii) the administration of this Agreement, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iv) the exercise or enforcement of any of the rights of the Trustee or the Holders hereunder or (v) the failure of any Grantor to perform or observe any of the provisions hereof.
(f) Indemnification by Grantors.  Each Grantor shall indemnify, reimburse and hold harmless the Trustee from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against the Trustee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Trustee as determined by a final nonappealable decision of a court of competent jurisdiction.  This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Trust Indenture or any other Security Agreement.
(g) Counterparts; Integration.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Security Agreements constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
(h) Amendments and Waivers.  The Holders holding more than 50% of the total outstanding principal balance of the Debentures (the "Required Holders") shall have the right to direct the Trustee, from time to time, to consent to any amendment, modification or supplement to or waiver of any provision of this Agreement and to release any Collateral from any lien or security interest held by the Trustee; provided, however, that (i) no such direction shall require the Trustee to consent to the modification of any provision or portion thereof which (in the sole judgment of the Trustee) is intended to benefit the Trustee, (ii) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine in good faith that the directed action is not permitted by the terms of this Agreement or may not lawfully be taken and (iii) no such direction shall waive or modify any provision of this Agreement the waiver or modification of which requires the consent of all Holders unless all Holders consent thereto.  The Trustee may rely on any such direction given to it by the Required Holders and shall be fully protected in relying thereon, and shall under no circumstances be liable, except in circumstances involving the Trustee's gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction, to any holder of the Debentures or any other person or entity for taking or refraining from taking action in accordance with any direction or otherwise in accordance with this Agreement.
(i) Headings.  Headings to this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof
11. SPECIFIC PERFORMANCE.  Each Grantor hereby authorizes the Trustee to demand specific performance of this Agreement at any time when any Grantor shall have failed to comply with any provision hereof, and each Grantor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor.  Each Grantor that is not a party to the Trust Indenture hereby acknowledges receipt from the Borrower of a correct and complete copy of the Trust Indenture and consents to all of the provisions of the Trust Indenture as in effect on the date hereof and agrees that its consent is not required for any amendments, modifications, restatements or waivers of it or any of the provisions thereof.

12. RELATIONSHIP WITH TRUST INDENTURE.  To the extent that any of the terms hereof is inconsistent with any provision of the Trust Indenture, the provisions of the Trust Indenture shall control.
13. TERMINATION; PARTIAL RELEASE.
(a) At such time as all the Secured Obligations in respect of the Debentures have been indefeasibly paid and performed in full (including the conversion in full of the Debentures) then the security provided for herein shall terminate, provided, however, that all indemnities afforded to the Trustee by  the Borrower and each other Grantor contained in this Agreement or any other Security Agreement shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.
(b) Effective upon the closing of a disposition of any Collateral in conformity with the provisions of the Trust Indenture, and receipt by the Trustee of a certification to such effect from an authorized officer of the Borrower, the security interest in the Collateral so disposed of shall terminate and the Trustee shall deliver such releases as may be appropriate, provided, however, the security interest in all remaining Collateral shall remain in full force and effect.
14. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.
(a) Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law).
(b) Submission to Jurisdiction.  Each Grantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Commonwealth of Massachusetts sitting in Suffolk County and of the United States District Court of the District of Massachusetts, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Security Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Massachusetts state court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Security Agreement shall affect any right that the Trustee or any Holder may otherwise have to bring any action or proceeding relating to this Agreement or any other Security Agreement against any Grantor or its properties in the courts of any jurisdiction.
(c) Waiver of Venue.  Each Grantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Security Agreement in any court referred to in paragraph (b) above.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  Each Grantor irrevocably waives, to the fullest extent permitted by applicable law, any right to bring any action or proceeding against the Trustee in any court outside the Suffolk County, Massachusetts.
(d) Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.
(e) Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
(f) Subordinate Security.  The security granted under this Agreement is subordinate to the security granted in favour of Northeast Industrial Partners, LLC (the "Collateral Agent"), as collateral agent for the Holders of senior secured notes issued on the date of this agreement.  Any obligation on the part of the Grantors to deliver any certificates, documents or other property under this Agreement is subordinate to the rights of the Collateral Agent and the holders from time to time of the senior secured notes.  The Company shall not be in default hereunder only by reason of its inability to deliver any such certificates, documents or other property due to the prior rights of the Collateral Agent to receive the same; provided that as soon as the Collateral Agent ceases to have the right to hold any certificates, documents or other property required to be delivered to the Trustee under this Agreement the Company shall comply with its obligations under this Agreement in that regard.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in the name and on behalf of the parties hereto as of the date first above written.

SECURITY DEVICES INTERNATIONAL INC.

By:____________________________
Name:
Title:

SECURITY DEVICES INTERNATIONAL CANADA CORP.

By:____________________________
Name:
Title:

TSX TRUST COMPANY
 in its capacity as Trustee

By:____________________________
Name:
Title:
                         By:____________________________
Name:
Title:

[Signature Page to Security Agreement]

Annex A

FORM OF ADDITIONAL GRANTOR JOINDER

Security Agreement dated as of December 7, 2016 made by
Security Devices International Inc.
and its subsidiaries party thereto from time to time, as Grantors to and in favor of
TSX Trust Company, as Trustee (the "Security Agreement")

Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that upon delivery of this Additional Grantor Joinder to the Trustee referred to above or its successor, the undersigned shall (a) be an Additional Grantor under the Security Agreement, (b) have all the rights and obligations of the Grantors under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth in Section 4 therein as of the date of execution and delivery of this Additional Grantor Joinder and at any future dates that such representations must be restated pursuant to the terms of the Security Agreements.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE TRUSTEE, AS TRUSTEE UNDER THE TRUST INDENTURE, A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Schedules to the Security Agreement, as applicable.

Each Additional Grantor that is not a party to the Trust Indenture hereby acknowledges receipt from the Borrower of a correct and complete copy of the Trust Indenture and consents to all of the provisions of the Trust Indenture as in effect on the date hereof and agrees that its consent is not required for any amendments, modifications, restatements or waivers of it or any of the provisions thereof.

An executed copy of this Additional Grantor Joinder shall be delivered to the Trustee, and the Trustee and the Holders may rely on the matters set forth herein on or after the date hereof.  This Additional Grantor Joinder shall not be modified, amended or terminated without the prior written consent of the Trustee.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

[Name of Additional Grantor]

By:
Name:
Title:

Address:

Dated:

Annex B

FORM OF POWER OF ATTORNEY

This Power of Attorney is executed and delivered by ___________________, a ______________________ ("Grantor"), to TSX Trust Company as Trustee for itself and Holders as such term is defined in the Trust Indenture referred to below ("Attorney").  This Power of Attorney is delivered in connection with and pursuant to a certain Trust Indenture dated as of even date herewith (as the same may be amended, modified, restated and/or supplemented from time to time, the "Trust Indenture") and that certain Security Agreement delivered in connection therewith (the "Security Agreement").  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.  No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney.  The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Grantor without Attorney's written consent.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Grantor's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Attorney's discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Trust Indenture, the Security Agreement and any and all agreements, documents and instruments executed, delivered or filed in connection therewith from time to time (collectively, the "Security Agreements") and, without limiting the generality of the foregoing, Grantor hereby grants to Attorney the power and right, on behalf of Grantor, without notice to or assent by Grantor, and at any time, to do the following:

(a) change the mailing address of Grantor, open a post office box on behalf of Grantor, open mail for Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Grantor;
(b) receive, endorse Grantor's name on, and collect, any checks, notes, acceptances, money orders, drafts and any other forms of payment or security payable to Grantor, and hold all amounts or proceeds so received or collected as cash collateral in a restricted account for the benefit of the Holders, or apply such amounts or proceeds to the Secured Obligations in accordance with the terms of the Trust Indenture;
(c) effect any repairs to any asset of Grantor, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies;
(d) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Grantor or its property;
(e) defend any suit, action or proceeding brought against Grantor if Grantor does not defend such suit, action or proceeding or if Attorney believes that Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate;
(f) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor's property;
(g) cause the certified public accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney's request, the following reports:  (i) a reconciliation of all accounts, (ii) an aging of all accounts, (iii) trial balances, (iv) test verifications of such accounts as Attorney may request, and (v) the results of each physical verification of inventory;
(h) communicate in its own name with any party to any contract with regard to the assignment of the right, title and interest of Grantor in and under the contracts and other matters relating thereto;
(i) to the extent that Grantor's authorization given in the Security Agreement is not sufficient, to file such financing statements with respect to the Security Agreement as Attorney may deem appropriate and to execute in Grantor's name such financing statements and amendments thereto and continuation statements which may require the Grantor's signature;
(j) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and
execute, deliver and/or record, as applicable, in connection with any sale or other remedy provided for in any Security Agreement, any endorsements, assignments or other applications for or instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of Grantor for all purposes, and to do, at Attorney's option and Grantor's expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Grantor's property or assets and Attorney's liens thereon, all as fully and effectively as Grantor might do.  Grantor hereby ratifies, to the extent permitted by law, all that Attorney shall lawfully do or cause to be done by virtue hereof.  Without limiting the generality of the foregoing, Attorney is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office and Canadian Intellectual Property Office.

IN WITNESS WHEREOF, this Power of Attorney is duly executed on behalf of Grantor this ____ day of ____________, 20___.

[_______________________________]

By:
Name:
Title:

NOTARY PUBLIC CERTIFICATE

On this _____ day of ____________, 20___, [officer's name] who is personally known to me appeared before me in his/her capacity as the [title] of [name of Grantor] ("Grantor") and executed on behalf of Grantor the Power of Attorney in favor of _______________, as Trustee, to which this Certificate is attached.

Notary Public

Schedule 1

LOCATIONS OF COLLATERAL

125 Lakeshore Road East, Suite 300
Oakville, ON L6J 1H3
Canada

25 Sawyer Passway
Fitchburg, Massachusetts 01420
United States of America

9325 Puckett Road
Perry, Florida 32348
United States of America

Schedule 2

LOCATIONS OF GRANTORS

Chief Executive Offices:

The chief executive offices of each of the Grantors is

125 Lakeshore Road East, Suite 300
Oakville, ON L6J 1H3
Canada

The other locations at which the Borrower maintains a place of business are:

25 Sawyer Passway
Fitchburg, Massachusetts 01420
United States of America

and

9325 Puckett Road
Perry, Florida 32348
United States of America

There are no other locations at which the Subsidiary maintains a place of business

Schedule 3

NAMES USED BY GRANTORS

Not applicable

Schedule 4

FILING OFFICES

UCC Filings

Security Devices International Inc.

Delaware Department of State: Division of Corporations
John G. Townsend Bldg.
401 Federal Street,  Suite 4
Dover, DE 19901

Security Devices International Canada Corp.

District of Columbia
Recorder of Deeds
1101 4th Street, SW, 5th Floor
Washington, DC 20024

PPSA Filings

Security Devices International Inc.

Personal Property Security Registration System – Ontario

Security Devices International Canada Corp.

Personal Property Security Registration System – Ontario

Schedule 5

PATENTS AND PATENT APPLICATIONS

Patents

US
Reg. No.	Description
A. US 2008/0236435	Non-lethal projectile
B. US 2010/0008012	Electronic circuitry for incapacitating a target
C. US 2011/0001619	Autonomous operation of a non-lethal projectile
D. US 2007/0101893	Non-lethal wireless stun projectile system for immobilizing a target by neuromuscular disruption

Patent Applications

US
A. WO 2015/105526 A1	Payload carrying arrangement for a non-lethal projectile

Schedule 6

TRADEMARKS AND TRADEMARK APPLICATIONS

Grantor	Mark or Application	Registration Number or Serial Number	Date of Registration or Application
None

Schedule 7

REGISTERED COPYRIGHTS

Grantor	Copyrighted Work	Author(s)	Title	Registration Number
None

Schedule 8

DOMAIN NAMES

securitydii.com/

Schedule 9

INTELLECTUAL PROPERTY LICENSES

None

Schedule 10

COMMERCIAL TORT CLAIMS

Plaintiff	Defendant	Description of the Claim
None

Schedule 4.2
SECURITY AGREEMENT -- TRADEMARKS,
PATENTS AND COPYRIGHTS

THIS SECURITY AGREEMENT -- TRADEMARKS, PATENTS AND COPYRIGHTS (this "IP Security Agreement") is made as of December 7, 2016, between Security Devices International Inc., a Delaware corporation, Security Devices International Canada Corp., a Canadian corporation (collectively, the "Company"), and the Secured Party (as defined below).  As used herein, "Secured Party" means TSX Trust Company, in its capacity as trustee under the Trust Indenture dated the date hereof among the Trustee, Security Devices International Inc. and Security Devices International Canada Corp, (as the same may be amended, restated, modified, supplemented and/or replaced from time to time, the "Trust Indenture") together with its successors and assigns in such capacity.

WHEREAS, the Company has adopted and is using the trademarks, trade names and designs listed in Schedule A annexed to this IP Security Agreement and made a part hereof; and

WHEREAS, the Company has informed the Secured Party that it owns the patents, patent applications and copyrights listed in Schedule A hereto; and

WHEREAS, one of the conditions to the issuance of debentures under the Trust Indenture (the "Debentures") is the execution and delivery of this IP Security Agreement by the Company.

Accordingly, the Company and the Secured Party, intending to be legally bound hereby, agree that, as security for the full and timely payment of the Secured Obligations (as defined in the Trust Agreement) and the performance of the obligations of the Company under the Trust Indenture, the Security Agreements (as defined in the Trust Indenture) and this IP Security Agreement (collectively, the "Obligations"), the Company hereby mortgages  and pledges to the Secured Party and assigns and grants to the Secured Party a lien and security interest in, all its right, title and interest in and to all of the following:

(A) (i) each of the trademarks, trade names and designs described in Schedule A to this IP Security Agreement, and any other trademarks, trade names and designs that the Company may adopt and use, in the United States or foreign countries, in connection with its business after the date of this IP Security Agreement (collectively, the "Trademarks"), together with the good will of the business symbolized thereby; (ii) all registrations and pending trademark applications owned presently or obtained or filed hereafter, both in the United States and in foreign countries; (iii) all records of the Company relating to the distribution of products bearing the Trademarks; and (iv) any and all proceeds of the foregoing, including, without limitation, any royalties, claims for infringement and proceeds of sale or other disposition (collectively, the "Trademarks Collateral"); and

(B) (i) each of the patents and patent applications, including the inventions disclosed or claimed therein, described in Schedule A to this IP Security Agreement, and any other patents and patent applications and similar legal protection, both domestic and foreign, including all continuations, extensions, renewals, substitutes, divisions or reissues thereof, that the Company may acquire after the date of this IP Security Agreement (collectively, the "Patents"); and (ii) any and all proceeds of the Patents, including, without limitation, any royalties, fees, claims for past, present and future infringement and proceeds of sale or other disposition (the "Proceeds" and, together with the Patents, the "Patents Collateral"); and

(C) (i) all United States original works or authorship fixed in any tangible medium of expression, all right, title and interest therein and thereto, and all United States registrations and recordings thereof, including without limitation, applications, registrations, and recordings in the United States Copyright Office or in any similar office or agency in the United States, or any State thereof, all whether now owned or hereafter acquired by the Company, including, but not limited to, those described on Schedule A annexed hereto and made a part hereof; and (ii) all extensions and renewals thereof (collectively, the "Copyrights Collateral"); and

(D) certain other intellectual property, which shall include, without limitation, all designs, concepts, discoveries, ideas, improvements, inventions, formulae, processes, techniques, works of authorship, mask works, data (whether or not patentable or registrable under copyright or similar statutes), object code, algorithms, blueprints, layouts, integrated circuit die or wafers, marks, microcode, programs, procedures, schematics, sketches, source code, specifications, strategies, subroutines, research, test results, hardware, software (as such term is defined in the Uniform Commercial Code as enacted in the State of Delaware (the "UCC")), license rights, trade secrets and any material constituting a trade secret, methods, know-how, specifications, and customer lists, proprietary technology and any information relating thereto, regardless of any contrary interpretation of such term as now or hereafter used in the UCC; or which relates to or arises out of the use, function, development, improvement or any additions or modifications to the Patents Collateral, the Trademarks Collateral or the Copyrights Collateral (collectively, the "General Intangibles Collateral") and pertains to the Company's business enterprise.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. As security for the full and prompt payment and performance of all Obligations, the Company does hereby pledge to the Secured Party and assign and grant to the Secured Party a security interest in, all of the right, title and interest of the Company in and to all of the following, now owned or hereafter arising or acquired: (i) the Trademarks Collateral; (ii) the Patents Collateral; (iii) the Copyrights Collateral; (iv) any claims by the Company against third parties for infringement of the Trademarks, Patents or Copyrights; (v) the General Intangibles Collateral; and (vi) any and all products and proceeds of the foregoing (collectively, the "Intellectual Property Collateral").

2. The Company represents and warrants that it is the owner of its Intellectual Property Collateral and has the right and power to make the pledge and grant the security interest granted in this IP Security Agreement; and that the Intellectual Property Collateral is free of all liens and encumbrances other than Permitted Liens (as defined in the Trust Indenture).  Further, the Company represents and warrants that the Intellectual Property Collateral constitutes all of the intellectual property owned by the Company.  The Company shall retain the full legal and equitable title to the Intellectual Property Collateral and, provided there exists no Event of Default (as defined in the Trust Indenture), the Company shall have the right to use and register the Intellectual Property Collateral in the ordinary course of its business.  The Company agrees that it will not sell, transfer, assign or grant a lien or security interest in any of the Intellectual Property Collateral except as permitted hereunder.  At such time as all Obligations have been indefeasibly paid and performed in full (including the conversion in full of the Debentures), this IP Security Agreement shall terminate and be of no further force and effect and the Secured Party shall thereupon terminate its security interest in the Intellectual Property Collateral.  Until such time, however, this IP Security Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

3. (a) The Company will take all reasonable steps required to maintain and defend full effect, title and right in and to keep in force (i) the Trademarks and registrations of the Trademarks in the United States Patent and Trademark Office, or any similar office, including, without limitation, filing of affidavits of use and incontestability and renewal applications, prosecution of trademark applications, and taking part in opposition, interference and cancellation proceedings; (ii) the Patents in the United States Patent and Trademark Office and foreign patent offices, or any similar office, including without limitation, prosecution of patent applications, payment of maintenance fees and annuities; and (iii) the Copyrights in the United States Copyright Office or any similar office.

(b) The Company will perform all acts and execute any documents, including without limitation, assignments suitable for filing with the United States Patent and Trademark Office or the United States Copyright Office, and Uniform Commercial Code financing statements, required at any time to evidence, perfect and maintain the rights in the Intellectual Property Collateral granted to the Secured Party under this IP Security Agreement.  The Company will promptly notify the Secured Party at the time the Company adopts for use in its business any trademarks, patents or registered copyrights not described on Schedule A to this IP Security Agreement and files any applications to register a trademark or copyright, or files any patent applications.

4. Concurrently with the execution and delivery of this IP Security Agreement, the Company is executing and delivering to the Secured Party two originals of a Special Power of Attorney, each in the form of Exhibit 1 to this IP Security Agreement, for the Secured Party's use following an Event of Default (as that term is defined in the Trust Indenture), and so long as that Event of Default is continuing, in executing on behalf of the Company an Assignment for Security in the form of Exhibit 2 to this IP Security Agreement, which Assignment for Security shall be suitable for recording in the United States Patent and Trademark Office, the United States Copyright Office and the Canadian Intellectual Property Office, to provide Secured Party with access to the Patents or Trademarks (or any applications or registrations thereof), all in accordance with paragraph 3(b) of this IP Security Agreement.  The Company hereby releases the Secured Party from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Secured Party under the powers of attorney granted therein other than gross negligence or willful misconduct of the Secured Party.

5. If an Event of Default (as defined in the Trust Indenture) has occurred, then, in addition to all other rights and remedies of the Secured Party, whether under law, the Trust Indenture or otherwise, the Secured Party may, without notice to, or consent by, the Company, (a) grant itself a license to use the Patents, Trademarks and Copyrights, or any of them, without payment of any kind, until all inventories of finished goods produced for the Company are sold or consumed; (b) assign, sell or otherwise dispose of or use the Intellectual Property Collateral, or any of it, either with or without special or other conditions or stipulations, with power to buy the Intellectual Property Collateral or any part of it, and with power also to execute assurances, and to do all other acts and things for completing the assignment, sale or disposition which the Secured Party shall, in its sole discretion, deem appropriate or proper; and (c) in order to implement any such assignment, sale or other disposal of any of the Intellectual Property Collateral, pursuant to the authority granted in the Power of Attorney described in paragraph 4 of this IP Security Agreement (such authority becoming effective on the occurrence of an Event of Default), execute and deliver on behalf of the Company, one or more instruments of assignment of the Patents, Trademarks or Copyrights (or any application or registration thereof), in a form suitable for filing, recording or registration in the United States Patent and Trademark Office or the United States Copyright Office and the Canadian Intellectual Property Office.

6. No failure or delay on the part of Secured Party in exercising any right, remedy, power or privilege under this IP Security Agreement shall operate as a waiver thereof or of any other right, remedy, power or privilege of Secured Party under this IP Security Agreement or the Trust Indenture, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges of the Secured Party under this IP Security Agreement are cumulative and not exclusive of any rights or remedies which it may otherwise have.

7. The Trustee shall be entitled to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Holders; provided, however, that the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement or any Security Document in the manner so requested unless, if so requested by the Trustee, it shall have been provided sufficient funding and an indemnity from the Borrower or Holders satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with or in performing such request or direction.  No provisions of this Agreement or any Security Document shall otherwise be construed to require the Trustee to expend or risk its own funds or take any action that could in its judgment cause it to incur any cost, expenses or liability for which it is not specifically indemnified hereunder or under the Trust Indenture.  No provision of this Agreement or of any Security Document shall be deemed to impose any duty or obligation on the Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Trustee shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Trustee in such jurisdiction or impose a tax on the Trustee by reason thereof.

8. The provisions of this IP Security Agreement are intended to be severable.  If any provision of this IP Security Agreement shall for any reason be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or any other provision of this IP Security Agreement in any jurisdiction.

9. All notices, statements, requests and demands given to or made upon either party in accordance with the provisions of this IP Security Agreement shall be deemed to have been given or made when given or made in accordance with the terms of the Trust Indenture.

10. All rights of the Secured Party hereunder shall inure to the benefit of its successors and assigns.  Any corporation into which the Trustee is amalgamated or with which it is consolidated or to which all or substantially all of its corporate trust business is sold or is otherwise transferred or any corporation resulting from any consolidation or amalgamation to which the Trustee is a party shall become the successor Trustee under this Agreement, without the execution of any document or any further act; provided that such successor Trustee is a corporation qualified to carry on the business of a trust corporation in Canada or the province of Ontario.

This IP Security Agreement shall bind all persons who become bound as a debtor to this IP Security Agreement.  The Company shall not assign any of its interest under this IP Security Agreement without the prior written consent of the Secured Party.  Any purported assignment inconsistent with this provision shall, at the option of the Secured Party, be null and void.

11. The parties hereto consent to the exclusive jurisdiction and venue of the federal and state courts located in Suffolk County, Commonwealth of Massachusetts in any action on, relating to or mentioning this IP Security Agreement.

12. This IP Security Agreement shall be deemed to be a contract under the laws of the Commonwealth of Massachusetts and the execution and delivery of this IP Security Agreement and the terms and provisions of this IP Security Agreement shall be governed by and construed in accordance with the laws of that State (without regard to its conflict of laws rules) and, to the extent applicable or governing, the laws of the United States of America; provided, however, that to the extent the UCC provides for the application of the law of another State or foreign jurisdiction for purposes of perfection and the effect of perfection of the security interest granted to the Secured Party hereunder, then the IP Agreement shall be governed by that State's or jurisdiction's law.

13. This IP Security Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one agreement.

14. This IP Security Agreement or any provision hereof may be changed or terminated only by a statement in writing signed by the Company and the Secured Party.  No waiver of any provision of this Agreement shall be effective unless that waiver is in writing

15. The Company requests that the Commissioner of Patents and Trademarks, and the Register of Copyrights record this IP Security Agreement with respect to the applicable Intellectual Property Collateral.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties have executed and delivered this Security
Agreement as of the day and year first above written.

The Company:

SECURITY DEVICES INTERNATIONAL INC.

By:
Name:  Dean Thrasher
Title:    Chief Execurive Officer

SECURITY DEVICES INTERNATIONAL CANADA CORP.

By:
Name:  Dean Thrasher
Title:    Chief Execurive Officer

Secured Party:

TSX TRUST COMPANY

By:___________________________________

Name:   _______________________________

Title:  _________________________________

By:___________________________________

Name:   _______________________________

Title:  _________________________________

[Signature Page to Security Agreement – Trademarks, Patents and Copyrights]

Security Agreement – Trademarks,
Patents and Copyrights

Schedule A

Patents

US
Reg. No.	Description
A. US 2008/0236435	Non-lethal projectile
B. US 2010/0008012	Electronic circuitry for incapacitating a target
C. US 2011/0001619	Autonomous operation of a non-lethal projectile
D. US 2007/0101893	Non-lethal wireless stun projectile system for immobilizing a target by neuromuscular disruption

Patent Applications

US
Application No.	Description
A. WO 2015/105526 A1	Payload carrying arrangement for a non-lethal projectile

Trademarks

None

Trademark Applications

None

Copyrights Collateral

None

Security Agreement – Trademarks,
Patents and Copyrights

Exhibit 1

Form of Special Power of Attorney

See attached.

Security Agreement – Trademarks,
Patents and Copyrights

Exhibit 2

Form of Assignment for Security

See attached.

Schedule 4.3
GUARANTY AND SURETYSHIP AGREEMENT

THIS GUARANTY AND SURETYSHIP AGREEMENT (this "Agreement") made as of the 7th day of December, 2016, by and among Security Devices International Inc., a Delaware corporation (together with its successors and permitted assigns, the "Borrower") and the subsidiaries of the Borrower designated as "Guarantors" on the signature lines hereto (together with their successors and permitted assigns and any other person or entity that becomes a Guarantor hereunder pursuant to Section 5 below, jointly and severally, the "Guarantors" or, individually, a "Guarantor"), in favor of TSX Trust Company, as trustee under the Trust Indenture (as that term is defined below) (together with its successors and assigns in such capacity, the "Trustee").

Background

The Trustee, the Borrower and Security Devices International Canada Corp. entered into a certain Trust Indenture, dated as of the date hereof (as the same may be amended, restated, modified and/or supplemented from time to time, the "Trust Indenture"; terms used herein and not otherwise defined herein are used as defined in the Trust Indenture).  Security Devices International Canada Corp. is a Subsidiary of the Borrower.  The execution of the Trust Indenture is associated with the exchange of certain debentures for debentures issued under the Trust Indenture and that exchange of debentures is a condition of a proposed financing to raise additional funds for the Borrower.  The Borrower may, among other things, use the additional funds to extend credit to, and make capital contributions in, the Guarantors.  Therefore, as a result of the Trust Indenture, the Guarantors can obtain capital on terms more favorable to them as part of this borrowing group than they could acting alone.  One of the conditions to the Trust Indenture is that the Guarantors guarantee payment of and act as surety for the obligations of the Borrower arising out of the Trust Indenture and related agreements and instruments.

Accordingly, each Guarantor and the Borrower, intending to be legally bound, hereby agrees with the Trustee as follows.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Guaranty and Suretyship.

1.1 Guaranty of Payment.  The Guarantors hereby jointly and severally agree to act as surety for the Guaranteed Obligations (as defined in Section 1.2 below), and irrevocably and unconditionally guarantee to the Trustee that the Guaranteed Obligations shall be paid in full when due and payable, whether at the stated or accelerated maturity thereof or upon any mandatory or voluntary prepayment or otherwise.

1.2 Definition of "Guaranteed Obligations".  For purposes of this Agreement, the term "Guaranteed Obligations" shall mean (a) any obligations of the Borrower pursuant to the Trust Indenture and the Security Agreements (as defined in the Trust Indenture) including, without limitation, any amounts due from time to time in respect of (i) principal and interest thereon under the Debentures (as defined in the Trust Indenture), (ii) conversion, exercise or redemption of the Debentures, (iii) fees payable under the Trust Indenture and (iv) indemnifications provided for, and other amounts payable, under the Trust Indenture or other Security Agreement.  Notwithstanding the definition of "Guaranteed Obligations" herein, the liability of each Guarantor hereunder is limited to an amount equal to (x) the amount that would render this guaranty void, voidable or unenforceable against such Guarantor's creditors or creditors' representatives under any applicable fraudulent conveyance, fraudulent transfer or similar act or under Section 544 or 548 of the Bankruptcy Code of 1978, as amended, minus (y) $1.00 (one U.S. Dollar).

1.3 Obligations of Guarantors Absolute, Etc.  The obligations of the Guarantors hereunder shall be absolute and unconditional.  Each Guarantor, jointly and severally, guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the agreement, instrument or document giving rise to such Guaranteed Obligations, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any such terms or the rights of the Trustee with respect thereto.  The liability of the Guarantors hereunder shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of the Trust Indenture or any Security Agreement;

(b) any change in the time, manner or place of payment of the Guaranteed Obligations;

(c) any amendment or modification of or supplement to the Trust Indenture or the Security Agreements (including, without limitation, any amendment which would increase the amount of the Guaranteed Obligations), or any furnishing or acceptance of any security, or any release of any security or the release of any person's obligations (including without limitation, any Guarantor, the Borrower or any pledgor), with respect to the Guaranteed Obligations;

(d) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such instrument, document or agreement or any exercise or nonexercise of any right, remedy, power or privilege under or in respect of any such instrument;

(e) any counterclaim, setoff, recoupment or defense based upon any claim any Guarantor, the Borrower or any pledgor may have against the Trustee;

(f) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Borrower, any Affiliate (defined below) of the Borrower or any Guarantor or their respective properties or creditors;

(g) any invalidity or unenforceability, in whole or in part, of any term hereof or of the Trust Indenture or the Security Agreements;

(h) any failure on the part of the Borrower or any Affiliate or any person that may have been an Affiliate for any reason to perform or comply with any term of the Trust Indenture or the Security Agreements; or

(i) any other occurrence whatsoever, whether similar or dissimilar to the foregoing.

1.4 Continuing Guaranty.  This guaranty and suretyship is an absolute, unconditional, present and continuing guaranty and suretyship of payment and is in no way conditional or contingent; it shall remain in full force and effect until terminated pursuant to Section 7 below.

1.5 Joint and Several Liability.  Each and every representation, warranty, covenant and agreement made by the Guarantors, or any of them, under this Agreement shall be and constitute joint and several obligations of all of the Guarantors, whether or not so expressly stated herein.

1.6 Waivers.  Each Guarantor hereby waives, to the fullest extent permitted by applicable law, (a) all presentments, demands for performance, notice of non‑performance, protests, notices of protests and notices of dishonor in connection with the Guaranteed Obligations or any agreement relating thereto; (b) notice of acceptance of this Agreement; (c) any requirement of diligence or promptness on the part of the Trustee in the enforcement of its rights hereunder or under the Trust Indenture or the Security Agreements; (d) any enforcement of any present or future agreement or instrument relating directly or indirectly to the Guaranteed Obligations; (e) notice of any of the matters referred to in subsection 1.3 hereof; (f) notices of every kind and description which may be required to be given by any statute or rule of law; and (g) any defense of any kind which it may now or hereafter have with respect to its liability under this Agreement to the fullest extent permitted by law.  Without limiting the foregoing, the Trustee shall not be required to make any demand upon, or to pursue or exhaust any rights or remedies against the Borrower, any other Guarantor or any other person or entity, or against the collateral security, for the Guaranteed Obligations.  No failure on the part of the Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.  Each Guarantor hereby agrees that it will not enforce or otherwise exercise or claim or assert any rights of subrogation or contribution against any person or entity with respect to the Guaranteed Obligations or any security therefor unless and until all the Guaranteed Obligations are paid in full.  EACH GUARANTOR'S WAIVERS UNDER THIS SECTION 1.6 HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY AND AFTER SUCH GUARANTOR HAS BEEN APPRISED AND COUNSELED BY ITS ATTORNEY AS TO THE NATURE THEREOF AND ITS POSSIBLE ALTERNATIVE RIGHTS.

2. Expenses.

Whether or not the transactions contemplated by this Agreement are fully consummated, each Guarantor and the Borrower shall promptly pay (or reimburse, as the Trustee may elect) all costs and expenses which the Trustee has incurred or may incur in connection with the negotiation, preparation, reproduction, interpretation, administration and enforcement of this Agreement and all amendments, waivers, modifications and supplements hereto and the collection of all amounts due hereunder, including, without limitation, reasonable fees of counsel to the Trustee.

3. Representations and Warranties.

The Guarantors hereby jointly and severally represent and warrant that each of the representations and warranties relating to them set forth in the Trust Indenture or any Security Agreements is incorporated herein by reference and is true and correct on and as of the date hereof.

4. Covenants.

Each of the covenants and agreements of the Borrower which are set forth or incorporated in the Trust Indenture or any of the Security Agreements and which are expressly applicable or refer to the "Subsidiaries" of Borrower or otherwise refer to any Guarantors are hereby incorporated by reference as though set forth herein in their entirety, and each Guarantor hereby agrees to perform and abide by each such covenant and agreement which purports to be applicable to it.

5. Additional Parties.

Except as otherwise provided in the Trust Indenture or the Security Agreements, the Guarantors shall at all times constitute all of the direct and indirect Subsidiaries of Borrower.  If any entity becomes such a Subsidiary after the date hereof, such entity shall become a Guarantor hereunder, and the Borrower shall cause such entity to signify its acceptance of the terms hereof by execution and delivery to the Trustee of one or more counterparts of the Joinder hereto, appropriately dated.

6. Intentionally Deleted.

7. Termination of Guaranty.

7.1 Termination of Guaranty Obligations of All Guarantors.  At such time as all the Guaranteed Obligations have been indefeasibly paid and/or performed in full (including the conversion in full of the Debentures), then the guaranty provided for herein and this Agreement shall terminate, provided, however, that (i) all indemnities provided to the Trustee by the Guarantors or the Borrower under  this Agreement, the Trust Indenture or any Security Agreement shall survive and remain operative and in full force and effect regardless of the termination of this Agreement, and (ii) the guaranty provided for herein shall be reinstated if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of the Borrower or any Guarantor or otherwise, all as though such payment had not been made.

7.2 Termination of Guaranty Obligations of Sold Guarantors.  Effective upon the closing of a sale or other disposition by the Borrower or any Subsidiary of the Borrower of all the outstanding capital stock of, or all partnership interests or all other equity interests in, any of the Guarantors hereunder (any Guarantor being so sold is hereinafter the "Sold Guarantor") in conformity with the provisions of the Trust Indenture, and receipt by the Trustee of a certification to such effect from the chief financial officer of the Borrower, the obligations of that Sold Guarantor hereunder (including, without limitation, obligations under Section 9 below) shall terminate.  However, all the obligations of the other Guarantors hereunder shall remain in full force and effect.

8. Miscellaneous.

8.1 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to the choice of law provisions thereof).

8.2 Specific Performance.  The Borrower and each Guarantor hereby authorizes the Trustee to demand specific performance of this Agreement at any time when the Borrower or such Guarantor shall have failed to comply with any provision hereof, and the Borrower and each Guarantor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor.

8.3 Acknowledgement of Terms of Trust Indenture and the Debentures; Relationship to Trust Indenture and the Debentures.  Each Guarantor hereby acknowledges receipt from the Borrower of a correct and complete copy of the Trust Indenture and the Debentures and consents to all of the provisions of the Trust Indenture and the Debentures as in effect on the date of this Agreement and agrees that its consent is not required for any amendments, modifications, restatements or waivers of the Trust Indenture or the Debentures or any of the provisions thereof.  If any of the terms hereof are inconsistent with those of the Trust Indenture or the Debentures (including, without limitation, any amendments, restatements, supplements and waivers that the Guarantors have been made aware of), those of the Trust Indenture or the Debentures, as applicable, shall control.

8.4 Non-Exclusive Remedies.  No remedy or right herein conferred upon, or reserved to the Trustee is intended to be to the exclusion of any other remedy or right, but each and every such remedy or right shall be cumulative and shall be in addition to every other remedy or right given hereunder or under any other contract or under law.

8.5 Delay and Non-Waiver.  No delay or omission by the Trustee to exercise any remedy or right hereunder shall impair any such remedy or right or shall be construed to be a waiver of any Event of Default, or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or of a different nature.

8.6 Successors and Assigns.  Except as otherwise provided in the Trust Indenture, the Trustee may assign or transfer this Agreement and any or all rights or obligations hereunder without the consent of the Borrower or any Guarantor and without prior notice.  Neither the Borrower nor any Guarantor shall assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the Trustee.  The rights and privileges of the Trustee under this Agreement shall inure to the benefit of their respective successors, assigns and participants.  All promises, covenants and agreements of the Borrower and each Guarantor contained in this Agreement shall be binding upon personal representatives, heirs, successors and assigns of such entity.  Notwithstanding the foregoing, if there shall become additional "Guarantors" or if there should be any assignment of any guaranty obligations by operation of law or in contravention of the terms of this Agreement or otherwise, then all covenants, agreements, representations and warranties made herein or pursuant hereto by or on behalf of the Guarantors shall bind the successors and assigns of the Guarantors and any such additional Guarantors, jointly and severally, together with the preexisting Guarantors whether or not such new or additional Guarantors execute the Joinder as set forth in Section 5.

Any corporation into which the Trustee is amalgamated or with which it is consolidated or to which all or substantially all of its corporate trust business is sold or is otherwise transferred or any corporation resulting from any consolidation or amalgamation to which the Trustee is a party shall become the successor Trustee under this Agreement, without the execution of any document or any further act; provided that such successor Trustee is a corporation qualified to carry on the business of a trust corporation in Canada or the province of Ontario.

8.7 Amendments and Waivers.  This Agreement represents the entire agreement between the parties with respect to the transactions contemplated herein and, except as expressly provided herein, shall not be affected by reference to any other documents.  The Holders (as defined in the Trust Indenture) holding more than 50% of the total outstanding principal balance of the Debentures (the "Required Holders") shall have the right to direct the Trustee, from time to time, to consent to any amendment, modification or supplement to or waiver of any provision of this Agreement and to release any Collateral from any lien or security interest held by the Trustee; provided, however, that (i) no such direction shall require the Trustee to consent to the modification of any provision or portion thereof which (in the sole judgment of the Trustee) is intended to benefit the Trustee, (ii) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine in good faith that the directed action is not permitted by the terms of this Agreement or may not lawfully be taken and (iii) no such direction shall waive or modify any provision of this Agreement the waiver or modification of which requires the consent of all Holders unless all Holders consent thereto.  The Trustee may rely on any such direction given to it by the Required Holders and shall be fully protected in relying thereon, and shall under no circumstances be liable, except in circumstances involving the Trustee's gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction, to any holder of the Debentures or any other person or entity for taking or refraining from taking action in accordance with any direction or otherwise in accordance with this Agreement.

8.8 Notices and Communications.  Any notice contemplated herein or required or permitted to be given hereunder shall be made in the manner set forth in the Trust Indenture and delivered at the addresses set forth on the signature pages to this Agreement, or to such other address as any party hereto may have last specified by written notice to the other party or parties.

8.9 Headings; Counterparts.  Headings to this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, taken together, shall constitute one instrument.  Delivery of a photocopy or telecopy of an executed counterpart of a signature page to this Agreement shall be as effective as delivery of a manually executed counterpart of such signature page.

8.10 Severability.  If any of the provisions or terms of this Agreement shall for any reason be held to be invalid or unenforceable such invalidity or unenforceability shall not affect any of the other terms hereof, but this Agreement shall be construed as if such invalid or unenforceable term had never been contained herein.  Any such invalidity or unenforceability in a particular jurisdiction shall not be deemed to render a provision invalid or unenforceable in any other jurisdiction.  Without limiting the generality of the foregoing, any invalidity, illegality or unenforceability of any term or provision of this Agreement in any jurisdiction or as against any Guarantor shall not affect the validity, legality or enforceability of any other terms hereof or in any other jurisdiction or against any other Guarantor.

9. Indemnification.

Each Guarantor, jointly and severally, shall indemnify, reimburse and hold harmless the Trustee from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against the Trustee in any way related to or arising from or alleged to arise from this Agreement or the guarantees provided herein except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Trustee as determined by a final nonappealable decision of a court of competent jurisdiction.  This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Trust Indenture or any other Security Agreement.

10. Definition of Affiliate

In this agreement, the term Affiliate" means, with respect to any entity, any other person or entity who directly or indirectly controls, is controlled by, or is under direct or indirect common control with, such entity, and includes any entity in like relation to an Affiliate. A person or entity shall be deemed to "control" another entity if such person or entity possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other entity, whether through the ownership of voting securities, by contract or otherwise; and the term "controlled" shall have a similar meaning.

11. Jurisdiction; Waiver of Jury Trial.

For the purpose of any action that may be brought in connection with this Agreement, the Borrower and each Guarantor hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Massachusetts or of any federal court located in such state and waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Borrower or Guarantor at the address provided for in Section 8.8.  Service so made shall be deemed to be completed upon actual receipt at the address specified in said section.  The Borrower and each Guarantor waives the right to contest the jurisdiction and venue of the courts located in Suffolk County, Commonwealth of Massachusetts on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against the Trustee in any court outside Suffolk County, Commonwealth of Massachusetts,.  The provisions of this Section shall not limit or otherwise affect the right of the Trustee to institute and conduct an action in any other appropriate manner, jurisdiction or court.

NO PARTY TO THIS AGREEMENT, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE FOREGOING SHALL SEEK A JURY TRIAL IN ANY PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT RELATING TO SUCH INDEBTEDNESS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ANY OF THEM.  NO SUCH PERSON WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.  EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NEITHER THE TRUSTEE, NOR ANY REPRESENTATIVE, OR ATTORNEY OF THE TRUSTEE NOR ANY HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE TRUSTEE OR SUCH HOLDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER TRANSACTION DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.  THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCLOSED TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS.  NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the undersigned have executed this Guaranty and Suretyship Agreement on the date and year first above written.

Borrower:

SECURITY DEVICES INTERNATIONAL INC.

By:____________________________
Name:
Title:

Notice Information
25 Sawyer Passway,
Fitchburg, MA 01420  USA
Phone No.: (978) 868-5011
Fax No. Attention: Dean Thrasher, President and CEO

Guarantors:

SECURITY DEVICES INTERNATIONAL CANADA CORP.

By:____________________________
Name:
Title:

Notice Information
#300-125 Lakeshore Road E.,
Oakville, ON  L6J 1H3  Canada Phone No.: (905) 582-6402 X 104
Fax No.401-274-5707
Attention: [Dean Thrasher, President & CEO]

[Signature Page to Guaranty and Suretyship Agreement]

Trustee:

TSX TRUST COMPANY, in its capacity as Trustee

By:____________________________
Name:
Title:
Notice Information

200 University Avenue, Suite 300
 Toronto, Ontario M5H 4H1

Facsimile: 416-361-0470
Attention:  Vice President, Trust Services

[Signature Page to Guaranty and Suretyship Agreement]

JOINDER

The undersigned acknowledges that it is a Guarantor under the Guaranty and Suretyship Agreement, dated December 7, 2016 made by and among Security Devices International Inc. (the "Borrower") and the subsidiaries of the Borrower designated as "Guarantors" on the signature lines thereto in favor of TSX Trust Company as trustee under the Trust Indenture referred to therein, and hereby agrees to be bound by the foregoing Guaranty and Suretyship Agreement and to perform the covenants applicable to Guarantors contained or incorporated therein, and hereby confirms the accuracy of the representations and warranties made or incorporated therein insofar as such representation and warranties purportedly relate to the undersigned.

[_________________________________]

By:
Name:
Title:
Address:

Phone No.:
Fax No.:
Attention:

Schedule 4.4
BORROWER/SUBSIDIARY PLEDGE AGREEMENT

THIS BORROWER/SUBSIDIARY PLEDGE AGREEMENT (this "Agreement") is made as of the 7th day of December, 2016, by and among Security Devices International Inc., a Delaware corporation (together with its successors and permitted assigns, the "Borrower"), Security Devices International Canada Corp., a Canadian corporation (together with its successors and permitted assigns, "SDIC"), and TSX TRUST COMPANY, as trustee under the Trust Indenture referred to below (together with its successors and assigns in such capacity, the "Trustee").  SDIC and the Borrower are each referred to herein individually as a "Pledgor" and collectively as the "Pledgors."

Background

On the date hereof the Trustee and the Pledgors have entered into a Trust Indenture (as amended, extended, supplemented, restated, or otherwise modified from time to time, the "Trust Indenture"), under which debentures are to be issued on the terms and conditions described therein.

One of the requirements under the Trust Indenture is that the Pledgors shall have entered into this Agreement and shall have granted to the Trustee as trustee under the Trust Indenture a security interest in the Collateral (as defined below) to secure its obligations under the Trust Indenture and certain related documents and agreements as more fully set forth below.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and in consideration of the mutual covenants herein contained and other good and valuable consideration receipt of which is hereby acknowledged, agree as follows:

1. DEFINITIONS.
Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in, or by reference in, the Trust Indenture or the Uniform Commercial Code, as applicable.  The following terms shall have the following meanings:

"Collateral" shall mean:

(a) all Investment Property, Securities Entitlements and General Intangibles respecting ownership and/or other equity interests in each Subsidiary of a Pledgor, but in any event shall include, without limitation, the shares of capital stock and other securities of, or issued by, any of the entities listed on Schedule I hereto (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock of and/or other equity interests of any Subsidiary of a Pledgor obtained in the future by a Pledgor or in which a Pledgor shall have any rights, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing (all of the foregoing being referred to herein as the "Pledged Securities") and all rights of a Pledgor to receive monies due and to become due pursuant thereto and all other rights related to the Pledged Securities (all the foregoing being referred to herein as "Pledged Interests");
(b) all rights under the Organizational Documents of any Subsidiary of a Pledgor and all other agreements related to the Pledged Securities, as such documents and agreements may be amended, modified, supplemented and/or restated from time to time, and all rights of the Pledgors to receive monies due and to become due pursuant thereto;
(c) all other property which may be delivered to and held by the Trustee pursuant to the terms hereof of any character whatsoever into which any of the foregoing may be converted or which may be substituted for any of the foregoing; and
(d) all Proceeds of the Pledged Securities and Pledged Interests and of such other property, including, without limitation, all dividends, interest, cash, notes, securities, equity interests or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any of or all such Pledged Securities, Pledged Interests or other property.
"Event of Default" has the meaning given to such term in the Trust Indenture.

"Law" shall mean all common law and all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and order of courts or governmental authorities and all orders and decrees of all courts and arbitrators.

"Necessary Endorsement" shall mean undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Trustee may reasonably request.

"Organizational Documents" shall mean, with respect to any person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such person (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

"Proceeds" shall be used herein as defined in the Uniform Commercial Code but, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance (whether or not the Trustee is named as the loss payee thereof), indemnity, warranty or guaranty payable to a Pledgor or the Trustee from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever, cash and non-cash) made or due and payable to a Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority), (c) any and all amounts received when Collateral is sold, leased, licensed, exchanged, collected or disposed of, (d) any rights arising out of Collateral, (e) any dividends or other distributions associated with the Collateral, and (f) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

"Secured Obligations" shall mean, collectively, the following obligations of the Pledgors, whether now existing or hereafter incurred:
(a) (i) the payment by the Borrower, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Trust Indenture, and the other Security Agreements, including, without limitation, (A) all principal of and interest on the Debentures (including, without limitation, all interest that accrues after the commencement of any bankruptcy, reorganization or similar proceeding (an "Insolvency Proceeding") involving any Pledgor, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding), and (B) all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under the Trust Indenture or any of the Security Agreements; and
(b) the due performance and observance by each Pledgor of all of its other obligations from time to time existing in respect of the Trust Indenture of any of the Security Agreements, including without limitation, with respect to any conversion or redemption rights of the Holders under the Trust Indenture, for so long as they are outstanding.
"Uniform Commercial Code" shall mean the Uniform Commercial Code in effect on the date hereof and as amended from time to time, and as enacted in the Commonwealth of Massachusetts or in any state or states which, pursuant to the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts, has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time.  It is the intent of the parties that the definitions set forth above should be construed in their broadest sense so that Collateral will be construed in its broadest sense.  Accordingly if there are, from time to time, proposed changes to defined terms in the Uniform Commercial Code that broaden the definitions, they are incorporated herein and if existing definitions in the Uniform Commercial Code are broader than the amended definitions, the existing ones shall be controlling.  Similarly, the term "but in any event shall include" shall be construed to mean that each specifically enumerated item is included in the defined category whether or not it would otherwise be so included.  For example, where the phrase "as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to . . ." is used above, it means as defined in the Uniform Commercial Code except that if any of the enumerated types of items specified thereafter would not fall within the Uniform Commercial Code definition, they shall nonetheless be included in the applicable definition for purposes of this Agreement.

2. CREATION OF SECURITY INTEREST.
2.1 As security for the payment and performance in full of the Secured Obligations, each Pledgor hereby hypothecates, pledges, assigns, sets over and delivers unto the Trustee, and grants to the Trustee, for the benefit of the Holders, a continuing first priority security interest in all its right, title and interest in, to and under the Collateral, to have and to hold the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto; subject, however, to the terms, covenants and conditions hereinafter set forth.

2.2 Each Pledgor shall file in such office or offices as necessary or desirable such financing and continuation statements and amendments and supplements thereto (or similar documents required by any laws of any applicable jurisdiction), and such other documents as required to perfect, preserve and protect the security interests granted herein.

3. DELIVERY OF COLLATERAL.
3.1 At Time of Execution of Agreement.  Contemporaneously with the execution of this Agreement or, in any event, prior to the Closing Date, the Pledgors shall deliver or cause to be delivered to the Trustee (a) any and all certificates and other instruments representing or evidencing the Pledged Securities, (b) any and all certificates and other instruments or documents representing any of the other Collateral and (c) all other property comprising part of the Collateral, in each case along with the Necessary Endorsements.  The Pledgors are, contemporaneously with the execution hereof, delivering to the Trustee, or have previously delivered to the Trustee, a true and correct copy of each Organizational Document governing any of the Pledged Securities.
3.2 Subsequent Delivery of Collateral.  If any Pledgor shall become entitled to receive or shall receive any securities or other property in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Pledgor agrees to deliver to the Trustee such securities or other property, including, without limitation, shares of Pledged Securities or instruments representing Pledged Interests acquired after the Closing Date, or any options, warrants, rights or other similar property or certificates representing a stock dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of the Pledgor or any Subsidiary of the Pledgor but excluding dividends and interest permitted to be retained by the Pledgor under Section 5 hereof:
(a) The Trustee shall accept the same as the agent of the Holders and hold the same in trust on behalf of and for the benefit of the Holders.
(b) The Pledgors shall deliver any and all certificates or instruments evidencing the same to the Trustee on or before the close of business on the fifth (5th) Business Day following the receipt thereof by such Pledgor, in the exact form received together with the Necessary Endorsements, to be held by the Trustee subject to the terms of this Agreement, as additional Collateral.
4. REPRESENTATIONS AND WARRANTIES OF PLEDGOR.
4.1 Representations and Warranties.  Each Pledgor represents and warrants that each representation and warranty set forth in the Trust Indenture and the Security Agreements that relates to or refers to the Pledgor or the Collateral (or, in either case, any other term that is used with the same or similar meaning) is incorporated herein by reference and is true and correct on and as of the date hereof.  Without limiting the generality of the foregoing, each Pledgor further represents and warrants that:

(a) The Pledged Securities are not subject to any Organizational Document, statutory, contractual or other restriction governing their issuance, transfer, ownership or control which restriction would limit the effectiveness or enforceability of the pledge and security interest created under this Agreement.
(b) The capital stock and other equity interests listed on Schedule I hereto represent all of the capital stock and other equity interests of the Subsidiaries of the Pledgors held by the Pledgors in any Subsidiary of the Pledgors.
(c) The jurisdiction of formation and the chief executive office of the Pledgors and the other offices or places of business of the Pledgors or any offices where records concerning the Collateral are kept are set forth on Schedule II hereto.  No Pledgor is known by any other name except the name appearing on the signature page hereof.
(d) Each Pledgor has the corporate power to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary corporate action (including, without limitation, any consent of stockholders required by Law or by its Organizational Documents) to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes the authorized, valid and legally binding obligations of each Pledgor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.
(e) All of the Pledged Securities are validly issued, fully paid and nonassessable, and the Pledgors are the legal and beneficial owners of the Pledged Securities as reflected on Schedule I, free and clear of any Lien except for the security interests created by this Agreement and except for Permitted Liens (as defined in the Trust Indenture).
(f) The pledge of the Pledged Securities pursuant to this Agreement and the filing of the necessary financing statements (which filings have been duly made or will be made substantially simultaneously with the execution of this Agreement) create a valid and perfected first priority security interest in the Collateral securing payment of the Secured Obligations.
(g) The ownership and other equity interests in partnerships and limited liability companies (if any) included in the Collateral by their express terms do not provide that they are securities governed by Article 8 of the Uniform Commercial Code and are not held in a securities account or by any financial intermediary.
4.2 Survival of Representations and Warranties.  All the foregoing representations and warranties (including, without limitation, those incorporated by reference) shall survive the execution and delivery of this Agreement and shall continue until this Agreement is terminated as provided herein and shall not be affected or waived by any inspection or examination made by or on behalf of the Trustee or any Holder.
5. VOTING; DIVIDENDS.
5.1 Rights Prior To Default.  Other than during the existence of an Event of Default:
(a) each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of the Trust Indenture or the Security Agreements.
(b) Subject to and limited by the provisions set forth in the Trust Indenture and the other Security Agreements, each Pledgor shall be entitled to receive and retain any and all dividends, interest and other payments paid in respect of the Collateral, provided, however, that any and all:
(i) dividends or other payments paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral;
(ii) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid‑in‑surplus; and
(iii) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or exchange for, any Collateral, except as specifically permitted by the Trust Indenture, shall forthwith be delivered to the Trustee to hold as Collateral and shall, if received by a Pledgor, be received in trust for the benefit of the Trustee on behalf of the Holders, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to the Trustee as Collateral in the same form as so received (with any Necessary Endorsement).

The Trustee shall execute and deliver to the Pledgors all such proxies and other instruments as the Pledgors may reasonably request for the purpose of enabling the Pledgors to exercise the voting and other rights which they are entitled to exercise pursuant to paragraph (a) above and to receive the dividends or interest payments which they are authorized to receive and retain pursuant to paragraph (b) above.
5.2 Rights Upon Redemption Event.  Upon the occurrence of any event pursuant to which the Pledgor may be entitled to receive payment in exchange for the Pledged Securities pursuant to redemption rights, a put option or otherwise,
(a) Any funds payable to holders of the applicable Pledged Securities (a "Redemption Payment") shall be paid over to the Trustee to be held as additional Collateral and
(b) If a Pledgor for any reason receives all or any portion of a Redemption Payment, such Pledgor shall receive it in trust for the benefit of the Holders, shall segregate it from other funds of the holder, and shall pay it over to the Trustee to be held as additional Collateral.
5.3 Rights After a Default.  Upon the occurrence and during the continuation of an Event of Default and as more fully set forth in Section 10 below:
(a) Subject to Section 11 below, (i) upon notice to a Pledgor by the Trustee, all rights of such Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to subsection 5.1 above and (ii) all rights of such Pledgor to receive the dividends, interest and other payments which it would otherwise be authorized to receive and retain pursuant to subsection 5.1 above shall cease, and all such rights shall thereupon become vested in the Trustee who shall have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends, interest and other payments.
(b) All dividends, interest and other payments which are received by a Pledgor contrary to the provisions of paragraph (a) of this subsection 5.3 shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of such Pledgor and shall forthwith be paid over to the Trustee as Collateral in the same form as so received (with any Necessary Endorsement).
5.4 Liability of Trustee and of the Holders.  Nothing in this Agreement shall be construed to subject the Trustee or any Holder to liability as a partner in any Subsidiary of the Pledgor that is a partnership or as a member in any Subsidiary of the Pledgor that is a limited liability company, nor shall the Trustee or any Holder be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of such a Subsidiary or otherwise, unless and until the Trustee exercises its right to be substituted for the Pledgor as a partner or member, as applicable, pursuant hereto.

6. COVENANTS OF PLEDGOR.
6.1 Trust Indenture; Security Agreements; Voting; Sales.  Each of the covenants and agreements which is set forth or incorporated in the Trust Indenture or the Security Agreements and which is applicable to a Pledgor or the Collateral subject hereto (or, in either case, any other term that is used with the same or similar meaning) is incorporated herein by reference and each Pledgor agrees to perform and abide by each such covenant and agreement.  Without limiting the generality of the foregoing and in furtherance thereof, each Pledgor shall vote the Pledged Securities to comply with the covenants and agreements set forth in the Trust Indenture or the Security Agreements.  Without limiting the generality of the foregoing, no Pledgor shall sell or otherwise dispose of, or grant any option with respect to, any of the Collateral, except in connection with a sale or other disposition permitted under the provisions of the Trust Indenture or the other Security Agreements.
6.2 Proceeds of Collateral Disposition.  During the continuance of an Event of Default, at the Trustee's request, each Pledgor having Pledged Securities shall establish and maintain at all times a trust account with the Trustee, and all Proceeds not required to pay down the Secured Obligations in accordance with the Trust Indenture and the Security Agreements, before or after an Event of Default, shall be deposited directly and immediately into such account.  The Pledgors shall be responsible for all costs and fees arising with respect to such account at the standard rates.  The Pledgors expressly and irrevocably authorizes and consents to the ability of the Trustee to charge such trust account, in its sole discretion, and recover from the funds on deposit therein, from time to time and at any time, and apply those funds against any and all Secured Obligations.
6.3 Notice of Changes in Representations.  A Pledgor shall notify the Trustee in advance of any event or condition which would cause any representation and warranty set forth in Section 4.1 above to fail to be true, correct and complete.
6.4 Defense of Title.  Each Pledgor shall defend its and the Trustee's respective title and interest in and to the Collateral against all Liens except Permitted Liens.
7. FURTHER ASSURANCES.
Each Pledgor agrees that at any time and from time to time, at the expense of the Pledgors and their Subsidiaries, the Pledgors will, and will cause their Subsidiaries to, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Trustee may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

8. AGENT APPOINTED ATTORNEY-IN-FACT; MAY PERFORM CERTAIN DUTIES.
8.1 Appointment as Attorney-in-fact.  Effective upon the occurrence of an Event of Default, and so long as such Event of Default is continuing, each Pledgor hereby appoints the Trustee as its true and lawful agent, proxy and attorney-in-fact for the purpose of carrying out this Agreement and taking any action and executing any instrument which the Trustee may deem necessary or advisable  to accomplish the purposes hereof including, without limitation, the execution on behalf of such Pledgor of any financing or continuation statement with respect to the security interest created hereby and the endorsement of any drafts or orders which may be payable to such Pledgor in respect of, arising out of, or relating to any or all of the Collateral. This power shall be valid until the termination of the security interests created hereunder, any limitation under law as to the length or validity of a proxy to the contrary notwithstanding.  This appointment is irrevocable and coupled with an interest and any proxies heretofore given by a Pledgor to any other Person are revoked.  The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents to which each Pledgor or any Subsidiary of a Pledgor is subject or to which any is a party.

8.2 .  Registration of Securities.  Each Pledgor and each Subsidiary of a Pledgor shall register the pledge of the shares included in the Collateral in the name of the Trustee on the books of such Pledgor or such Subsidiary.  Upon the occurrence of an Event of Default, each Pledgor and each Subsidiary of a Pledgor shall at the direction of the Trustee register the shares included in the Collateral in the name of the Trustee on the books of such Pledgor and such Pledgor's Subsidiaries.
8.3 Performance of Pledgor's Duties.  In furtherance, and not by way of limitation, of the foregoing subsection 8.1, if (at any time either before or after the occurrence of an Event of Default) a Pledgor fails to perform any agreement contained herein, the Trustee may (but under no circumstance is obligated to) perform such agreement and any expenses incurred shall be payable by such Pledgor and its Subsidiaries; provided, however, that nothing herein shall be deemed to relieve a Pledgor from fulfilling any of its obligations hereunder.
8.4 Acts May Be Performed By Trustees and Employees.  Any act of the Trustee to be performed pursuant to this Section 8 or elsewhere in this Agreement may be performed by agents or employees of the Trustee.
9. STANDARD OF CARE.
9.1 In General.  No act or omission of any Holder (or agent or employee of any of the foregoing) shall give rise to any defense, counterclaim or offset in favor of the Pledgors or any claim or action against any such Holder(or agent or employee thereof), in the absence of gross negligence or willful misconduct of such Holder (or agent or employee thereof) as determined in a final, nonappealable judgment of a court of competent jurisdiction.  The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Trustee accords to other collateral it holds, it being understood that it has no duty to take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral or to preserve any rights of any parties and shall only be liable for losses which are a result of its gross negligence or willful misconduct as determined in a final, nonappealable judgment of a court of competent jurisdiction.
9.2 Reliance on Advice of Counsel.  In taking any action under this Agreement, the Trustee shall be entitled to rely upon the advice of counsel of the Trustee's choice and shall be fully protected in acting on such advice whether or not the advice rendered is ultimately determined to have been accurate.
9.3 No Obligation To Act.  The Trustee shall be entitled to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Holders and such instructions shall be binding upon all the Holders; provided, however, that the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement or any Security Document in the manner so requested unless, if so requested by the Trustee, it shall have been provided funding and indemnity from the Borrower or Holders satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with or in performing such request or direction.  No provisions of this Agreement or any Security Document shall otherwise be construed to require the Trustee to expend or risk its own funds or take any action that could in its judgment cause it to incur any cost, expenses or liability for which it is not specifically indemnified hereunder or under the Trust Indenture.  No provision of this Agreement or of any Security Document shall be deemed to impose any duty or obligation on the Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Trustee shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Trustee in such jurisdiction or impose a tax on the Trustee by reason thereof.
9.4 Action by Trustee.  Absent written instructions and satisfactory funding and indemnity from the Required Holders at a time when an Event of Default shall have occurred and be continuing, the Trustee shall have no obligation to take any actions under the Security Documents.

10. DEFAULT.
10.1 Certain Rights Upon Default.  In addition to any other rights accorded to the Trustee and the Holders hereunder, upon the occurrence and during the continuation of an Event of Default:
(a) The Trustee shall be entitled to receive any interest, cash dividends or other payments on the Collateral and, at the Trustee's option, to exercise in the Trustee's discretion all voting rights pertaining thereto as more fully set forth in Section 5 above.  Without limiting the generality of the foregoing, the Trustee shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as if it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or the Pledgors or any Subsidiary of a Pledgor.
(b) Each Pledgor and each Subsidiary of a Pledgor shall take any action necessary or required or requested by the Trustee in order to allow it fully to enforce the security interest in the Collateral hereunder and to realize thereon to the fullest extent possible, including, but not limited to, the filing of any claims with any court, liquidator, trustee, guardian, receiver or other like person or party.
(c) The Trustee shall have all of the rights of a Holder under the Uniform Commercial Code and any other applicable law including the right to sell on such terms as it may deem appropriate any or all of the Collateral at one or more public or private sales upon at least five (5) Business Days written notice to the Pledgors of the time and place of any public sale and of the date on which the Collateral will first be offered for sale in the case of any private sale.  The Trustee shall have the right to bid thereat or purchase any part or all the Collateral in its own or a nominee's name.  The Trustee shall have the right to apply the proceeds of the sale, after deduction for any costs and expenses of sale (including any liabilities incurred in connection therewith including reasonable attorneys' fees and allocated costs of attorneys who are employees of the Trustee), to the payment of the Secured Obligations, and to pay any remaining proceeds to the applicable Pledgor or its successors or assigns or to whomsoever may lawfully be entitled to receive the same or as a court of competent jurisdiction may direct, without further notice to or consent of such Pledgor and without regard to any equitable principles of marshalling or other like equitable doctrines.  Each Pledgor hereby acknowledges and agrees that the notice provided for above is reasonable and expressly waives any rights it may have of equity of redemption, stay or appraisal with respect to the Collateral.
(d) For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Trustee shall be free to carry out such sale pursuant to such agreement, and the applicable Pledgor shall not be entitled to the return of the Collateral or any portion thereof, notwithstanding the fact that after the Trustee shall have entered into such an agreement, any and all Events of Default shall have been remedied and the Secured Obligations paid in full.
(e) The Trustee shall have the right, with full power of substitution either in the Trustee's name or the name of any Pledgor, to ask for, demand, sue, collect and receive any and all moneys due or to become due under and by virtue of the Collateral and to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, provided, however, that nothing herein shall be construed as requiring the Trustee to take any action, including, without limitation, requiring or obligating the Trustee to make any inquiry as to the nature or sufficiency of any payment received, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.
(f) The Trustee shall be entitled to the appointment of a receiver or trustee for all or any part of the businesses of a Pledgor or a Subsidiary of a Pledgor, which receiver shall have such powers as may be conferred by law or the appointing authority.
10.2 Trustee May Exercise Less Than All Rights.  Each Pledgor hereby acknowledges and agrees that the Trustee is not required to exercise all remedies and rights available to it equally with respect to all of the Collateral, and the Trustee may select less than all of the Collateral with respect to which the remedies as determined by the Trustee may be exercised.
10.3 Duties of Pledgors and Subsidiaries of the Pledgors With Respect to Transferee.  In the event that, upon an occurrence of an Event of Default, the Trustee shall sell all or any of the Collateral to another party or parties (herein called "Transferee") or shall purchase or retain all or any of the Collateral, each Pledgor and each Subsidiary of such Pledgor shall:

(a) Deliver to the Trustee or Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of such Pledgor and each Subsidiary of such Pledgor;
(b) Use its best efforts to obtain resignations of the persons then serving as officers and directors of such Pledgor and each Subsidiary of such Pledgor, if so requested; and
(c) Use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Collateral to the Transferee or the purchase or retention of the Collateral by the Trustee and allow the Transferee or the Trustee to continue the business of the issuer.
11. SECURITIES LAW PROVISION.
Each Pledgor recognizes that the Trustee may be limited in its ability to effect a sale to the public of all or part of the Collateral by reason of certain prohibitions in the Securities Act of 1933, as amended, or other U.S. federal, state or foreign securities laws (collectively, the "Securities Laws"), and may be compelled to resort to one or more sales to a restricted group of Holders who may be required to agree to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Each Pledgor agrees that sales so made may be at prices and on terms less favorable than if the Collateral were sold to the public, and that the Trustee has no obligation to delay the sale of any Collateral for the period of time necessary to register the Collateral for sale to the public under the Securities Laws.  Each Pledgor and each Subsidiary thereof shall cooperate with the Trustee in its attempts to satisfy any requirements under the Securities Laws (including without limitation registration thereunder if requested by the Trustee) applicable to the sale of the Collateral by the Trustee.

12. SECURITY INTEREST ABSOLUTE; WAIVERS BY PLEDGORS.
12.1 Absolute Nature of Security Interest.  All rights of the Trustee hereunder, the grant of the security interest in the Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any of the terms of the Trust Indenture, the Security Agreements or any other instrument or document relating hereto or thereto, (b) any change in the amount, time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of any terms related thereto, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of any guaranty, or (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Pledgor or any other Person in respect of the Secured Obligations or in respect of this Agreement, the Trust Indenture or any other Security Agreement or any obligations hereunder or thereunder.
12.2 No Duty To Marshal Assets.  The Trustee shall have no obligation to marshal any assets in favor of the Pledgors or any other Person or against or in payment of any or all of the Secured Obligations.
12.3 Waiver with Right of Subrogation, Etc.  The Pledgors acknowledge that until all the Secured Obligations shall have been indefeasibly paid in full, the Pledgors shall have no right (and hereby waive any such right) of subrogation, reimbursement, or indemnity whatsoever, in respect of any Pledgor and any Subsidiary of a Pledgor, arising out of remedies exercised by the Trustee hereunder.
12.4 Compliance with Organizational Documents.  To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner, member, shareholder or other equity owner, as applicable, of any Subsidiary of a Pledgor or compliance with any provisions of the Organizational Documents of any Subsidiary of such Pledgor, such Pledgor hereby grants such consent and approval and waive any such noncompliance with the terms of said documents.
12.5 Waivers.  Each Pledgor hereby waives notice of acceptance of this Agreement.  Each Pledgor further waives presentment and demand for payment of any of the Secured Obligations, protest and notice of dishonor or default with respect to any of the Secured Obligations, and all other notices to which such Pledgor might otherwise be entitled, except as otherwise expressly provided in this Agreement or any of the other Security Agreements.  Each Pledgor (to the extent that it may lawfully do so) covenants that it shall not at any time insist upon or plead, or in any manner claim or take the benefit of, any stay, valuation, appraisal or redemption now or at any time hereafter in force that, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on this Agreement or any other Security Agreements; and each Pledgor (to the extent that it may lawfully do so) hereby expressly waives and relinquishes all benefit of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power in this Agreement or in any other Security Agreement delegated to the Trustee, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

12.6 Acknowledgment Regarding Waivers.  EACH PLEDGOR'S WAIVERS UNDER THIS SECTION 12 HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY AND AFTER SUCH PLEDGOR HAS BEEN APPRISED AND COUNSELED BY ITS ATTORNEY AS TO THE NATURE THEREOF AND ITS POSSIBLE ALTERNATIVE RIGHTS.
13. NON‑WAIVER AND NON‑EXCLUSIVE REMEDIES.
13.1 Non‑Exclusive Remedies.  No remedy or right herein conferred upon, or reserved to the Trustee is intended to be to the exclusion of any other remedy or right, but each and every such remedy or right shall be cumulative and shall be in addition to every other remedy or right given hereunder or under the Trust Indenture or any other Security Agreement or under law.
13.2 Delay and Non‑Waiver.  No delay or omission by the Trustee to exercise any remedy or right hereunder shall impair any such remedy or right or shall be construed to be a waiver of any Event of Default, or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or of a different nature.
14. NO IMPLIED WAIVERS.  No failure or delay on the part of the Trustee in exercising any right, power or privilege under this Agreement or the other Security Agreements and no course of dealing between a Pledgor, on the one hand, and the Trustee or the Holders, on the other hand, shall operate as a waiver of any such right, power or privilege.  No single or partial exercise of any right, power or privilege under this Agreement or the other Security Agreements precludes any other or further exercise of any such right, power or privilege or the exercise of any other right, power or privilege.  The rights and remedies expressly provided in this Agreement and the other Security Agreements are cumulative and not exclusive of any rights or remedies which the Trustee or the Holders would otherwise have.  No notice to or demand on the Pledgors in any case shall entitle the Pledgors to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of the Trustee or the Holders to take any other or further action in any circumstances without notice or demand.  Any waiver that is given shall be effective only if in writing and only for the limited purposes expressly stated in the applicable waiver.
15. EFFECT OF PLEDGE ON CERTAIN SHAREHOLDER RIGHTS.
If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of their class, designation, preference or rights) or other instruments that may be converted into voting equity ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of the Trustee's rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements of the issuer or any Pledgor to the contrary.

16. CONTINUING SECURITY INTEREST; HEIRS AND ASSIGNS.
This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until terminated pursuant to Section 16 below, (b) be binding upon each Pledgor, its successors and assigns and (c) inure to the benefit of the Trustee, the Holders and their respective successors, transferees and assigns provided, however, that no Pledgor shall be permitted to transfer any of its obligations hereunder except as otherwise permitted by the Trust Indenture.

17. TERMINATION OF AGREEMENT; RELEASE OF COLLATERAL.
17.1 Termination of Agreement.  At such time as all the Secured Obligations (as defined in the Trust Indenture) have been indefeasibly paid in full (including the conversion in full of the Debentures), then this Agreement shall terminate and the Collateral shall be released pursuant to subsection 17.2.

17.2 Duties of Trustee With Respect To Release of Collateral.  When this Agreement terminates pursuant to subsection 17.1 above, the Trustee shall reassign and deliver to the Pledgors, or to such Person or Persons as the Pledgors shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Trustee pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release, all without any recourse to, or warranty whatsoever by, the Trustee, at the sole cost and expense of the Pledgors.
17.3 Release of Certain Collateral.  Effective upon the closing of a sale or other disposition of any Collateral and the application of proceeds in conformity with the provisions of the Trust Indenture, and receipt by the Trustee of a certification to such effect from an authorized officer of the Borrower, the security interest in the assets which are the subject of the sale or other disposition (the "Sold Collateral") shall terminate.  The Trustee shall thereupon reassign and deliver to the applicable Pledgors, or to such Person as such Pledgors shall designate, against receipt, the Sold Collateral, together with appropriate instruments or reassignment and release, all without any recourse to, or warranty whatsoever by, the Trustee, at the sole cost and expense of such Pledgors.
18. PAYMENT OF COSTS AND EXPENSES; INDEMNITIES.  Without limiting any other cost reimbursement or expense reimbursement provisions in the Trust Indenture or the Security Agreements,
18.1 Payment of Costs and Expenses.  Upon demand, the Pledgors shall pay to the Trustee the amount of any and all reasonable expenses incurred by the Trustee and the Holders hereunder or in connection herewith, including, without limitation, reasonable fees of counsel to the Trustee and the Holders and those other expenses that may be incurred in connection with (a) the administration of this Agreement (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Trustee or the Holders hereunder or (d) the failure of the Pledgors to perform or observe any of the provisions hereof.
18.2 Fees.  Each Pledgor shall, upon demand, pay to the Trustee such reasonable fees (in addition to its expenses) for its services as the Trustee as may be agreed upon from time to time between the Trustee and the Pledgors.
18.3 Indemnification.  Each Pledgor shall indemnify, reimburse and hold harmless all Indemnitees from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final nonappealable decision of a court of competent jurisdiction.
18.4 Taxes.  Each Pledgor shall pay to the Trustee, upon demand, the amount of any taxes which the Trustee may have been required to pay by reason of the security interests established pursuant to this Agreement (including any applicable transfer taxes).
18.5 Additional Obligations.  Any amounts payable pursuant to this Section 18 shall be additional Secured Obligations secured hereby.
19. MISCELLANEOUS PROVISIONS.
19.1 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law).
19.2 Specific Performance.  Each Pledgor hereby authorizes the Trustee and the Holders to demand specific performance of this Agreement at any time when a Pledgor shall have failed to comply with any provision hereof, and each Pledgor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor.
19.3 Successors and Assigns.  Except as otherwise provided in the Trust Indenture, the Trustee may assign or transfer this Agreement and any or all rights or obligations hereunder without the consent of the Pledgors and without prior notice.  No Pledgor shall assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the Trustee or as expressly provided in the Trust Indenture.  The rights and privileges of the Trustee and the Holders under this Agreement shall inure to the benefit of their respective successors, assigns and participants.  All promises, covenants and agreements of each Pledgor contained in this Agreement shall be binding upon personal representatives, heirs, successors and assigns of such Person.  Notwithstanding the foregoing, if there is any assignment of any obligations by operation of law or in contravention of the terms of this Agreement or otherwise, then all covenants, agreements, representations and warranties made herein or pursuant hereto by or on behalf of a Pledgor shall bind the successors and assigns of such Pledgor, jointly and severally (if applicable), together with the pre-existing Pledgor whether or not such new Pledgor shall execute a joinder to this Agreement. Any corporation into which the Trustee is amalgamated or with which it is consolidated or to which all or substantially all of its corporate trust business is sold or is otherwise transferred or any corporation resulting from any consolidation or amalgamation to which the Trustee is a party shall become the successor Trustee under this Agreement, without the execution of any document or any further act; provided that such successor Trustee is a corporation qualified to carry on the business of a trust corporation in Canada or the province of Ontario.

19.4 Amendments and Waivers.  This Agreement represents the entire agreement between the parties with respect to the transactions contemplated herein and, except as expressly provided herein, shall not be affected by reference to any other documents.  The Holders holding more than 50% of the total outstanding principal balance of the Trust Indenture (the "Required Holders") shall have the right to direct the Trustee, from time to time, to consent to any amendment, modification or supplement to or waiver of any provision of this Agreement and to release any Collateral from any lien or security interest held by the Trustee; provided, however, that (i) no such direction shall require the Trustee to consent to the modification of any provision or portion thereof which (in the sole judgment of the Trustee) is intended to benefit the Trustee, (ii) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine in good faith that the directed action is not permitted by the terms of this Agreement or may not lawfully be taken and (iii) no such direction shall waive or modify any provision of this Agreement the waiver or modification of which requires the consent of all Holders unless all Holders consent thereto.  The Trustee may rely on any such direction given to it by the Required Holders and shall be fully protected in relying thereon, and shall under no circumstances be liable, except in circumstances involving the Trustee's gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction, to any holder of Debentures or any other person or entity for taking or refraining from taking action in accordance with any direction or otherwise in accordance with this Agreement.
19.5 Notices and Communications.  Any notice contemplated herein or required or permitted to be given hereunder shall be made in the manner set forth in the Trust Indenture and delivered at the addresses set forth on the signature pages to this Agreement, or to such other address as any party hereto may have last specified by written notice to the other party or parties.
19.6 Headings; Counterparts.  Headings to this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, taken together, shall constitute one instrument.  Delivery of a photocopy or telecopy of an executed counterpart of a signature page to this Agreement shall be as effective as delivery of a manually executed counterpart of such signature page.
19.7 Severability.  Every provision of this Agreement is intended to be severable.  If any of the provisions or terms of this Agreement shall for any reason be held to be invalid or unenforceable such invalidity or unenforceability shall not affect any of the other terms hereof, but this Agreement shall be construed as if such invalid or unenforceable term had never been contained herein.  Any such invalidity or unenforceability of any term or provision in this Agreement in a particular jurisdiction shall not be deemed to render a provision invalid or unenforceable in any other jurisdiction.
19.8 Relationship with Trust Indenture.  To the extent that any provision of this Agreement is inconsistent with any provision of the Trust Indenture, the terms of the Trust Indenture shall control.
19.9 Consent to Jurisdiction, Service and Venue; Waiver of Jury Trial.  For the purpose of any action that may be brought in connection with this Agreement, each Pledgor hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Massachusetts or of any federal court located in such state and waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to such Pledgor at the address provided for in Section 19.5 (Notices and Communications).  Service so made shall be deemed to be completed upon actual receipt at the address specified in said section.  Each Pledgor waives the right to contest the jurisdiction and venue of the courts located in Suffolk County, Commonwealth of Massachusetts on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against (a) the Trustee in any court outside the Suffolk County, Commonwealth of Massachusetts, or (b) any Holder other than in a state within the United States designated by such Holder.  The provisions of this Section shall not limit or otherwise affect the right of the Trustee or any Holder to institute and conduct an action in any other appropriate manner, jurisdiction or court.
NO PARTY TO THIS AGREEMENT, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE FOREGOING SHALL SEEK A JURY TRIAL IN ANY PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER SECURITY AGREEMENT RELATING TO SUCH INDEBTEDNESS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ANY OF THEM.  NO SUCH PERSON WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.  EACH PARTY TO THIS AGREEMENT (a) CERTIFIES THAT NEITHER THE TRUSTEE NOR ANY REPRESENTATIVE, OR ATTORNEY OF THE TRUSTEE NOR ANY HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE TRUSTEE OR SUCH HOLDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.  THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCLOSED TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS.  NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

19.10 Subordinate Security.  The security granted under this Agreement is subordinate to the security granted in favour of Northeast Industrial Partners, LLC (the "Collateral Agent"), as collateral agent for the purchasers of senior secured notes issued on the date of this agreement.  Any obligation on the part of the Pledgors to deliver any certificates, documents or other property under this Agreement, and any entitlement on the part of the Trustee to receive dividends or other distributions or to exercise any voting rights attached to the Pledged Securities, is subordinate to the rights of the Collateral Agent and the holders from time to time of the senior secured notes.  The Company shall not be in default hereunder only by reason of its inability to deliver any such certificates, documents, dividends or other property, or to allow the Trustee to exercise any voting rights, due to the prior rights of the Collateral Agent; provided that as soon as the Collateral Agent ceases to have the right to hold any certificates, documents or other property required to be delivered to the Trustee under this Agreement or to exercise any such votes or to receive any such dividends or other distributions, the Company shall comply with its obligations under this Agreement in that regard.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective authorized officers on the date first above written.

PLEDGOR:
SECURITY DEVICES INTERNATIONAL INC.

By:____________________________
Name:
Title:

Notice Information
25 Sawyer Passway,
Fitchburg, MA 01420  USA
Phone No.: (978) 868-5011
Fax No. Attention: Dean Thrasher, President and CEO

PLEDGOR:
SECURITY DEVICES INTERNATIONAL CANADA CORP.

By:____________________________
Name:
Title:

Notice Information
#300-125 Lakeshore Road E.,
Oakville, ON  L6J 1H3  Canada Phone No.: (905) 582-6402 X 104
Fax No. 401-274-5707
Attention: [Dean Thrasher, President & CEO]

[Signature Page to Borrower/Subsidiary Pledge Agreement]

TRUSTEE:

TSX TRUST COMPANY, in its capacity as Trustee

By:____________________________
Name:
Title:

By:____________________________
Name:
Title:

Notice Information

200 University Avenue, Suite 300
Toronto, Ontario M5H 4H1

Facsimile: 416-361-0470
Attention:  Vice President, Trust Services

[Signature Page to Borrower/Subsidiary Pledge Agreement]

Schedule I

Pledged Securities

1.	100 common shares in the capital of Security Devices International Canada Corp. issued to Security Devices International Inc. and being certificate no. 2

Schedule II

Locations of Pledgors

Security Devices International Inc.

125 Lakeshore Road East, Suite 300
Oakville, ON L6J 1H3
Canada

State of Formation:  Delaware

Other places of business:

25 Sawyer Passway
Fitchburg, Massachusetts 01420
United States of America

and

9325 Puckett Road
Perry, Florida 32348
United States of America

Security Devices International Canada Corp.

Chief Executive Office:
#300-125 Lakeshore Road East,
Oakville, ON  L6J 1H3  Canada

State of Formation:  Canada

Other places of business:

None

Schedule 4.6
FORM OF ADDITIONAL OBLIGOR JOINDER
Reference is made to the trust indenture (the "Trust Indenture") dated as of December 7, 2016 made by Security Devices International Inc.(the "Company"), Security Devices International Canada Corp. (the "Guarantor") and TSX Trust Company (the "Trustee").  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Trust Indenture.
The undersigned hereby agrees that upon delivery of this Additional Obligor Joinder to the Trustee or its successor, the undersigned shall (a) be an Additional Obligor under the Trust Indenture, (b) have all the rights and obligations of the Guarantor under the Trust Indenture as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations, warranties and covenants set forth in the Trust Indenture on the part of the Guarantor as of the date of execution and delivery of this Additional Obligor Joinder and at any future dates that such representations must be restated pursuant to the terms of the Trust Indenture.
Attached hereto is a supplemental Schedule 1.1(pp) to the Trust Indenture
The undersigned acknowledges receipt from the Company of a correct and complete copy of the Trust Indenture and consents to all of the provisions of the Trust Indenture as in effect on the date hereof.
An executed copy of this Additional Obligor Joinder shall be delivered to the Trustee, and the Trustee and the Holders may rely on the matters set forth herein on or after the date hereof.  This Additional Obligor Joinder shall not be modified, amended or terminated without the prior written consent of the Trustee.
IN WITNESS WHEREOF, the undersigned has caused this Additional Obligor Joinder to be executed in the name and on behalf of the undersigned.
Dated:
[Name of Additional Obligor]
By:
Name:
Title:

Address:

Schedule 5.1(b)
INTERCREDITOR AND SUBORDINATION AGREEMENT
This Intercreditor and Subordination Agreement (this "Agreement") is made as of December 7, 2016, by and among Northeast Industrial Partners, LLC, as Agent (the "Agent") for the Noteholders (as hereinafter defined), TSX Trust Company, as trustee (in such capacity, the "Trustee") under the Indenture (as hereinafter defined) on behalf of the Debentureholders (as defined below), and solely for purposes of acknowledging this Agreement, Security Devices International, Inc., a Delaware corporation (the "Company").

Recitals

A. The Company has obtained certain loans or other credit accommodations from the Noteholders and the Debentureholders, which are or may be from time to time secured by assets and property of the Company.
B. Pursuant to a Trust Indenture dated as of December 7, 2016 entered into between the Company and Trustee (as the same may hereafter be amended, renewed, extended, restated, supplemented or otherwise modified from time to time, the "Indenture"), the Company has sold its 12% Secured, Subordinated Convertible Debentures (as in effect on the date hereof (the "Subordinate Debentures") in the aggregate original principal amount of CAD $1,549,000 to certain investors (the "Debentureholders") in exchange for its 12% unsecured debentures dated August 6, 2014 ("Unsecured Debentures") in equal principal amount previously held by the Debentureholders.
C.  Pursuant to a Note Purchase Agreement dated as of December 7, 2016 (as the same may hereafter be amended, renewed, extended, restated, supplemented or otherwise modified from time to time, the "Note Purchase Agreement") among the Company, the Agent, and the Noteholders who may from time to time become parties thereto (the "Noteholders"), the Company has sold to the Noteholders its 10% Senior Secured Convertible Notes (as in effect on the date hereof, the "Notes") in the aggregate original principal amount of  USD$1,500,000.
D. Pursuant to the Note Purchase Agreement, the Company has executed and delivered, and has caused each of its Subsidiaries (as defined in Section 3(a) of the Note Purchase Agreement) to execute and deliver, as applicable, a Security Agreement (the "Security Agreement"), a Security Agreement - Trademarks, Patents and Copyrights (the "IP Security Agreement"), a Guaranty and Suretyship Agreement (the "Guaranty") and a Borrower/Subsidiary Pledge Agreement (the "Pledge Agreement"), in favor of the Agent for the benefit of all of the Noteholders, pursuant to which the Company and its Subsidiaries have granted a security interest in all of their respective properties and assets in order to secure the Company's obligations under the Notes and the Subsidiaries' obligations under the Guarantees.
E. Pursuant to the Indenture, the Company and its Subsidiaries have granted a security interest in certain properties and assets of the Company and the Subsidiaries in order to secure the Company's obligations under the Subordinate Debentures, which security interest is subordinate to the security interest granted to the Noteholders, and the Trustee is authorized to enter into a subordination agreements to subordinate the security interest  in favor of the Noteholders as contemplated by the Indenture .
F. To induce Noteholders to purchase the Notes and, at any time or from time to time, at Noteholders' option, to grant such renewals or extension of the Notes, any extension of credit, purchase, or other accommodation as the Noteholders may deem advisable, the Debentureholders are willing to subordinate: (i) all of the Company's and its Subsidiaries indebtedness and obligations to Debentureholders (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations), whether presently existing or hereafter arising under the Indenture and the Subordinate Debentures (the "Junior Debt") to all of the Company's' and Guarantors' indebtedness and obligations to the Noteholders presently existing or hereafter arising under the Senior Loan Documents (as defined hereafter); and (ii) all of Debentureholders' lien, pledge, charge, security interest or encumbrance of any kind ("Lien"), if any, to all of Noteholders' Lien in the Company's  and each Guarantor's assets and property and any other property given to Noteholders as collateral for the Senior Debt (as defined hereafter).

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:
1. Trustee, on behalf of the Debentureholders, subordinates to the Agent and the Noteholders any Lien that the Debentureholders may have in any assets and/or property of the Company and its Subsidiaries and any other property given to the Noteholders as collateral for the Senior Debt.  Notwithstanding (i) anything to the contrary contained in any loan document evidencing and executed in connection with the Senior Debt including, without limitation, all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company creating (or purporting to create) a Lien upon in any property of the Company and all proceeds thereof (the "Collateral") (as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms, collectively, the "Senior Loan Documents"), (ii) time of incurrence of Senior Debt or the Junior Debt, (iii) the respective dates or the method of attachment or perfection of the Lien of the Debentureholders and the Lien of the Agent and/or Noteholders or (iv) the rules for determining priority under any law governing relative priorities of Liens, any and all Liens given pursuant to any Senior Loan Document in any Collateral now held existing or hereafter held by the Agent and/or Noteholders, regardless of how acquired, shall at all times be senior, superior and prior to the Lien of the Debentureholders on the Collateral.  Trustee, on behalf of the Debentureholders, hereby (a) acknowledges and consents to (i) the Company granting to the Agent on behalf of the Noteholders a Lien on the Collateral, (ii) the Agent and/or Noteholders filing any and all financing statements and other documents and taking any other action(s) as deemed necessary by the Agent and/or the Noteholders in order to perfect the Agent's and/or Noteholders' Lien on the Collateral, and (iii) the entering into of the Senior Loan Documents in connection therewith by the Company, (b) acknowledges and agrees that the Senior Debt, the entering into of the Senior Loan Documents in connection therewith by the Company, and the security interest granted by the Company to Agent and/or the Noteholders in the Collateral shall be permitted under the provisions of the Junior Debt documents (notwithstanding any provision of the Junior Debt documents to the contrary), (c) acknowledges, agrees and covenants that Trustee shall not (and hereby waives any right to) contest, challenge or dispute the validity, attachment, perfection, priority or enforceability of Agent's and/or Noteholders' Lien on the Collateral, or the validity, priority or enforceability of the Senior Debt, and (d) acknowledges and agrees that the provisions of this Agreement will apply fully and unconditionally even in the event that the Agent's and/or Noteholders' Lien on the Collateral (or any portion thereof) shall be unperfected.
2. Subject to Section 3 below, all Junior Debt is subordinated in right of payment to all indebtedness and obligations of the Company and the Guarantors to the Noteholders (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations), whether presently existing or arising in the future under the Senior Loan Documents, including, without limitation, all costs of collecting such obligations (including attorneys' fees), including, without limitation, all interest accruing after the commencement by or against the Company of any bankruptcy, reorganization or similar proceeding (such indebtedness and obligations, collectively, the "Senior Debt").
3. Subject to Section 5 below, Trustee will not demand or receive from the Company (and the Company shall not pay to Trustee or any Debentureholder) all or any part of the Junior Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Trustee exercise any right or remedy with respect to any assets or property of the Company, nor will Trustee accelerate the Junior Debt, or commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against the Company, until such time as (a) the Senior Debt has been indefeasibly and fully paid in cash, (b) the Noteholders have no commitment or obligation under the Note Purchase Agreement to lend any further funds to the Company, and (c) all financing agreements between the Agent and/or the Noteholders and the Company are terminated (upon the occurrence of all of the above, a "Full Discharge of Senior Debt"); provided, however, that this Agreement shall automatically be reinstated in the event that any Noteholder is ever required to return or restore the payment of all any portion of the Senior Debt (all as though such payment had never been made).  Notwithstanding the foregoing prohibition on Trustee receiving (and the Company paying) any of the Junior Debt, provided that an Event of Default pursuant to the Senior Loan Documents has not occurred and is not continuing and would not exist immediately after such payment, Trustee shall be entitled to receive (and the Company shall be entitled to pay) each regularly scheduled, non-accelerated payment of non-default interest as and when due and payable in accordance with the terms of the Indenture and the Subordinate Debentures and the maximum principal amount of CAD $1,549,000 when payable under the terms of the Indenture and the Subordinate Debentures.  Nothing in this Agreement shall prohibit a Debentureholder from converting all or any part of the Junior Debt into equity securities of the Company in accordance with the terms of the Subordinated Debentures.
4. Trustee shall promptly deliver to Agent in the form received (except for endorsement or assignment by Trustee where required by Agent) for application to the Senior Debt any payment, distribution, security or proceeds received by Trustee with respect to the Junior Debt other than in accordance with this Agreement.
5. Notwithstanding Section 3, unless and until Trustee has received written notice from the Agent that there has been a Full Discharge of Senior Debt, Trustee may not take any enforcement or other remedial action (including the exercise of any right of set-off) with respect to the Company or any collateral given by the Company or any of the Guarantors and held on account of the Junior Debt or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure);  provided, however, that Trustee may take such enforcement or remedial action after the date that is one hundred eighty (180) days after the later (such later period, the "Standstill Period") of:

(i)	the date on which Trustee first declares the existence of event of default under any document, instrument or agreement evidencing or relating to the Junior Debt; and
(ii)
Trustee has given Agent written notice of its intention to take such enforcement or remedial action in a letter that specifically references this section and indicates what actions are contemplated (an "Enforcement Action Notice").

6. Agent may, but shall have no obligation to, cure all or any defaults set forth in the Enforcement Action Notice.  Further, if, prior to the expiration of the Standstill Period, Agent has commenced a judicial proceeding or non-judicial actions to collect or enforce the Senior Debt or foreclose on any Collateral for the Senior Debt, or a case or proceeding by or against the Company is commenced under the federal Bankruptcy Code or any other insolvency law, then such period shall be extended during the continuation of such proceedings and actions until the Full Discharge of Senior Debt or the written consent of Agent to such termination.  The Company also hereby expressly acknowledges and agrees that the delivery of any Enforcement Action Notice by Trustee to Agent shall be an immediate Event of Default under the Senior Loan Documents, for which there shall be no grace or cure period.
7. In the event of the Company's insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, including, without limitation, any voluntary or involuntary bankruptcy, insolvency, receivership or other similar statutory or common law proceeding or arrangement involving the Company, the readjustment of its liabilities, any assignment for the benefit of its creditors or any marshalling of its assets or liabilities (each, an "Insolvency Proceeding"), (a) this Agreement shall remain in full force and effect in accordance with Section 510(a) of the United States Bankruptcy Code, (b) the Collateral shall include, without limitation, all Collateral arising during or after any such Insolvency Proceeding, and (c) claims of Agent and Noteholders against the Company and the estate of the Company shall be paid in full before any payment is made to Trustee or Debentureholders.
8. Trustee shall give Agent prompt written notice of the occurrence of any default or event of default under any document, instrument or agreement evidencing or relating to the Junior Debt, and shall, simultaneously with giving any notice of default to the Company, provide Agent with a copy of any notice of default given to the Company.  Trustee and the Company acknowledge and agree that any default or event of default under the Junior Debt documents shall be deemed to be a default and an Event of Default under the Senior Loan Documents.
9. Trustee shall not accept or reject any plan of reorganization or arrangement on behalf of Trustee and/or Debentureholders and shall not otherwise vote claims of Trustee and/or Debentureholders in respect of the Junior Debt in a manner that the Agent has notified Trustee in writing would be adverse to the rights of Agent and/or Noteholders under this Agreement.  In addition to and without limiting the foregoing: (x) until the Full Discharge of Senior Debt, Trustee shall not commence or join in any involuntary bankruptcy petition or similar judicial proceeding against the Company in its capacity as trustee under the Indenture or on behalf of the Debentureholders, and (y) if an Insolvency Proceeding occurs: (i) Trustee shall not assert, without the prior written consent of Agent, any claim, motion, objection or argument in respect of the Collateral in connection with any Insolvency Proceeding which could otherwise be asserted or raised in connection with such Insolvency Proceeding, including, without limitation, any claim, motion, objection or argument seeking adequate protection or relief from the automatic stay in respect of the Collateral, (ii) Agent may consent to the use of cash collateral on such terms and conditions and in such amounts as Agent shall in good faith determine without seeking or obtaining the consent of Trustee as (if applicable) holder of an interest in the Collateral or to permit any of the Company to obtain financing, whether from Agent or any other Person under Section 364 of the United States Bankruptcy Code or any similar bankruptcy law that is secured by Liens that are senior to or on a parity with all Liens on any or all of Collateral (the "DIP Financing"), (iii) if use of cash collateral by the Company is consented to by Agent or such DIP Financing is permitted by Agent, Trustee shall not oppose such use of cash collateral or such DIP Financing on the basis that the interest of Trustee in the Collateral (if any) is impaired by such sale or inadequately protected as a result of such sale, or on any other ground, (iv) will agree and consent to the subordination of all Liens held by Trustee to the Liens on the Collateral securing such DIP Financing (and all obligations relating thereto) and (v) Trustee shall not object to, or oppose, any sale or other disposition of any assets comprising all or part of the Collateral, free and clear of security interests, liens and claims of any party, including Trustee, under Section 363 of the United States Bankruptcy Code or otherwise, on the basis that the interest of Trustee in the Collateral (if any) is impaired by such sale or inadequately protected as a result of such sale, or on any other ground (and, if directed by Agent, Trustee shall affirmatively and promptly consent to such sale or disposition of such assets), if Agent has consented to, or supports, such sale or disposition of such assets.
10. The Company has provided Agent with true and correct copies of all of the documents evidencing or relating to the Junior Debt.

11. No amendment or modification of the documents evidencing or relating to the Junior Debt shall directly or indirectly amend or modify the provisions of this Agreement in any manner without the prior written consent of the Agent.  Subject to Section 5, Agent shall have the sole and exclusive right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of the assets or property of the Company or Guarantors except in accordance with the terms of the Senior Debt. Upon written notice from Agent to Trustee of Agent's agreement to release its lien on all or any portion of the Collateral in connection with the sale, transfer or other disposition thereof by Agent (or by the Company or a Guarantor with consent of Agent), Trustee shall be deemed to have also, automatically and simultaneously, released its lien on the Collateral, and Trustee shall upon written request by Agent, promptly take such action as shall be necessary or appropriate to evidence and confirm such release.  All proceeds resulting from any such sale, transfer or other disposition shall be applied first to the Senior Debt until payment in full thereof, with the balance, if any, to the Junior Debt, or to any other entitled party.  If Trustee fails to release its lien as required hereunder, Trustee hereby appoints Agent as attorney in fact for Trustee with full power of substitution to release Trustee's liens as provided hereunder.  Such power of attorney being coupled with an interest shall be irrevocable.
12. All necessary action on the part of Agent and Trustee, and their respective officers, directors, managers, members and shareholders, as applicable, necessary for the authorization of this Agreement and the performance of all respective obligations of Agent and Trustee hereunder have been taken.  This Agreement constitutes the legal, valid and binding obligation of Agent and Trustee, enforceable against Agent and Trustee in accordance with its terms.  The execution, delivery and performance of and compliance with this Agreement by Agent and Trustee will not (a) result in any material violation or default of any term of any of Agent's or Trustee's respective charter, formation or other organizational documents (such as Articles or Certificate of Incorporation, bylaws, partnership agreement, operating agreement, etc.) or (b) violate any material applicable law, rule or regulation.
13. If, at any time after the Full Discharge of Senior Debt any payments of the Senior Debt must be disgorged by Agent for any reason (including, without limitation, any Insolvency Proceeding), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Trustee shall immediately pay over to Agent all payments received with respect to the Junior Debt to the extent that such payments would have been prohibited hereunder.  At any time and from time to time, without notice to Trustee, Agent may take such actions with respect to the Senior Debt as Agent, in its sole discretion, may deem appropriate, including, without limitation, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise modifying or amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights and remedies against the Company or any other person.  No such action or inaction shall impair or otherwise affect Agent's rights hereunder.  Trustee waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and Trustee agrees that it shall not assert any such defenses or rights.
14. This Agreement shall bind any successors or assignees of Trustee and shall benefit any successors or assigns of Agent, provided, however, Trustee agrees that, prior and as conditions precedent to Trustee assigning all or any portion of the Junior Debt: (a) Trustee shall give Agent prior written notice of such assignment, and (b) such successor or assignee, as applicable, shall execute a written agreement whereby such successor or assignee expressly agrees to assume and be bound by all terms and conditions of this Agreement with respect to Trustee.  Any corporation into which the Trustee is amalgamated or with which it is consolidated or to which all or substantially all of its corporate trust business is sold or is otherwise transferred or any corporation resulting from any consolidation or amalgamation to which the Trustee is a party shall become the successor Trustee under this Agreement, without the execution of any document or any further act; provided that such successor Trustee is a corporation qualified to carry on the business of a trust corporation in Canada or the province of Ontario.
15. This Agreement shall remain effective until the earlier of (i) its termination in writing by Agent, or (ii) indefeasible payment in full of the Senior Debt. The Agent shall provide written notice to Trustee upon the occurrence of the Full Discharge of Senior Debt, with a copy to the Company.  This Agreement is solely for the benefit of the Agent, the Noteholders, the Trustee and the Debentureholders and not for the benefit of the Company or any other party.  Trustee further agrees that if the Company is in the process of refinancing any portion of the Senior Debt with a new lender or lenders, and if Agent makes a request of Trustee, Trustee shall agree to enter into a new subordination agreement with the new lender on substantially the same terms and conditions of this Agreement.
16. Trustee hereby agrees to execute such documents and/or take such further action as Agent may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, without limitation, ratifications and confirmations of this Agreement from time to time hereafter, as and when requested by Agent.  Notwithstanding the provisions of this Agreement or any other provision of the Indenture, the  Trustee will not be charged with knowledge of the existence of any default in the payment of Senior Debt permitting the Agent to accelerate the maturity thereof, unless and until the  Trustee has received written notice (the "Written Notice") thereof from the Company or the Agent. Until such time as Written Notice has been given to the  Trustee, the Trustee shall be entitled to apply any monies deposited with it hereunder for the purpose of making payment of or on account of the principal of or interest on the Subordinate Debentures.
17. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

18. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to conflicts of laws principles.  Trustee and Agent submit to the non-exclusive jurisdiction of the state and federal courts located in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind, against it which arises out of or by reason of this Agreement.  TRUSTEE AND AGENT WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.
19. All notices, demands, requests, consents, approvals or other communications required, permitted, or desired to be given hereunder shall be in writing sent by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 19. Any such notice, demand, request, consent, approval or other communication shall be deemed to have been received: (a) three (3) business days after the date mailed, (b) on the date of delivery by hand if delivered during business hours on a business day (otherwise on the next business day) and (c) on the day it is received (or the next business day if such day is not a business day)if sent by an overnight commercial courier, in each case addressed to the parties as follows:
To Agent:

Northeast Industrial Partners, LLC
107 Audubon Road, Suite 201
Wakefield, MA, USA 01880
Telephone: (339) 219-0302
Facsimile:
Attention:  Bryan S. Ganz, Manager

To Trustee:

TSX Trust Company
200 University Avenue, Suite 300
Toronto, Ontario M5H 4H, Canada
Facsimile:  (416) 361-0470
Attention:  Vice President, Trust Services

with a copy to:

Name
Address
Address
Attention:

To the Company:

Security Devices International, Inc.
#300-125 Lakeshore Road E.,
Oakville, ON  L6J 1H3  Canada
Attention:  Dean Thrasher, President & CEO                                  \

with copies to:

Hinckley, Allen & Snyder LLP
50 Kennedy Plaza, Suite 1500
Providence, RI 02903
Facsimile:  (401) 277-9600
Attention:  Margaret D. Farrell, Esq.

and

Beard Winter LLP
130 Adelaide St. W., Suite 701
Toronto, ON  M5H 2K4, Canada
Facsimile: (416) 593-7760
Attention: Erik J. Fish, Esq.

20. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments.    This Agreement may be amended only by written instrument signed by Trustee and Agent, and a copy will be provided to the Company.
[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.
"Trustee"
TSX TRUST COMPANY, as Trustee under the
Indenture (as defined herein)

By:____________________________________
Name:
Title:

By:____________________________________
Name:
Title:

"Agent"
NORTHEAST INDUSTRIAL PARTNERS, LLC, in
its capacity as Collateral Agent for the Noteholders (as
defined herein)

By:__________________________________
Name: _______________________________
Title: ________________________________

The undersigned approves the terms of this Agreement:
"Company"
SECURITY DEVICES INTERNATIONAL, INC. By: __________________________________ Name: Dean Thrasher Title: Chief Executive Officer